Exhibit 10.4

One Financial Place

440 South LaSalle Street
Chicago, Illinois 60605

ONE FINANCIAL PLACE PROPERTY LLC,
as Borrower

to

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Lender

MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF RENTS AND FIXTURE FILING

Dated:  July 13, 2006

PREPARED BY AND UPON RECORDATION RETURN TO:

Proskauer Rose LLP

1585 Broadway

New York, New York  10036

Attention:  David J. Weinberger, Esq.

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING (this “Security Instrument”) is made as of the 13th day of July, 2006, by ONE FINANCIAL PLACE PROPERTY LLC, a Delaware limited liability company (“Borrower”), having its chief executive office c/o Beacon Capital Partners, LLC, One Federal Street, 26th Floor, Boston, Massachusetts 02110, Attention: General Counsel, to WACHOVIA BANK, NATIONAL ASSOCIATION, having an address at Wachovia Bank, National Association, Commercial Real Estate Services, 8739 Research Drive URP 4, NC 1075, Charlotte, North Carolina  28262 (hereinafter referred to as “Lender”).

W I T N E S S E T H:

WHEREAS, Lender has authorized a loan (hereinafter referred to as the “Loan”) to Borrower in the maximum principal sum of ONE HUNDRED EIGHTY-EIGHT MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($188,600,000.00) (hereinafter referred to as the “Loan Amount”), which Loan is evidenced by that certain promissory note, dated the date hereof given by Borrower, as maker, to Lender, as payee (together with any supplements, amendments, modifications or extensions thereof, hereinafter referred to as the “Note”);

WHEREAS, in consideration of the Loan, Borrower has agreed to make payments in amounts sufficient to pay and redeem, and provide for the payment and redemption of the principal of, premium, if any, and interest on the Note when due;

WHEREAS, Borrower desires by this Security Instrument to provide for, among other things, the creation of a security interest in favor of, Lender, as security for Borrower’s obligations to Lender from time to time pursuant to the Note and the other Loan Documents;

WHEREAS, Borrower and Lender intend these recitals to be a material part of this Security Instrument; and

WHEREAS, all things necessary to make this Security Instrument the valid and legally binding obligation of Borrower in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

NOW THEREFORE, to secure the payment of the principal of, prepayment premium (if any) and interest on the Note and all other obligations, liabilities or sums due or to become due under this Security Instrument, the Note or any other Loan Document, including, without limitation, interest on said obligations, liabilities or sums (said principal, premium, interest and other sums being hereinafter referred to as the “Debt”), and the performance of all other covenants, obligations and liabilities of Borrower pursuant to the Loan Documents, Borrower has executed and delivered this Security Instrument; and Borrower has irrevocably granted, and by these presents and by the execution and delivery hereof does hereby irrevocably grant, bargain, sell, alien, demise, release, convey, assign, transfer, deed, hypothecate, pledge, set over, warrant, mortgage and confirm to Lender, all right, title and interest of Borrower in and to all of the following property, rights, interests and estates:

(a)           the plot(s), piece(s) or parcel(s) of real property described in Exhibit A attached hereto and made a part hereof (individually and collectively, hereinafter referred to as the “Premises”);

(b)           (i) all buildings, foundations, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind or nature now or hereafter located on the Premises (hereinafter collectively referred to as the “Improvements”); and (ii) to the extent permitted by law, the name or names, if any, as may now or hereafter be used for any of the Improvements, and the goodwill associated therewith;

(c)           all easements, servitudes, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, ditches, ditch rights, reservoirs and reservoir rights, air rights and development rights, lateral support, drainage, gas, oil and mineral rights, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises or the Improvements and the reversion and reversions, remainder and remainders, whether existing or hereafter acquired, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises to the center line thereof and any and all sidewalks, drives, curbs, passageways, streets, spaces and alleys adjacent to or used in connection with the Premises and/or Improvements and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both in law and in equity, of Borrower of, in and to the Premises and Improvements and every part and parcel thereof, with the appurtenances thereto;

(d)           all machinery, equipment, systems, fittings, apparatus, appliances, furniture, furnishings, tools, fixtures, Inventory (as hereinafter defined) and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, but not limited to, all plumbing, lighting and elevator fixtures, office furniture, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, wall coverings, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, flatware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, telephone systems, computerized accounting systems, engineering equipment, vehicles, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, theft prevention equipment, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment, inventory and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon, or in, or used in connection with the Premises or the Improvements, or appurtenant thereto, and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon, or in, or used in connection with the Premises or the Improvements or appurtenant thereto, (hereinafter, all of the foregoing items described in this paragraph (d) are collectively called the “Equipment”), all of which, and any replacements, modifications, alterations and additions thereto, to the extent permitted by applicable law, shall be deemed to constitute fixtures (the “Fixtures”), and are part of the real estate and security for the payment of the Debt and the performance of Borrower’s obligations. To the extent any portion of the Equipment is not real property or fixtures under applicable law, it shall be deemed to be personal property, and this Security Instrument shall constitute a security agreement creating a security interest therein in favor of Lender under the UCC;

(e)           all awards or payments, including interest thereon, which may hereafter be made with respect to the Premises, the Improvements, the Fixtures, or the Equipment, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade, or for any other injury to or decrease in the value of the Premises, the Improvements or the Equipment or refunds with respect to the payment of property taxes and assessments, and all other proceeds of the conversion, voluntary or involuntary, of the Premises, Improvements, Equipment, Fixtures or any other Property or part thereof into cash or liquidated claims;

(f)            all leases, tenancies, licenses and other agreements affecting the use, enjoyment or occupancy of the Premises, the Improvements, the Fixtures, or the Equipment or any portion thereof now or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code, including, without limitation the existing Operating Lease (hereinafter collectively referred to as the “Leases”), together with all cash or security deposits, lease termination payments, advance rentals and payments of similar nature and guarantees or other security held by, or issued in favor of, Borrower in connection therewith to the extent of Borrower’s right or interest therein and all remainders, reversions and other rights and estates appurtenant thereto, and all base, fixed, percentage or additional rents, and other rents, oil and gas or other mineral royalties, and bonuses, issues, profits and rebates and refunds or other payments made by any Governmental Authority from or relating to the Premises, the Improvements, the Fixtures or the Equipment plus all rents, common area charges and other payments now existing or hereafter arising, whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(g)           all proceeds of and any unearned premiums on any insurance policies covering the Premises, the Improvements, the Fixtures, the Rents or the Equipment, including, without limitation, the right, subject to the terms and provisions hereof, to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Premises, the Improvements, the Fixtures or the Equipment and all refunds or rebates of Impositions, and interest paid or payable with respect thereto;

(h)           all deposit accounts, securities accounts, funds or other accounts maintained or deposited with or for the benefit of Lender, or its assigns, in connection herewith, including, without limitation, the Escrow Accounts, the Central Account, the Rent Account, and the Sub-Accounts and all monies and investments deposited or to be deposited in such accounts;

(i)            all accounts receivable, contract rights, franchises, interests, estate or other claims, both at law and in equity, now existing or hereafter arising, and relating to the Premises, the Improvements, the Fixtures or the Equipment, not included in Rents;

(j)            all now existing or hereafter arising claims against any Person with respect to any damage to the Premises, the Improvements, the Fixtures or the Equipment, including, without limitation, damage arising from any defect in or with respect to the design or construction of the Improvements, the Fixtures or the Equipment and any damage resulting therefrom;

(k)           all deposits or other security or advance payments, including rental payments now or hereafter made by or on behalf of Borrower to others, with respect to (i) insurance policies, (ii) utility services, (iii) cleaning, maintenance, repair or similar services, (iv) refuse removal or sewer service, (v) parking or similar services or rights and (vi) rental of Equipment, if any, relating to or otherwise used in the operation of the Premises, the Improvements, the Fixtures or the Equipment;

(l)            all intangible property now or hereafter relating to the Premises, the Improvements, the Fixtures or the Equipment or its operation, including, without limitation, software, letter of credit rights, trade names, trademarks (including, without limitation, any licenses of or agreements to license trade names or trademarks now or hereafter entered into by Borrower), logos, building names and goodwill;

(m)          all now existing or hereafter arising advertising material, guaranties, warranties, building permits, other permits, licenses, plans and specifications, shop and working drawings, soil tests, appraisals and other documents, materials and/or personal property of any kind now or hereafter existing in or relating to the Premises, the Improvements, the Fixtures, and the Equipment;

(n)           all now existing or hereafter arising drawings, designs, plans and specifications prepared by architects, engineers, interior designers, landscape designers and any other consultants or professionals for the design, development, construction, repair and/or improvement of the Premises, the Improvements, the Fixtures or the Equipment, as amended from time to time;

(o)           the right, in the name of and on behalf of Borrower, to appear in and defend any now existing or hereafter arising action or proceeding brought with respect to the Premises, the Improvements, the Fixtures or the Equipment and to commence any action or proceeding to protect the interest of Lender in the Premises, the Improvements, the Fixtures or the Equipment; and

(p)           all proceeds, products, substitutions and accessions (including claims and demands therefor) of each of the foregoing.

All of the foregoing items (a) through (p), together with all of the right, title and interest of Borrower therein, are collectively referred to as the “Property”.

TO HAVE AND TO HOLD the above granted and described Property unto Lender, and the successors and assigns of Lender in fee simple, forever.

PROVIDED, ALWAYS, and these presents are upon this express condition, if Borrower shall well and truly pay and discharge the Debt and perform and observe the terms, covenants and conditions set forth in the Loan Documents, then these presents and the estate hereby granted shall cease and be void.

AND Borrower covenants with and warrants to Lender that:

ARTICLE I:  DEFINITIONS

Section 1.01.          Certain Definitions.

For all purposes of this Security Instrument, except as otherwise expressly provided or unless the context clearly indicates a contrary intent:

(i)            the capitalized terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular;

(ii)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(iii)          the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Security Instrument as a whole and not to any particular Section or other subdivision.

“Adjusted Net Cash Flow” shall mean Pro-Forma Net Operating Income projected for the twelve (12)-month period subsequent to the date of calculation less (a) $1,000,000, and (b) extraordinary capital improvements projected by Lender, in its reasonable discretion, for the subsequent twelve (12) month period for which sums were not deposited into the Recurring Replacement Reserve Escrow Account.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with, such specified Person.

“Annual Budget” shall mean an annual budget submitted by Borrower to Lender in accordance with the terms of Section 2.09 hereof.

“Appraisal” shall mean the appraisal of the Property and all supplemental reports or updates thereto previously delivered to Lender in connection with the Loan.

“Appraiser” shall mean the Person who prepared the Appraisal.

“Approved Manager Standard” shall mean the standard of business operations, practices and procedures customarily employed by experienced property managers or owners for properties similar in size and type to the Property, acting in a commercially reasonable manner.

“Architect” shall have the meaning set forth in Section 3.04(b)(i) hereof.

“Assignment” shall mean the Assignment of Leases and Rents and Security Deposits of even date herewith relating to the Property given by Borrower to Lender, as the same may be modified, amended or supplemented from time to time.

“Bank” shall mean the bank, trust company, savings and loan association or savings bank designated by Lender, in its sole and absolute discretion, in which the Central Account shall be located.

“Bankruptcy Code” shall mean 11 U.S.C. §101 et seq., as amended from time to time.

“Basic Carrying Costs” shall mean the sum of the following costs associated with the Property: (a) Real Estate Taxes and (b) insurance premiums.

“Basic Carrying Costs Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.06 hereof.

“Basic Carrying Costs Monthly Installment” shall mean Lender’s good faith estimate of one-twelfth (1/12th) of the annual amount for Basic Carrying Costs. “Basic Carrying Costs Monthly Installment” shall also include, if required by Lender, a sum of money which, together with such monthly installments, will be sufficient to make the payment of each such Basic Carrying Cost at least thirty (30) days prior to the date initially due. Should such Basic Carrying Costs not be ascertainable at the time any monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be determined by Lender in its reasonable discretion on the basis of the aggregate Basic Carrying Costs for the prior Fiscal Year or month or the prior payment period for such cost. As soon as the Basic Carrying Costs are fixed for the then current Fiscal Year, month or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior monthly payments. If at any time during the term of the Loan Lender determines that there will be insufficient funds in the Basic Carrying Costs Escrow Account to make payments when they become due and payable, Lender shall have the right to adjust the Basic Carrying Costs Monthly Installment such that there will be sufficient funds to make such payments. Notwithstanding the foregoing, provided that (a) no Event of Default exists and (b) Borrower delivers proof reasonably satisfactory to Lender that 100% of the annual insurance premiums has been paid for the subsequent year not less than five (5) days prior to the expiration date of each insurance policy required hereunder and that all Real Estate Taxes have been paid not less than five (5) days prior to the date due and payable, the Basic Carrying Costs Monthly Installment shall be $0.

“Basic Carrying Costs Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 into which the Basic Carrying Costs Monthly Installments shall be deposited.

“Borrower” shall mean Borrower named herein and any successor to the obligations of Borrower.

“Borrower Account” shall mean an Eligible Account maintained in the name of Borrower.

“Business Day” shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions in the State of New York or the State of North Carolina are authorized or obligated by law or executive order to be closed, or at any time during which the Loan is an asset of a Securitization, the cities, states and/or commonwealths used in the comparable definition of “Business Day” in the Securitization documents.

“Capital Expenditures” shall mean for any period, the amount expended for items capitalized under GAAP including expenditures for building improvements or major repairs, leasing commissions, tenant improvements and other leasing expenses.

“Central Account” shall mean an Eligible Account, maintained at the Bank, in the name of Lender or its successors or assigns (as secured party) as may be designated by Lender.

“Closing Date” shall mean the date of the Note.

“Code” shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

“Condemnation Proceeds” shall mean all of the proceeds in respect of any Taking or purchase in lieu thereof.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

“Control” means, when used with respect to any specific Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, beneficial interests, by contract or otherwise. The definition is to be construed to apply equally to variations of the word “Control” including “Controlled,” “Controlling” or “Controlled by.”

“Debt” shall have the meaning set forth in the Recitals hereto.

“Debt Service” shall mean the amount of interest and/or principal payments due and payable in accordance with the Note during an applicable period.

“Debt Service Coverage” shall mean the quotient obtained by dividing Adjusted Net Cash Flow by the sum of the (a) aggregate regularly scheduled payments of interest and principal due for such specified period under the Note (determined as of the date the calculation of Debt Service Coverage is required or requested hereunder) and (b) aggregate regularly scheduled payments of interest and principal due for such specified period pursuant to the terms of subordinate or mezzanine financing, if any, then affecting or related to the Property, or then proposed, if Debt Service Coverage is being calculated in connection with a request for consent to any subordinate or mezzanine financing.

“Debt Service Payment Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Required Debt Service Payment shall be deposited.

“Default” shall mean any Event of Default or event which would constitute an Event of Default if all requirements in connection therewith for the giving of notice, the lapse of time, and the happening of any further condition, event or act, had been satisfied.

“Default Rate” shall mean the lesser of (a) the highest rate allowable at law and (b) five percent (5%) above the interest rate set forth in the Note.

“Default Rate Interest” shall mean, to the extent the Default Rate becomes applicable, interest in excess of the interest which would have accrued on (a) the Principal Amount and (b) any accrued but unpaid interest, if the Default Rate was not applicable.

“Designated Lease” shall mean each of the existing Space Leases set forth on Exhibit G attached hereto and made a part hereof.

“Designated Lease Reserve Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.15 hereof.

“Development Laws” shall mean all applicable subdivision, zoning, environmental protection, wetlands protection, or land use laws or ordinances, and any and all applicable rules and regulations of any Governmental Authority promulgated thereunder or related thereto.

“Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, in each case in preliminary or final form, used to offer securities in connection with a Securitization.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Eligible Account” shall mean a segregated account which is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the long term unsecured debt obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, Inc. (“Fitch”), otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times (or, in the case of the Basic Carrying Costs Escrow Account, the long term unsecured debt obligations of which are rated at least “AA” (or its equivalent)) by each of the Rating Agencies (or, if not rated by Fitch, otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) or, if the funds in such account are to be held in such account for less than thirty (30) days, the short term obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal and state authority, or otherwise acceptable (as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) to each Rating Agency, which may be an account maintained by Lender or its agents. The title of each Eligible Account shall indicate that the funds held therein are held in trust for the uses and purposes set forth herein.

“Engineer” shall have the meaning set forth in Section 3.04(b)(i) hereof.

“Engineering Escrow Account” shall, if there is an Initial Engineering Deposit, mean an Escrow Account established and maintained pursuant to Section 5.12 hereof relating to payments for any Required Engineering Work.

“Environmental Problem” shall mean any of the following:

(a)           the presence of any Hazardous Material on, in, under, or above all or any portion of the Property other than heating oil, cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or Environmental Statutes or be the basis for a lien against the Property or any part thereof;

(b)           the release of any Hazardous Material from or onto the Property;

(c)           the violation of any Environmental Statute with respect to the Property; or

(d)           the failure to obtain or to abide by the terms or conditions of any permit or approval required under any Environmental Statute with respect to the Property.

A condition described above shall be an Environmental Problem regardless of whether or not any Governmental Authority has taken any action in connection with the condition and regardless of whether that condition was in existence on or before the date hereof.

“Environmental Report” shall mean that certain report entitled “Report on ASTM Phase I Environmental Site Assessment, Drinking Water Sampling, Asbestos Survey, and IAQ Assessment, 440 South LaSalle Street, Chicago, Illinois” dated May 26, 2006 with respect to the Premises and prepared by Haley & Aldrich, Inc., the reports attached thereto and/or referred to therein and any supplements or updates thereto, previously delivered to Lender in connection with the Loan.

“Environmental Statute” shall mean any federal, state or local statute, ordinance, rule or regulation, any judicial or administrative order (whether or not on consent) or judgment applicable to Borrower or the Property, including, without limitation, any judgment or settlement based on common law theories, and any provisions or condition of any permit, license or other authorization binding on Borrower, relating to (a) the protection of the environment, the safety and health of persons (including employees) or the public welfare from actual or potential exposure (or effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Materials or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §1251 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. §2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §1101 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. §7401 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. §4321, and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §300(f) et seq., and all rules, regulations and guidance documents promulgated or published thereunder.

“Equipment” shall have the meaning set forth in granting clause (d) of this Security Instrument.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Security Instrument and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which Borrower or Guarantor is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f)

of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower or Guarantor is a member.

“Escrow Account” shall mean each of the Engineering Escrow Account, Basic Carrying Costs Escrow Account, the Recurring Replacement Reserve Escrow Account, the Reletting Reserve Escrow Account, the Designated Lease Reserve Escrow Account and the Underwritten Rent Escrow Account, each of which shall be an Eligible Account or book entry sub-account of an Eligible Account.

“Event of Default” shall have the meaning set forth in Section 13.01 hereof.

“First Payment Date” shall mean, if the Closing Date is prior to the Payment Date of the month in which the Closing Date occurs, the Payment Date in the month in which the Closing Date occurs, or, if the Closing Date is on or subsequent to the Payment Date in the month in which the Closing Date occurs, the Payment Date in the month following the month in which the Loan is initially funded.

“Fiscal Year” shall mean the twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of this Security Instrument, or such other fiscal year of Borrower as Borrower may select from time to time with the prior written consent of Lender.

“Fixtures” shall have the meaning set forth in granting clause (d) of this Security Instrument.

“Force Majeure” shall mean strikes, lockouts, labor disputes, acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental actions, terrorist acts, civil commotion, insurrection, revolution, sabotage or fire or other casualty or other events beyond the reasonable control of Borrower and/or its Affiliates, but Borrower’s and/or its Affiliates’ lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower and/or its Affiliates.

“Franchise Agreement” shall mean any franchise or license agreement relating to the branding or operation of the hotel portion of the Premises or any other agreement pursuant to which a franchise system, reservation system or brand affiliation is made available to the hotel operator of the Premises, together with all renewals and replacements thereof. Lender acknowledges that certain management agreements dated July 1, 2004, for the hotel portion of the Premises between Operating Tenant as successor in interest to One Financial Place, L.P., and Kemper Sports Management, Inc. are not Franchise Agreements.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as of the date of the applicable financial report, consistently applied.

“General Partner” shall mean, if Borrower is a partnership, each general partner of Borrower and, if Borrower is a limited liability company, each managing member of Borrower and in each case, if applicable, each general partner or managing member of such general partner or managing member. In the event that Borrower or any General Partner is a single member limited liability company, the term “General Partner” shall include such single member.

“Governmental Authority” shall mean, with respect to any Person, any federal or State government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal, in each case having jurisdiction over such applicable Person or such Person’s property and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

“Government Tenants” shall mean tenants under those certain Space Leases, the obligations of which are backed by the full faith and credit of the United States of America.

“Guarantor” shall mean Beacon Capital Strategic Partners IV, L.P., a Delaware limited partnership.

“Hazardous Material” shall mean any flammable, explosive or radioactive materials, hazardous materials or wastes, hazardous or toxic substances, pollutants or related materials, asbestos or any material containing asbestos, which may pose a risk to human health or the environment or any other substance or material as defined in or regulated by any Environmental Statutes.

“Impositions” shall mean all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible, transaction, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Security Instrument), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or any Rent (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Borrower (including, without limitation, all franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the Property or any other collateral delivered or pledged to Lender in connection with the Loan is located) or Lender (other than Lender’s income or franchise taxes or taxes of a similar nature), (b) the Property or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property, or any part thereof, or the leasing or use of the Property, or any part thereof, or the acquisition or financing of the acquisition of the Property, or any part thereof, by Borrower, other than taxes which are solely the obligation of tenants under Space Leases.

“Improvements” shall have the meaning set forth in granting clause (b) of this Security Instrument.

“Indemnified Parties” shall have the meaning set forth in Section 12.01 hereof.

“Independent” shall mean, when used with respect to any Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in Borrower, or in any Affiliate of Borrower or any constituent partner, shareholder, member or beneficiary of Borrower, (c) is not connected with Borrower or any Affiliate of Borrower or any constituent partner, shareholder, member or beneficiary of Borrower as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions and (d) is not a member of the immediate family of a Person defined in (b) or (c) above.

“Initial Engineering Deposit” shall equal the amount, if any, set forth on Exhibit B attached hereto and made a part hereof.

“Institutional Lender” shall mean any of the following Persons: (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company or pension and/or annuity company, (d) any fraternal benefit society, (e) any pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) any government, any public employees’ pension or retirement system, or any other government agency supervising the investment of public funds, or (j) any other entity all of the equity owners of which are Institutional Lenders; provided that each of said Persons shall have net assets in excess of $1,000,000,000 and a net worth in excess of $500,000,000, be in the business of making commercial mortgage loans, secured by properties of like type, size and value as the Property and have a long term credit rating which is not less than “BBB-” (or its equivalent) from each Rating Agency.

“Insurance Proceeds” shall mean all of the proceeds received under the insurance policies required to be maintained by Borrower pursuant to Article III hereof.

“Insurance Requirements” shall mean all terms of any insurance policy required by this Security Instrument, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Property or any use or condition thereof which may, at any time, be required by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other Person exercising similar functions.

“Interest Accrual Period” shall mean the period commencing on the Closing Date through and including the tenth (10th) day of August, 2006 and, thereafter, each one (1) month period, which shall commence on the eleventh (11th) day of each calendar month and end on and include the tenth (10th) day of the next occurring calendar month.

“Interest Rate” shall have the meaning set forth in the Note.

“Interest Shortfall” shall mean any shortfall in the amount of interest required to be paid with respect to the Principal Amount on any Payment Date.

“Inventory” shall have the meaning as such term is defined in the Uniform Commercial Code applicable in the State in which the Property is located, including, without limitation, provisions in storerooms, refrigerators, pantries and kitchens, beverages in wine cellars and bars, other merchandise for sale, fuel, mechanical supplies, stationery and other expenses, supplies and similar items.

“Late Charge” shall have the meaning set forth in Section 13.09 hereof.

“Leases” shall have the meaning set forth in granting clause (f) of this Security Instrument.

“Legal Requirement” shall mean as to any Person, any law, statute, order, ordinance, judgment, decree, injunction, treaty, rule or regulation (including, without limitation, Environmental Statutes, Development Laws and Use Requirements) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lender” shall mean the Lender named herein and its successors or assigns.

“Lender Exposure” shall mean any one or more of the following: (a) the Loan is in violation of applicable law, or (b) the Property or any other collateral for the Loan or any portion thereof is subject to forfeiture or to being frozen, seized, sequestered or otherwise impaired by a Government Authority, or (c) the Loan or any payments made or to be made in respect thereof (including principal and interest) is subject to forfeiture or to being frozen, seized, sequestered or otherwise impaired by a Governmental Authority, or (d) Lender may be subject to criminal or civil liability or penalty.

“Loan” shall have the meaning set forth in the Recitals hereto.

“Loan Amount” shall have the meaning set forth in the Recitals hereto.

“Loan Documents” shall mean this Security Instrument, the Note, the Assignment, and any and all other agreements, instruments, certificates or documents executed and delivered by Borrower or any Affiliate of Borrower in connection with the Loan, together with any supplements, amendments, modifications or extensions thereof.

“Loan Year” shall mean each 365 day period (or 366 day period if the month of February in a leap year is included) commencing on the first day of the month following the Closing Date (provided, however, that the first Loan Year shall also include the period from the Closing Date to the end of the month in which the Closing Date occurs).

“Loss Proceeds” shall mean, collectively, all Insurance Proceeds and all Condemnation Proceeds.

“Major Space Lease” shall mean (a) any Operating Lease and (b) any Space Lease of a tenant or Affiliate of such tenant where such tenant or such Affiliate leases, in the aggregate, 30,000 rentable square feet or more of the Property.

“Management Agreement” shall have the meaning set forth in Section 7.02 hereof.

“Manager” shall mean the Person, other than Borrower, which manages the Property on behalf of Borrower pursuant to an agreement with Borrower.

“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (a) the Property, (b) the business, prospects, profits, management, operations or condition (financial or otherwise) of Borrower, (c) the enforceability, validity, perfection or priority of the lien of any Loan Document or (d) the ability of Borrower to perform any obligations under any Loan Document.

“Maturity”, when used with respect to the Note, shall mean the Maturity Date set forth in the Note or such other date pursuant to the Note on which the final payment of principal, and premium, if any, on the Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, or otherwise.

“Maturity Date” shall mean the Maturity Date set forth in the Note.

“Merrill Tenant” shall mean the tenant (and its successors and assigns) under the first Space Lease described on Exhibit G attached hereto.

“Mez Loan” shall mean one or more certain mezzanine loan(s) in a maximum aggregate principal amount which would, together with the Loan, provide an aggregate Debt Service Coverage of 1.20:1.0 or greater and a ratio of the unpaid principal amount of the Debt plus the proposed principal balance of the proposed mezzanine loan(s) to the value of the Property, as determined by Lender in its reasonable discretion utilizing its then current underwriting standards of 80% or lower, which is evidenced or to be evidenced by one or more certain promissory note(s), each of which shall be secured by, among other things, a pledge of the direct or indirect ownership and/or management interest in Borrower and which matures no earlier than the Maturity Date. In the event that a Mez Loan does not close as of the Closing Date, any such loan must be consented to in writing by Lender, which consent shall not be unreasonably withheld, conditioned or delayed and may be conditioned upon, among other things, receipt by Lender of an executed intercreditor agreement, in form and substance reasonably acceptable to Lender between the holder of the proposed Mez Loan and Lender and, if a Securitization has occurred, receipt of written confirmation from each Rating Agency that any rating issued by the

Rating Agency in connection with a Securitization will not, as a result of the proposed Mez Loan be downgraded from the then current ratings thereof, qualified or withdrawn.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Borrower, Guarantor or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Net Proceeds” shall mean the excess of (a)(i) the purchase price (at foreclosure or otherwise) actually received by Lender with respect to the Property as a result of the exercise by Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default, or (ii) in the event that Lender (or Lender’s nominee) is the purchaser at foreclosure by credit bid, then the amount of such credit bid, in either case, over (b) all costs and expenses, including, without limitation, all reasonable attorneys’ fees and disbursements and any brokerage fees, if applicable, incurred by Lender in connection with the exercise of such remedies, including the sale of such Property after a foreclosure against the Property.

“Note” shall have the meaning set forth in the Recitals hereto.

“OFAC List” shall mean the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed on behalf of Borrower by an authorized representative of Borrower which states that the items set forth in such certificate are true, accurate and complete in all material respects and which may be to the “actual” or “best” knowledge if permitted hereunder.

“Operating Expenses” shall mean, in each Fiscal Year or portion thereof during the term hereof, all expenses directly attributable to the operation, repair and/or maintenance of the Property including, without limitation, (a) Impositions, (b) insurance premiums, (c) management fees, whether or not actually paid, equal to the greater of the actual management fees and three percent (3%) of annual “base” or “fixed” Rent due under the Leases and (d) costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning the Improvements. Operating Expenses shall not include interest, principal and premium, if any, due under the Note or otherwise in connection with the Debt, income taxes, extraordinary non-recurring costs, Capital Expenditures, any non-cash charge or expense such as depreciation or amortization, or any item of expense otherwise includable in Operating Expenses which is paid directly by any tenant except real estate taxes paid directly to any taxing authority by any tenant.

“Operating Income” shall mean, in each Fiscal Year or portion thereof during the term hereof, all revenue derived by Borrower arising from the Property including, without limitation, room revenues, vending machines revenues, beverage revenues, food revenues, and packaging revenues, rental revenues (whether denominated as basic rent, additional rent, escalation payments, electrical payments or otherwise) and other fees and charges payable pursuant to Leases or otherwise in connection with the Property, and business interruption, rent or other similar insurance proceeds. Operating Income shall not include (a) Insurance Proceeds (other than proceeds of rent, business interruption or other similar insurance allocable to the applicable period) and Condemnation Proceeds (other than Condemnation Proceeds arising from a temporary taking or the use and occupancy of all or part of the Property allocable to the applicable period), or interest accrued on such Condemnation Proceeds, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Property or any part thereof or interest therein, (d) capital contributions or loans to Borrower or an Affiliate of Borrower, (e) any item of income otherwise includable in Operating Income but paid directly by any tenant to a Person other than Borrower except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) Rent paid by or on behalf of any lessee under an Operating Lease or Space Lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to the Bankruptcy Code or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Operating Lease or Space Lease, as applicable, has been affirmed by the trustee in such proceeding or action, (h) Rent paid by or on behalf of any lessee under a Lease in whole or partial consideration for the termination of any Space Lease, or (i) sales tax rebates from any Governmental Authority.

“Operating Lease” shall mean any Lease of the Property to Operating Tenant, as the same may be amended from time to time.

“Operating Tenant” shall mean any Affiliate of Borrower.

“Payment Date” shall mean, with respect to each month, the eleventh (11th) calendar day in such month, or if such day is not a Business Day, the next following Business Day.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

“Permitted Encumbrances” shall have the meaning set forth in Section 2.05(a) hereof.

“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including, without limitation, those issued by Lender, the trustee or servicer under any Securitization or any of their respective Affiliates, payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which funds are required to be drawn, and having at all times the required ratings, if any, provided for in this definition:

(a)           obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States of America or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the General Services Administration (participation certificates) and the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor’s, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(b)           Federal Housing Administration debentures;

(c)           obligations of the following United States of America government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor’s, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(d)           federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor’s, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(e)           fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor’s, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(f)            debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor’s, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(g)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor’s, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity

(h)           units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) for money market funds;

(i)            money market funds so long as the money market funds are rated “AAA” (or its equivalent) by each Rating Agency (or, if not rated by all of the Rating Agencies, rated by at least one Rating Agency in one of the foregoing rating categories and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization); and

(j)            any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender prior to Securitization and (b) after Securitization, each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization by such Rating Agency, provided, further, that Borrower has determined in writing that such security obligation or investment qualifies as a good so-called seventy-five percent (75%) asset as described in Code Section 856(c)(4)(A);

provided, however, that, in the reasonable judgment of Lender, such instrument continues to qualify as a “cash flow investment” pursuant to Section 860G(a)(6) of the Code earning a passive return in the nature of interest and that no obligation or security shall be a Permitted Investment if (i) such obligation or security evidences a right to receive only interest payments, or (ii) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan” shall mean an employee benefit or other plan established or maintained by Borrower, Guarantor or any ERISA Affiliate during the five-year period ended prior to the date of this Security Instrument or to which Borrower, Guarantor or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Security Instrument, been required to make contributions (whether or not covered by Title IV of ERISA or Section 302 of ERISA or Section 401(a) or 412 of the Code), other than a Multiemployer Plan.

“Premises” shall have the meaning set forth in granting clause (a) of this Security Instrument.

“Principal Amount” shall mean the Loan Amount as such amount may be reduced from time to time pursuant to the terms of this Security Instrument, the Note or the other Loan Documents.

“Principal Payments” shall mean all payments of principal made pursuant to the terms of the Note.

“Pro-Forma Net Operating Income” shall mean Pro-Forma Operating Income less Pro-Forma Operating Expenses.

“Pro-Forma Operating Expenses” shall mean projected annualized Operating Expenses based on a trailing twelve (12)-month period as reasonably adjusted by Lender to take into account, among other things, reasonably anticipated increases or decreases in Operating Expenses.

“Pro-Forma Operating Income” shall mean projected annualized Operating Income (which for the purposes hereof shall include Rent due under Space Leases having a term of five (5) years or greater with respect to which the rent commencement date will occur within six (6) months of the date as of which the calculation of Pro Forma Operating Income is made) based on the most recent rent roll and such other information as is required to be delivered by Borrower pursuant to Section 2.09 hereof, as reasonably adjusted by Lender to take into account a vacancy factor equal to the greater of (a) anticipated vacancies over the course of the subsequent twelve (12) month period for which such calculation is made or (b) five percent (5%), and excluding rental income of tenants under Space Leases (other than Government Tenants which are not contesting “base” or “fixed” rent and which have not sent any notice of default or notice regarding termination of such Space Lease to Borrower) whose base rent is more than ninety (90) days overdue.

“Prohibited Person” shall mean any Person identified on the OFAC List or any other Person or foreign country or agency thereof with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States of America.

“Property” shall have the meaning set forth in the granting clauses of this Security Instrument.

“Property Agreements” shall mean all grants of easements and/or rights-of-way, reciprocal easement agreements, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, parking agreements, party wall agreements or other material instruments affecting the Property, but not including any brokerage agreements, management agreements, service contracts, Space Leases or the Loan Documents.

“Rating Agency” shall mean each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Company, Inc. (“Standard & Poor’s”), Fitch and Moody’s Investors Service, Inc. (“Moody’s”), and any successor to any of them; provided, however, that at any time after a Securitization, “Rating Agency” shall mean those of the foregoing rating agencies that from time to time rate the securities issued in connection with such Securitization.

“Real Estate Taxes” shall mean all real estate taxes and assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Security Instrument), in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon the Property or any part thereof or any estate, right, title or interest therein.

“Realty” shall have the meaning set forth in Section 2.05(b) hereof.

“Recurring Replacement Expenditures” shall mean expenditures related to capital repairs, replacements and improvements performed at the Property from time to time.

“Recurring Replacement Reserve Monthly Installment” shall mean the amount per month set forth on Exhibit B attached hereto and made a part hereof; provided, however, so long as no Event of Default has occurred and is continuing, the Recurring Replacement Reserve Monthly Installment shall be $0.

“Recurring Replacement Reserve Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.08 hereof relating to the payment of Recurring Replacement Expenditures.

“Recurring Replacement Reserve Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Recurring Replacement Reserve Monthly Installment shall be deposited.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Securities Exchange Act of 1934 (as amended).

“Reletting Expenditures” shall mean the actual out-of-pocket expenditures payable by Borrower to tenants or other bona-fide third parties relating to the reletting of space at the Property (including, without limitation, Special Reletting Expenditures).

“Reletting Reserve Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.07 hereof relating to the payment of Reletting Expenditures.

“Rent Account” shall mean one or more Eligible Accounts maintained at a bank reasonably acceptable to Lender in the name of Lender or its successors or assigns (as secured party) as may be designated by Lender, and Borrower.

“Rents” shall have the meaning set forth in granting clause (f) of this Security Instrument.

“Rent Roll” shall have the meaning set forth in Section 2.05(o) hereof.

“Required Debt Service Coverage” shall mean a Debt Service Coverage of not less than the lesser of (a) 1.2:1.0 and (b) the Debt Service Coverage immediately prior to the casualty or Taking, as applicable.

“Required Debt Service Payment” shall mean, as of any Payment Date, the amount of interest and principal then due and payable pursuant to the Note, together with any other sums due thereunder, including, without limitation, any prepayments required to be made or for which notice has been given under this Security Instrument, Default Rate Interest and premium, if any, paid in accordance therewith.

“Required Engineering Work” shall mean the immediate engineering and/or environmental remediation work set forth on Exhibit D attached hereto and made a part hereof.

“Retention Amount” shall have the meaning set forth in Section 3.04(b)(vii) hereof.

“Securities Act” shall mean the Securities Act of 1933, as the same shall be amended from time to time.

“Securitization” shall mean a public or private offering of securities by Lender or any of its Affiliates or their respective successors and assigns which are collateralized, in whole or in part, by this Security Instrument.

“Security Instrument” shall mean this Security Instrument as originally executed or as it may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental hereto.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB.

“Single Purpose Entity” shall mean a corporation, partnership, joint venture, limited liability company, trust or unincorporated association, which is formed or organized solely for the purpose of holding, directly, an ownership interest in the Property or, with respect to General Partner, holding an ownership interest in and managing a Person which holds an ownership interest in the Property, does not engage in any business unrelated to, with respect to Borrower, the Property and, with respect to General Partner, its interest in Borrower, does not have any assets other than those related to, with respect to Borrower, its interest in the Property and, with respect to General Partner, its interest in Borrower, or any indebtedness other than as permitted by this Security Instrument or the other Loan Documents, has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, holds itself out as being a Person separate and apart from any other Person and which otherwise satisfies the criteria of the Rating Agency, as in effect on the Closing Date, for a special-purpose bankruptcy-remote entity.

“Solvent” shall mean, as to any Person, that (a) the sum of the assets of such Person, at a fair valuation, exceeds its liabilities, including contingent liabilities, (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, “debt” means any liability on a claim, and “claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

“Space Leases” shall mean any Lease (including, without limitation, any Major Space Lease) or any other agreement providing for the use and occupancy of a portion of the Property, as the same may be amended, renewed or supplemented.

“Special Reletting Expenditures” shall mean allowances provided by Borrower to tenants or other bona-fide third parties in connection with the reletting of space at the Property that, pursuant to the terms of a particular new Space Lease or amendment, renewal or extension of an existing Space Lease entered into in accordance herewith, are applied by the tenant under such new Space Lease or amendment, extension or renewal as a rent credit. Any Special Reletting Expenditures shall be deemed incurred on a monthly basis as the credit is actually applied by the applicable tenant to Rent due under the related Space Lease or amendment, extension or renewal thereof; provided, however, that in each case, the rent allowance under such new Space Lease is comparable to then existing local market rates.

“State” shall mean any of the states which are members of the United States of America.

“Stated Maturity”, when used with respect to the Note or any installment of interest and/or principal payment thereunder, shall mean the date specified in the Note as the fixed date on which a payment of all or any portion of principal and/or interest is due and payable.

“Sub-Accounts” shall have the meaning set forth in Section 5.02 hereof.

“Substantial Casualty” shall have the meaning set forth in Section 3.04 hereof.

“Taking” shall mean a condemnation or taking pursuant to the lawful exercise of the power of eminent domain.

“Transfer” shall mean the conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (a) in all or any portion of the Property; (b) if Borrower or, if Borrower is a partnership, any General Partner, is a corporation, in the stock of Borrower or any General Partner; (c) in Borrower (or any trust of which Borrower is a trustee); or (d) if Borrower is a limited or general partnership, joint venture, limited liability company, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, in any Person having a legal or beneficial ownership in Borrower, excluding any legal or beneficial interest in any constituent limited partner, if Borrower is a limited partnership, or in any non-managing member, if Borrower is a limited liability company, unless such interest would, or together with all other direct or indirect interests in Borrower which were previously transferred, aggregate 49% or more of the partnership or membership, as applicable, interest in Borrower or would result in any Person who, as of the Closing Date, did not own, directly or indirectly, 49% or more of the partnership or membership, as applicable, interest in Borrower, owning, directly or indirectly, 49% or more of the partnership or membership, as applicable, interest in Borrower and excluding any legal or beneficial interest in any General Partner unless such interest would, or together with all other direct or indirect interest in the General Partner which were previously transferred, aggregate 49% or more of the partnership or membership, as applicable, interest in the General Partner (or result in a change in control of the management of the General Partner from the individuals exercising such control immediately prior to the conveyance or other disposition of such legal or beneficial interest) and shall also include, without limitation to the foregoing, the following:  an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof or any interest therein for a price to be paid in installments; an agreement by Borrower leasing all or substantially all of the Property to one or more Persons pursuant to a single or related transactions for other than actual use or occupancy, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rent; any instrument subjecting the Property to a condominium regime or transferring ownership to a cooperative corporation; and the dissolution or termination of Borrower or the merger or consolidation of Borrower with any other Person. Notwithstanding the foregoing or anything to the contrary contained elsewhere herein or in any other Loan Document, “Transfer” shall not include any sale, transfer, conveyance or assignment of any direct or indirect legal or beneficial ownership interest in Borrower or any non-member manager of Borrower (including, without limitation, creation of direct or indirect owners of Borrower or any non-member manager of Borrower), or any mortgaging, encumbrance, pledging, hypothecation or granting of a security interest in any indirect ownership interest in Borrower or any non-member manager of Borrower (but not of Beacon Capital Strategic Partners IV, L.P.), provided, in each case, that Beacon Capital Strategic Partners IV, L.P. continues to own directly or indirectly not less than thirty-five percent (35%) of the ownership interests in and directly or indirectly Control Borrower, and provided that, in the event that any Person (a “Principal Transferee”) who does not, as of the Closing Date, own or Control, directly or indirectly, 49% or more of the stock, partnership interest or membership interest, as applicable, in Borrower acquires, directly or indirectly, 49% or more of the stock, partnership interest or membership interest, as applicable, in Borrower as a result of such transfer, conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation or granting of a security interest, Lender shall be furnished an opinion, in form and substance and from counsel reasonably satisfactory to Lender, substantially similar to the Insolvency Opinion which discusses the substantive non-consolidation of Borrower with the Principal Transferee in the event of a bankruptcy, insolvency or similar proceeding relating to the Principal Transferee.

“Treasury Constant Maturity Yield Index” shall mean the average yield for “This Week” as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519).

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State in which the Realty is located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which the Realty is located (“Other UCC State”), “UCC” means the Uniform Commercial Code as in effect in such Other UCC State for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority.

“Underwritten Rent Escrow Account” shall mean an Escrow Account maintained pursuant to Section 5.14 hereof.

“Unscheduled Payments” shall mean (a) all Loss Proceeds that Borrower has elected or is required to apply to the repayment of the Debt pursuant to this Security Instrument, the Note or any other Loan Documents, (b) any funds representing a voluntary or involuntary principal prepayment and (c) any Net Proceeds.

“Use Requirements” shall mean any and all building codes, permits, certificates of occupancy or compliance, laws, regulations, or ordinances (including, without limitation, health, pollution, fire protection, medical and day-care facilities, waste product and sewage disposal regulations), restrictions of record, easements, reciprocal easements, declarations or other agreements of record affecting the use of the Property or any part thereof.

“Welfare Plan” shall mean an employee welfare benefit plan as defined in Section 3(1) of ERISA established or maintained by Borrower, Guarantor or any ERISA Affiliate or that covers any current or former employee of Borrower, Guarantor or any ERISA Affiliate.

“Work” shall have the meaning set forth in Section 3.04(a)(i) hereof.

“Yield Maintenance Premium” shall mean a premium equal to the greater of (a) one percent (1%) of the principal amount of the Note being prepaid and (b) the product of (i) a fraction, the numerator of which is the positive excess, if any, of (A) the present value of all future payments of principal and interest on the Note, including the principal amount due at Maturity, to be made on the Note as of the prepayment date in question and through and including the Payment Date that is six (6) months prior to the Maturity Date, discounted at an interest rate per annum equal to the sum of (x) the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of the Note and (y) twenty-five (25) basis points, over (B) the principal amount of the Note immediately before such prepayment, and the denominator of which is the principal amount of the Note immediately prior to the prepayment, and (ii) the principal amount being prepaid; provided, however, that if there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the Note, then the index referred to in (A) above shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity, calculated by interpolating the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1%).

ARTICLE II:  REPRESENTATIONS, WARRANTIES
AND COVENANTS OF BORROWER

Section 2.01. Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Note and the other Loan Documents, all in lawful money of the United States of America in immediately available funds.

Section 2.02. Representations, Warranties and Covenants of Borrower. Borrower represents and warrants to and covenants with Lender:

(a)           Organization and Authority. Borrower (i) is a limited liability company, general partnership, limited partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority and all necessary licenses and permits to own and operate the Property and to carry on its business as now conducted and as presently proposed to be conducted and (iii) is duly qualified, authorized to do business and in good standing in the jurisdiction where the Property is located and in each other jurisdiction where the conduct of its business or the nature of its activities makes such qualification necessary. If Borrower is a limited liability company, limited partnership or general partnership, each general partner or managing member, as applicable, of Borrower which is a corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(b)           Power. Borrower and, if applicable, each General Partner has full power and authority to execute, deliver and perform, as applicable, the Loan Documents to which it is a party, to make the borrowings thereunder, to execute and deliver the Note and to grant to Lender a first, prior, perfected and continuing lien on and security interest in the Property, subject only to the Permitted Encumbrances.

(c)           Authorization of Borrowing. The execution, delivery and performance of the Loan Documents to which Borrower is a party, the making of the borrowings thereunder, the execution and delivery of the Note, the grant of the liens on the Property pursuant to the Loan Documents to which Borrower is a party and the consummation of the Loan are within the powers of Borrower and have been duly authorized by Borrower and, if applicable, each General Partner by all requisite action (and Borrower hereby represents that no approval or action of any member, limited partner or shareholder, as applicable, of Borrower not already obtained is required to authorize any of the Loan Documents to which Borrower is a party) and will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as enforcement may be stayed or limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in proceedings at law or in equity) and will not (i) violate any provision of its partnership agreement or partnership certificate or certificate of incorporation or by-laws, or operating agreement, certificate of formation or articles of organization, as applicable, or, to its knowledge, any law, judgment, order, rule or regulation of any court, arbitration panel or other Governmental Authority, domestic or foreign, or other Person affecting or binding upon Borrower or the Property, or (ii) violate any provision of any indenture, agreement, mortgage, deed of trust, contract or other instrument to which Borrower or, if applicable, any General Partner is a party or by which any of their respective property, assets or revenues are bound, or be in conflict with, or result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, deed of trust, contract or other instrument, or (iii) result in the creation or imposition of any lien, except those in favor of Lender as provided in the Loan Documents to which it is a party.

(d)           Consent. Neither Borrower nor, if applicable, any General Partner, is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Security Instrument, the Note or the other Loan Documents which has not been so obtained or filed.

(e)           Interest Rate. The rate of interest paid under the Note and the method and manner of the calculation thereof do not violate any usury or other law or applicable Legal Requirement.

(f)            Other Agreements. Borrower is not a party to nor is otherwise bound by any agreements or instruments the terms and provisions of which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Neither Borrower nor, if applicable, any General Partner, is in violation of its organizational documents or other restriction or any agreement or instrument by which it is bound, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority, or any Legal Requirement, in each case, applicable to Borrower or the Property, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(g)           Maintenance of Existence. (i)  Borrower and, if applicable, each General Partner at all times since their formation have been duly formed and existing and shall preserve and keep in full force and effect their existence as a Single Purpose Entity.

(ii)           Borrower and, if applicable, each General Partner, at all times since their organization have complied, and will continue to comply, with the provisions of its certificate and agreement of partnership or certificate of incorporation and by-laws or articles of organization, certificate of formation and operating agreement, as applicable, and the laws of its jurisdiction of organization relating to partnerships, corporations or limited liability companies, as applicable.

(iii)          Borrower and, if applicable, each General Partner have done or caused to be done and will do all things necessary to observe organizational formalities and preserve their existence and Borrower and, if applicable, each General Partner will not, without the prior written consent of Lender, amend, modify or otherwise change the certificate and agreement of partnership or certificate of incorporation and by-laws or articles of organization, certificate of formation and operating agreement, as applicable, or other organizational documents of Borrower and, if applicable, each General Partner, in any manner that (x) violates the single purpose covenants set forth in this Section 2.02(g), (y) amends or modifies any provision of such documents that by its terms cannot be modified at any time when the Loan is outstanding, or (z) is reasonably likely to have a Material Adverse Effect.

(iv)          Borrower and, if applicable, each General Partner, have at all times accurately maintained, and will continue to accurately maintain, their respective financial statements, accounting records and other partnership, company or corporate documents separate from those of any other Person; provided, however, that Borrower’s or, if applicable, General Partner’s assets may be included in a consolidated financial statement of its Affiliates if (x) inclusion in such a consolidated financial statement is required to comply with the requirements of GAAP, (y) such consolidated financial statements contain a footnote to the effect that Borrower’s assets are owned by Borrower or, if applicable, General Partner’s assets are owned by General Partner, and (z) its assets and liabilities are listed on Borrower’s or, if applicable, General Partner’s own balance sheet; and, except as permitted above, Borrower or, if applicable, General Partner shall not permit its assets to be listed as assets on the financial statements of any other Person, provided, however, that such restriction shall not preclude any Person from listing its ownership interest in Borrower or, if applicable, General Partner as an asset on its financial statements. Borrower will file its own tax returns unless Borrower is a disregarded entity for income tax reporting purposes, in which event the income and deductions of Borrower will be included on the income tax returns of its first owner that files income tax returns. Borrower and, if applicable, each General Partner have not at any time since their formation commingled, and will not commingle, their respective assets with those of any other Person and will maintain their assets in such a manner such that it will not be costly or difficult to segregate, ascertain or identify their individual assets from those of any other Person. Borrower and, if applicable, each General Partner will not permit any Affiliate independent access to their bank accounts. Borrower and, if applicable, each General Partner have at all times since their formation accurately maintained and utilized, and will continue to accurately maintain and utilize, their own separate bank accounts, payroll and separate books of account, stationery, invoices and checks.

(v)           Borrower and, if applicable, each General Partner, have at all times paid, and will continue to pay, their own liabilities from their own separate assets and shall each allocate and charge fairly and reasonably any overhead which Borrower and, if applicable, any General Partner, shares with any other Person, including, without limitation, for office space and services performed by any employee of another Person.

(vi)          Borrower and, if applicable, each General Partner, have at all times identified themselves, and will continue to identify themselves, in all dealings with the public, under their own names and as separate and distinct entities and shall correct any known misunderstanding regarding their status as separate and distinct entities. Borrower and, if applicable, each General Partner, have not at any time identified themselves, and will not identify themselves, as being a division of any other Person.

(vii)         Borrower and, if applicable, each General Partner, have been at all times, and will continue to be, adequately capitalized in light of the nature of their respective businesses.

(viii)        Borrower and, if applicable, each General Partner, (A) have not owned, do not own and will not own any assets or property other than, with respect to Borrower, the Property and any incidental personal property necessary for the ownership, management or operation of the Property and, with respect to General Partner, if applicable, its interest in Borrower, (B) have not engaged and will not engage in any business other than the ownership, management and operation of the Property or, with respect to General Partner, if applicable, its interest in Borrower, (C) have not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (X) the Loan and (Y) unsecured trade and operational debt and equipment leases which (1) is not evidenced by a note, (2) is incurred in the ordinary course of the operation of the Property, (3) does not exceed in the aggregate (I) two percent (2%) of the Loan Amount plus (II) any Reletting Expenditures incurred pursuant to Space Leases entered into in accordance with the terms of this Security Instrument, and (4) is, unless being contested in accordance with the terms of this Security Instrument, paid prior to the earlier to occur of the forty-fifth (45th) day after the date incurred and the date when due, (D) have not pledged and will not pledge their assets for the benefit of any other Person, and (E) have not made and will not make any loans or advances to any Person (including any Affiliate).

(ix)           Neither Borrower nor, if applicable, any General Partner will change its name or principal place of business without giving Lender at least thirty (30) days prior written notice thereof.

(x)            Neither Borrower nor, if applicable, any General Partner has, and neither of such Persons will have, any subsidiaries (other than, with respect to General Partner, Borrower).

(xi)           Borrower will preserve and maintain its existence as a Delaware limited liability company and all material rights, privileges, tradenames and franchises.

(xii)          Neither Borrower, nor, if applicable, any General Partner, will merge or consolidate with, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or, except as set forth in Section 9.04 hereof, sell all or substantially all of its respective assets to any Person. Neither Borrower, nor, if applicable, any General Partner will acquire any business or assets from, or capital stock or other ownership interest of, or be a party to any acquisition of, any Person.

(xiii)         Borrower and, if applicable, each General Partner, have not at any time since their formation assumed, guaranteed or held themselves out to be responsible for, and will not assume, guarantee or hold themselves out to be responsible for the liabilities or the decisions or actions respecting the daily business affairs of their partners, shareholders or members or any predecessor company, corporation or partnership, each as applicable, any Affiliates, or any other Persons. Borrower and, if applicable, each General Partner have not at any time since their formation acquired, and will not acquire, obligations or securities of its partners or shareholders, members or any predecessor company, corporation or partnership, each as applicable, or any Affiliates. Borrower and, if applicable, each General Partner, have not at any time since their formation made, and will not make, loans to its partners, members or shareholders or any predecessor company, corporation or partnership, each as applicable, or any Affiliates of any of such Persons. Borrower and, if applicable, each General Partner, have no known contingent liabilities nor do they have any material outstanding financial liabilities under any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which such Person is a party or by which it is otherwise bound other than under the Loan Documents.

(xiv)        Borrower and, if applicable, each General Partner, have not at any time since their formation entered into and was not a party to, and, will not enter into or be a party to, any transaction with its Affiliates, members, partners or shareholders, as applicable, or any Affiliates thereof except in the ordinary course of business of Borrower on terms which are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with an unrelated third party.

(xv)         If Borrower is a limited partnership or a limited liability company, the General Partner shall be a corporation or limited liability company whose sole asset is its interest in Borrower and the General Partner will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 2.02(g) as if such representation, warranty or covenant was made directly by such General Partner.

(xvi)        Borrower shall at all times cause there to be at least two duly appointed members or managers of Borrower or of the board of directors or board of managers or other governing board or body, as applicable (each, an “Independent Director”), of, if Borrower is a corporation, Borrower, and, if Borrower is a limited partnership or limited liability company, of the General Partner, reasonably satisfactory to Lender who shall not have been at the time of such individual’s appointment, and may not be or have been at any time (A) a shareholder, officer, director, attorney, counsel, partner, member or employee of Borrower or any of the foregoing Persons or Affiliates thereof, (B) a customer or creditor of, or supplier or service provider to, Borrower or any of its shareholders, partners, members or their Affiliates, (C) a member of the immediate family of any Person referred to in (A) or (B) above or (D) a Person Controlling, Controlled by or under common Control with any Person referred to in (A) through (C) above. A natural person who otherwise satisfies the foregoing definition except for being the Independent Director of a Single Purpose Entity Affiliated with Borrower or General Partner shall not be disqualified from serving as an Independent Director if such individual is at the time of initial appointment, or at any time while serving as the Independent Director, an Independent Director of a Single Purpose Entity Affiliated with Borrower or General Partner if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors.

(xvii)       Borrower and, if applicable, each General Partner, shall not take any action which, under the terms of its certificate of incorporation, by-laws or articles of organization, requires the consent of the Independent Directors of Borrower, or, if applicable, the General Partner, unless the consent of such Independent Directors is obtained.

(xviii)      Borrower and, if applicable, each General Partner has paid and shall pay the salaries of their own employees and has maintained and shall maintain a sufficient number of employees in light of their contemplated business operations.

(xix)         Borrower shall, and shall cause its Affiliates to, conduct its business so that the assumptions made with respect to Borrower and, if applicable, each General

Partner, in that certain opinion letter relating to substantive non-consolidation dated the date hereof (the “Insolvency Opinion”) delivered in connection with the Loan shall be true and correct in all material respects.

Notwithstanding anything to the contrary contained in this Section 2.02(g), provided Borrower is a Delaware single member limited liability company with two (2) Independent Directors which satisfies the single purpose bankruptcy remote entity requirements of each Rating Agency as of the Closing Date for a single member limited liability company, the foregoing provisions of this Section 2.02(g) shall not apply to the General Partner. Lender acknowledges that Borrower satisfies such criteria as of the Closing Date.

(h)           No Defaults. No Default or Event of Default has occurred and is continuing or would occur as a result of the consummation of the transactions contemplated by the Loan Documents. Borrower is not in material default in the payment or performance of any of its Contractual Obligations in any respect.

(i)            Consents and Approvals. Borrower and, if applicable, each General Partner, have obtained or made all necessary (i) consents, approvals and authorizations from, and registrations and filings of or with, all Governmental Authorities and (ii) consents, approvals, waivers and notifications of partners, stockholders, members, creditors, lessors and other nongovernmental Persons, in each case, which are required to be obtained or made by Borrower or, if applicable, the General Partner, in connection with the execution and delivery of, and the performance by Borrower of its obligations under, the Loan Documents.

(j)            Investment Company Act Status, etc. Borrower is not (i) an “investment company,” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(k)           Compliance with Law. Borrower is in compliance in all material respects with all Legal Requirements to which it or the Property is subject, including, without limitation, all Environmental Statutes, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act and ERISA. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity and, to the best of Borrower’s knowledge, no illegal activities are being conducted at or from the Property.

(l)            Financial Information. All financial data that has been delivered by Borrower to Lender (i) is true, complete and correct in all material respects, (ii) accurately represents in all material respects the financial condition and results of operations of the Persons covered thereby as of the date of such data, and (iii) with respect to audited financial statements, has been prepared in accordance with GAAP (or such other accounting basis as is reasonably acceptable to Lender) throughout the periods covered thereby; provided, however, that the foregoing representations (i) – (iii) are to the best knowledge of Borrower with respect to any financial data prepared by or on behalf of a prior owner of the Property. As of the date hereof, neither Borrower nor, if applicable, any General Partner, has any material contingent liability, liability for taxes or other unusual or forward commitment not reflected in such financial statements delivered to Lender. Since the date of the last financial statements delivered by Borrower to Lender, except as otherwise disclosed in such financial statements or notes thereto, there has been no change in the assets, liabilities or financial position of Borrower nor, if applicable, any General Partner, or in the results of operations of Borrower which would have a Material Adverse Effect. Neither Borrower nor, if applicable, any General Partner, has incurred any obligation or liability, contingent or otherwise, not reflected in such financial statements which would have a Material Adverse Effect.

(m)          Transaction Brokerage Fees. Other than Holliday Fenoglio Fowler, L.P., Borrower has not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Security Instrument. All brokerage fees, commissions and other expenses payable in connection with the transactions contemplated by the Loan Documents have been paid in full by Borrower contemporaneously with the execution of the Loan Documents and the funding of the Loan. Borrower hereby agrees to indemnify and hold Lender harmless for, from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from (i) a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein or (ii) any breach of the foregoing representation. The provisions of this subsection (m) shall survive the repayment of the Debt.

(n)           Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of “purchasing” or “carrying” any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

(o)           Pending Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting Borrower or the Property in any court or before any Governmental Authority which if adversely determined either individually or collectively has or is reasonably likely to have a Material Adverse Effect.

(p)           Solvency; No Bankruptcy. Each of Borrower and, if applicable, the General Partner, (i) is and has at all times been Solvent and will remain Solvent immediately upon the consummation of the transactions contemplated by the Loan Documents and (ii) is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person’s assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or, if applicable, the General Partner. None of the transactions contemplated hereby will be or have been made with an intent to hinder, delay or defraud any present or future creditors of Borrower and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Borrower’s assets do not, and immediately upon consummation of the transaction contemplated in the Loan Documents will not, constitute unreasonably small capital to carry out its business as presently conducted or as proposed to be conducted. Borrower does not intend to, nor believe that it will, incur debts and liabilities beyond its ability to pay such debts as they may mature.

(q)           Use of Proceeds. The proceeds of the Loan shall be applied by Borrower to, inter alia, (i) acquire the Property and (ii) pay certain transaction costs incurred by Borrower in connection with the Loan. No portion of the proceeds of the Loan will be used for family, personal, agricultural or household use.

(r)            Tax Filings. Borrower and, if applicable, each General Partner, have filed all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and, if applicable, each General Partner. Borrower and, if applicable, each General Partner, believe that their respective tax returns properly reflect the income and taxes of Borrower and said General Partner, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

(s)           Not Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

(t)            ERISA. (i) The assets of Borrower and Guarantor are not and will not become treated as “plan assets”, whether by operation of law or under regulations promulgated under ERISA. If any Person is a direct owner of a legal or beneficial interest in Borrower and in such capacity is using (or is deemed under ERISA to be using) “plan assets”, Borrower, at all times that the Loan is outstanding, will either qualify as a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(e) or there is applicable a prohibited transaction exemption under ERISA such that the assets of Borrower will not be treated as “plan assets.”  Each Plan and Welfare Plan, and, to the knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other applicable Legal Requirement, and no event or condition has occurred and is continuing as to which Borrower would be under an obligation to furnish a report to Lender under clause (ii)(A) of this Section. Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan under which Borrower, Guarantor or any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code. No Welfare Plan provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of Borrower, Guarantor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by fully paid up insurance or (C) severance benefits.

(ii)           Borrower will furnish to Lender as soon as possible, and in any event within ten (10) days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan, Welfare Plan or Multiemployer Plan has occurred or exists, an Officer’s Certificate setting forth details respecting such event or condition and the action, if any, that Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC (or any other relevant Governmental Authority) by Borrower or an ERISA Affiliate with respect to such event or condition, if such report or notice is required to be filed with the PBGC or any other relevant Governmental Authority):

(A)          any reportable event, as defined in Section 4043 of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code and of Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), and any request for a waiver under Section 412(d) of the Code for any Plan;

(B)           the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

(C)           the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(D)          the complete or partial withdrawal from a Multiemployer Plan by Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(E)           the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

(F)           the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA

Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; or

(G)           the imposition of a lien or a security interest in connection with a Plan.

(iii)          Borrower shall not knowingly engage in or permit any transaction in connection with which Borrower, Guarantor or any ERISA Affiliate could be subject to either a civil penalty or tax assessed pursuant to Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, permit any Welfare Plan to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of Borrower, Guarantor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (C) severance benefits, permit the assets of Borrower or Guarantor to become “plan assets”, whether by operation of law or under regulations promulgated under ERISA, or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any employee benefit plan (including, without limitation, any employee welfare benefit plan) or other plan, policy or arrangement, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits expense to Borrower, Guarantor or any ERISA Affiliate.

(u)           Labor Matters. No organized work stoppage or labor strike is pending or, to Borrower’s knowledge, threatened by employees or other laborers at the Property and neither Borrower nor Manager (i) is involved in or, to Borrower’s knowledge, threatened with any labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at the Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) except as previously disclosed to Lender in writing, is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property and no such agreement or contract is currently being negotiated by Borrower, Manager or any of their Affiliates.

(v)           Borrower’s Legal Status. Borrower’s exact legal name that is indicated on the signature page hereto, organizational identification number and place of business or, if more than one, its chief executive office, as well as Borrower’s mailing address, if different, which were identified by Borrower to Lender and contained in this Security Instrument, are true, accurate and complete. Borrower (i) will not change its name, its place of business or, if more than one place of business, its chief executive office, or its mailing address or organizational identification number if it has one without giving Lender at least thirty (30) days prior written notice of such change, (ii) if Borrower does not have an organizational identification number and later obtains one, Borrower shall promptly notify Lender of such organizational identification number and (iii) Borrower will not change its type of organization, jurisdiction of organization or other legal structure.

(w)          Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. (i) None of Borrower, General Partner, Guarantor, or any Person who owns any equity interest in or Controls Borrower, General Partner or Guarantor currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Borrower has implemented procedures, approved by General Partner, to ensure that no Person who now or hereafter owns an equity interest in Borrower or General Partner is a Prohibited Person or Controlled by a Prohibited Person, (ii) no proceeds of the Loan will be used to fund any operations in, finance any investments or activities in or make any payments to, Prohibited Persons, and (iii) none of Borrower, General Partner, or Guarantor is in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. No tenant at the Property currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and, to the best of Borrower’s knowledge, no tenant at the Property is owned or Controlled by a Prohibited Person. Borrower has determined that Manager has implemented procedures, approved by Borrower, to determine whether a tenant at the Property is a Prohibited Person or owned or Controlled by a Prohibited Person. Notwithstanding the foregoing, no representation is made hereunder with respect to owners of stock or other interests in publicly traded companies or members of any pension plans unless the failure to so apply such representations to such Persons could create any Lender Exposure.

Section 2.03. Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages or deeds of trust, as applicable, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument and, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the lien hereof upon the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Security Instrument and to effect the intent hereof, all as fully and effectually as Borrower might or could do; and Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue hereof. Upon (a) receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, (b) receipt of an indemnity from Lender related to losses resulting solely from the issuance of a replacement note or other applicable

Loan Document and (c) in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

Section 2.04. Recording of Security Instrument, etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully protect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all filing, registration or recording fees, and all reasonable expenses incident to the preparation, execution and acknowledgment of this Security Instrument, any mortgage or deed of trust, as applicable, supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage or deed of trust, as applicable, supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, except where prohibited by law to do so, in which event Lender, upon at least ninety (90) days prior written notice to Borrower, may declare the Debt to be immediately due and payable without any prepayment fee or charge of any kind. Borrower shall hold harmless and indemnify Lender and its successors and assigns, against any liability incurred as a result of the imposition of any tax on the making and recording of this Security Instrument.

Section 2.05. Representations, Warranties and Covenants Relating to the Property. Borrower represents and warrants to and covenants with Lender with respect to the Property as follows:

(a)           Lien Priority. This Security Instrument is a valid and enforceable first lien on the Property, free and clear of all encumbrances and liens having priority over the lien of this Security Instrument, except for the items set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Security Instrument, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Security Instrument, materially affect the value or marketability of the Property, impair the use or operation of the Property for the use currently being made thereof or impair Borrower’s ability to pay its obligations in a timely manner (such items being the “Permitted Encumbrances”).

(b)           Title. Borrower has, subject only to the Permitted Encumbrances, good, insurable and marketable fee simple title to the Premises, Improvements and Fixtures (collectively, the “Realty”) and to all easements and rights benefiting the Realty and has the right, power and authority to mortgage, encumber, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign, and hypothecate the Property. Borrower will preserve its interest in and title to the Property and will forever warrant and defend the same to Lender against any and all claims made by, through or under Borrower and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all Persons whomsoever claiming by, through or under Borrower. The foregoing warranty of title shall survive the foreclosure of this Security Instrument and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Property pursuant to any foreclosure. In addition, there are no outstanding options or, except as set forth on the title insurance policy delivered to Lender in connection with the origination of the Loan, rights of first refusal to purchase the Property or Borrower’s ownership thereof.

(c)           Taxes and Impositions. All taxes and other Impositions and governmental assessments due and owing in respect of, and affecting, the Property have been paid. Borrower has paid all Impositions which constitute special governmental assessments in full, except for those assessments which are permitted by applicable Legal Requirements to be paid in installments, in which case all installments which are due and payable have been paid in full. There are no pending, or to Borrower’s best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

(d)           Casualty; Flood Zone. Except as disclosed in the engineering report for the Property previously delivered to Lender in connection with the origination of the Loan, the Realty is in good repair and free and clear of any damage, destruction or casualty (whether or not covered by insurance) which remains unrepaired that would materially and adversely affect the value of the Realty or the use for which the Realty was intended, there exists no structural or other material defects or damages in or to the Property and Borrower has not received any written notice from any insurance company or bonding company of any material defect or inadequacies in the Property, or any part thereof, in either case which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. No portion of the Premises is located in an “area of special flood hazard,” as that term is defined in the regulations of the Federal Insurance Administration, Department of Housing and Urban Development, under the National Flood Insurance Act of 1968, as amended (24 CFR § 1909.1) or Borrower has obtained the flood insurance required by Section 3.01(a)(vi) hereof. The Premises either does not lie in a 100 year flood plain that has been identified by the Secretary of Housing and Urban Development or any other Governmental Authority or, if it does, Borrower has obtained the flood insurance required by Section 3.01(a)(vi) hereof.

(e)           Completion; Encroachment. All Improvements necessary for the efficient use and operation of the Premises have been completed and, except as set forth in the title insurance policy insuring the lien of this Security Instrument, none of said Improvements lie outside the boundaries and building restriction lines of the Premises. Except as set forth in the title insurance policy insuring the lien of this Security Instrument, no improvements on adjoining properties encroach upon the Premises.

(f)            Separate Lot. The Premises are taxed separately without regard to any other real estate and constitute a legally subdivided lot under all applicable Legal Requirements (or, if not subdivided, no subdivision or platting of the Premises is required under applicable Legal

Requirements), and for all purposes may be mortgaged, encumbered, conveyed or otherwise dealt with as an independent parcel. The Property does not benefit from any tax abatement or exemption, provided, however, the foregoing shall not preclude Borrower from bringing any tax certiorari proceeding.

(g)           Use. The existence of all Improvements, the present use and operation thereof and the access of the Premises and the Improvements to all of the utilities and other items referred to in paragraph (k) below are in compliance in all material respects with all Leases affecting the Property and all applicable Legal Requirements, including, without limitation, Environmental Statutes, Development Laws and Use Requirements. Borrower has not received any notice from any Governmental Authority alleging any uncured violation relating to the Property of any applicable Legal Requirements.

(h)           Licenses and Permits. Except as previously disclosed to Lender in writing, Borrower currently holds and will continue to hold all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority or any other Person which are material for the lawful occupancy and operation of the Realty or which are material to the ownership or operation of the Property or the conduct of Borrower’s business. All such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are current and in full force and effect.

(i)            Environmental Matters. Borrower has received and reviewed the Environmental Report and has no reason to believe that the Environmental Report contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which such statements were made, not misleading.

(j)            Property Proceedings. There are no actions, suits or proceedings pending or, to Borrower’s knowledge, threatened in any court or before any Governmental Authority or arbitration board or tribunal (i) relating to (A) the zoning of the Premises or any part thereof, (B) any certificates of occupancy, licenses, registrations, permits, consents or approvals issued with respect to the Property or any part thereof, (C) the condemnation of the Property or any part thereof, or (D) the condemnation or relocation of any roadways abutting the Premises required for access or the denial or limitation of access to the Premises or any part thereof from any point of access to the Premises, (ii) asserting that (A) any such zoning, certificates of occupancy, licenses, registrations, permits, consents and/or approvals do not permit the operation of any material portion of the Realty as presently being conducted, (B) any material improvements located on the Property or any part thereof cannot be located thereon or operated for their intended use or (C) the operation of the Property or any part thereof is in violation in any material respect of any Environmental Statutes, Development Laws or other Legal Requirements or any of the Space Leases or Property Agreements or (iii) which might (A) affect the validity or priority of any Loan Document or (B) if adversely determined, would have a Material Adverse Effect. Borrower is not aware of any facts or circumstances which may give rise to any actions, suits or proceedings described in the preceding sentence.

(k)           Utilities. The Premises have all necessary legal access to water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities (with respect to each of the aforementioned items, by means of either a direct connection to the source of such utilities or through connections available on publicly dedicated roadways directly abutting the Premises or through permanent insurable easements benefiting the Premises), parking, and means of direct access from the Premises to public roadways over recognized curb cuts (or such access is through private roadways which may be used for ingress and egress pursuant to permanent insurable easements).

(l)            Mechanics’ Liens. The Property is free and clear of any mechanics’ liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of this Security Instrument, except those which are insured against by the title insurance policy insuring the lien of this Security Instrument.

(m)          Intentionally Omitted.

(n)           Insurance. The Property is insured in accordance with the requirements set forth in Article III hereof.

(o)           Space Leases.

(i)            Borrower has delivered a true, correct and complete schedule of all Space Leases as of the date hereof, which accurately and completely sets forth in all material respects, for each such Space Lease, the following (collectively, the “Rent Roll”):  the name of the tenant; the lease expiration date, the base rent and percentage rent, if any, payable; all escalation and pass-through obligations; and the security deposit, if any, held thereunder.

(ii)           Each Space Lease constitutes the legal, valid and binding obligation of Borrower and, to the knowledge of Borrower, is enforceable against the tenant thereof. Except as previously disclosed to Lender in any tenant estoppel letter delivered to Lender in connection with the origination of the Loan or as previously disclosed to Lender in writing, no material default exists, or with the passing of time or the giving of notice would exist, (A) under any Major Space Lease or (B) under any other Space Leases which would, in the aggregate, have a Material Adverse Effect.

(iii)          Except as previously disclosed to Lender in any tenant estoppel letter delivered to Lender in connection with the origination of the Loan or as previously disclosed to Lender in writing, no tenant under any Space Lease has, as of the date hereof, paid Rent more than thirty (30) days in advance, and the Rents under such Space Leases have not been waived, released, or otherwise discharged or compromised.

(iv)          Except as previously disclosed to Lender in any tenant estoppel letter delivered to Lender in connection with the origination of the Loan or as previously disclosed to Lender in writing, all work to be performed by Borrower under the Space Leases as of the date hereof has been substantially performed, all contributions required to be made by Borrower to the tenants thereunder as of the date hereof have been made except for any held-back amounts, and, to Borrower’s knowledge, all other conditions precedent to each such tenant’s obligations thereunder have been satisfied.

(v)           Except as set forth in any Space Lease, there are no options to terminate any Space Lease.

(vi)          Except as previously disclosed to Lender in any tenant estoppel letter delivered to Lender in connection with the origination of the Loan or as previously disclosed to Lender in writing, each tenant under a Major Space Lease has entered into occupancy of the demised premises to the extent required under the terms of its Major Space Lease, and each such tenant is open and conducting business in the demised premises. Except as previously disclosed to Lender in any tenant estoppel letter delivered to Lender in connection with the origination of the Loan or as previously disclosed to Lender in writing, to the best knowledge of Borrower, each tenant under a Lease other than a Major Space Lease has entered into occupancy of its demised premises under its Lease to the extent required under the terms of its Lease and each such tenant is open and conducting business in the demised premises.

(vii)         Borrower has delivered to Lender true, correct and complete copies of all Space Leases described in the Rent Roll.

(viii)        Each Space Lease is in full force and effect and (except as disclosed on the Rent Roll) has not been assigned, modified, supplemented or amended in any way, except as otherwise disclosed in writing to Lender (which disclosure may be by delivery of any such assignment, modification, supplement or amendment to Lender).

(ix)           Except as previously disclosed to Lender in any tenant estoppel letter delivered to Lender in connection with the origination of the Loan or as previously disclosed to Lender in writing, to Borrower’s knowledge, each tenant under each Space Lease is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors.

(x)            No Space Lease provides any party with the right to obtain a lien or encumbrance (other than rights of tenants as tenants only) upon the Property superior to the lien of this Security Instrument.

(p)           Property Agreements.

(i)            Borrower has delivered to Lender true, correct and complete copies of all material Property Agreements.

(ii)           Except as set forth in the title insurance policy insuring the lien of this Security Instrument, no Property Agreement provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Security Instrument.

(iii)          No default exists or with the passing of time or the giving of notice or both would exist under any Property Agreement which would, individually or in the aggregate, have a Material Adverse Effect.

(iv)          Borrower has not received or given any written communication which alleges that a default exists or, with the giving of notice or the lapse of time, or both, would exist under the provisions of any Property Agreement.

(v)           No condition exists whereby Borrower or any future owner of the Property may be required to purchase any other parcel of land which is subject to any Property Agreement or which gives any Person a right to purchase, or right of first refusal with respect to, the Property.

(vi)          To the best knowledge of Borrower, no offset or any right of offset exists respecting continued contributions to be made by any party to any Property Agreement except as expressly set forth therein. Except as previously disclosed to Lender in writing, no material exclusions or restrictions on the utilization, leasing or improvement of the Property (including non-compete agreements) exists in any Property Agreement.

(vii)         All work, if any, to be performed by Borrower under each of the Property Agreements as of the date hereof has been substantially performed, all contributions to be made by Borrower to any party to such Property Agreements as of the date hereof have been made, and all other conditions to such party’s obligations thereunder have been satisfied.

(q)           Personal Property. Borrower has delivered to Lender a true, correct and complete schedule of all personal property, if any, owned by Borrower and located upon the Property or used in connection with the use or operation of the Realty having a replacement value in excess of Five Thousand Dollars ($5,000) and Borrower represents that it has good and marketable title to all such personal property, free and clear of any liens, except for liens created under the Loan Documents, liens which describe the equipment and other personal property owned by tenants and equipment financings.

(r)            Leasing Brokerage and Management Fees. Except as previously disclosed to Lender in writing, there are no brokerage fees or commissions due and payable by Borrower with respect to the leasing of space at the Property and there are no management fees due and payable by Borrower with respect to the management of the Property.

(s)           Security Deposits. Borrower is in material compliance with all Legal Requirements relating to security deposits under Space Leases as to which failure to comply would, individually or in the aggregate, have a Material Adverse Effect.

(t)            Intentionally Omitted.

(u)           Representations Generally. The representations and warranties contained in this Security Instrument, and the review and inquiry made on behalf of Borrower therefor, have all been made by Persons having the requisite expertise and knowledge to provide such representations and warranties. No representation, warranty or statement of fact made by or on behalf of Borrower in this Security Instrument, or in any certificate, document or schedule furnished to Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading (which may be to Borrower’s best knowledge where so provided herein). There are no facts presently known to Borrower which have not been disclosed to Lender which would, individually or in the aggregate, have a Material Adverse Effect nor as far as Borrower can foresee is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

(v)               Liquor License. All licenses, permits, approvals and consents which Borrower or any Affiliate is required to have obtained for the sale and service of alcoholic beverages on the Premises have been obtained from the applicable Governmental Authorities, and to Borrower’s knowledge, all licenses, permits, approvals and consents which are required by other Persons for the sale and service of alcoholic beverages on the Premises have been obtained from the applicable Governmental Authorities.

Section 2.06. Removal of Lien. (a) Borrower shall, at its expense, maintain this Security Instrument as a first lien on the Property and shall keep the Property free and clear of all liens and encumbrances of any kind and nature other than the Permitted Encumbrances or other encumbrances hereafter approved by Lender in writing. Borrower shall, within ten (10) days following the filing thereof, promptly discharge of record, by bond or otherwise, any such liens and, promptly upon request by Lender, shall deliver to Lender evidence reasonably satisfactory to Lender of the discharge thereof.

(b)           Without limitation to the provisions of Section 2.06(a) hereof, Borrower shall (i) subject to Section 2.06(c) below, pay, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Property or any part thereof, (ii) cause to be removed of record (by payment or posting of bond or settlement or otherwise) any mechanics’, materialmens’, laborers’ or other lien (other than Permitted Encumbrances) on the Property, or any part thereof, or on the revenues, rents, issues, income or profit arising therefrom, and (iii) in general, do or cause to be done, without expense to Lender, everything reasonably necessary to preserve in full the lien of this Security Instrument. If Borrower fails to comply with the requirements of this Section 2.06(b), then, upon ten (10) Business Days’ prior notice to Borrower, Lender may, but shall not be obligated to, pay any such lien, and Borrower shall, within ten (10) Business Days after Lender’s demand therefor, reimburse Lender for all sums so expended, together with interest thereon at the Default Rate from the date advanced until paid, all of which shall be deemed part of the Debt. Nothing contained herein shall be deemed a consent or request of Lender, express or implied, by inference or otherwise, to the performance of any alteration, repair or other work by any contractor, subcontractor or laborer or the furnishing of any materials by any materialmen in connection therewith.

(c)           Notwithstanding the foregoing, Borrower may contest any lien (other than a lien relating to non-payment of Impositions, the contest of which shall be governed by Section 4.04 hereof) of the type set forth in subparagraph (b)(ii) of this Section 2.06 provided that, following prior notice to Lender, (i) Borrower is contesting the validity of such lien with due diligence and in good faith and by appropriate proceedings, without cost or expense to Lender or any of its agents, employees, officers, or directors, (ii) Borrower shall preclude the collection of, or other realization upon, any contested amount from the Property or any revenues from or interest in the Property, (iii) neither the Property nor any part thereof nor interest therein shall be in any imminent danger of being sold, forfeited or lost by reason of such contest by Borrower, (iv) such contest by Borrower shall not affect the ownership, use or occupancy of the Property, (v) such contest by Borrower shall not subject Lender or Borrower to the risk of civil or criminal liability (other than the civil liability of Borrower for the amount of the lien in question), (vi) such lien is subordinate to the lien of this Security Instrument, (vii) Borrower has not consented to such lien, (viii) Borrower has given Lender prompt notice of the filing of such lien and, upon request by Lender from time to time, notice of the status of such contest by Borrower and/or confirmation of the continuing satisfaction of the conditions set forth in this Section 2.06(c), (ix) Borrower shall promptly pay the obligation secured by such lien upon a final determination of Borrower’s liability therefor, and (x) unless Borrower has paid the contested amount, if reasonably requested by Lender, Borrower shall deliver to Lender cash, a bond or other security acceptable to Lender equal to 125% of the contested amount pursuant to collateral arrangements reasonably satisfactory to Lender.

Section 2.07. Cost of Defending and Upholding this Security Instrument Lien. If any action or proceeding is commenced to which Lender is made a party relating to the Loan Documents and/or the Property or Lender’s interest therein or in which it becomes necessary to defend or uphold the lien of this Security Instrument or any other Loan Document, Borrower shall, on demand, reimburse Lender for all reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in connection therewith, and such sum, together with interest thereon at the Default Rate from and after such demand until fully paid, shall constitute a part of the Debt.

Section 2.08. Use of the Property. Borrower will use, or cause to be used, the Property for such use as is permitted pursuant to applicable Legal Requirements including, without limitation, under any certificate of occupancy applicable to the Property. Borrower shall not suffer or permit the Property or any portion thereof to be used by the public, any tenant, or any Person not subject to a Lease, in a manner that is reasonably likely to impair Borrower’s title to the Property, or in such manner as may give rise to a claim or claims of adverse usage or adverse possession by the public, or of implied dedication of the Property or any part thereof.

Section 2.09. Financial Reports. (a)  Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied, proper and accurate books, tax returns, records and accounts reflecting (i) all of the financial affairs of Borrower and (ii) all items of income and expense in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in connection with the operation thereof, whether such income or expense may be realized by Borrower or by any other Person whatsoever, excepting lessees unrelated to and unaffiliated with Borrower who have leased from Borrower portions of the Property for the purpose of occupying the same. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, tax returns, records and accounts at the office of Borrower or other Person maintaining such books, tax returns, records and accounts and to make such copies or extracts thereof as Lender shall desire. While an Event of Default exists, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b)           Borrower will furnish Lender (i) annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower and (ii) on a quarterly basis, within forty-five (45) days following the end of each fiscal quarter of Borrower, with a complete copy of Borrower’s financial statement consistently applied covering (x) all of the financial affairs of Borrower and (y) the operation of the Property for such fiscal quarter and containing a statement of revenues and expenses, a balance sheet and a statement of Borrower’s equity. Together with the quarterly financial statements required to be furnished pursuant to this Section 2.09(b), Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof (1) that the financial statements accurately represent the results of operations and financial condition of Borrower and the Property all in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied, and (2) whether, to Borrower’s best knowledge, there exists a Default under the Note or any other Loan Document executed and delivered by Borrower, and if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance.

(c)           Intentionally omitted.

(d)           Intentionally omitted.

(e)           Borrower will furnish Lender annually, within twenty (20) days following the end of each year and within twenty (20) days following receipt of such request therefor, with a true, complete and correct rent roll for the Property, including a list of which tenants are in material default under their respective Leases, dated as of the date of the Officer’s Certificate referred to below, identifying each tenant, the monthly rent and additional rent, if any, payable by such tenant, the expiration date of such tenant’s Lease, the security deposit, if any, held by Borrower under the Lease, the space covered by the Lease, each tenant that has filed a bankruptcy, insolvency, or reorganization proceeding since delivery of the last such rent roll and the arrearages for such tenant, if any, and such rent roll shall be accompanied by an Officer’s Certificate, dated as of the date of the delivery of such rent roll, certifying that such rent roll is true, correct and complete in all material respects as of its date.

(f)            Borrower shall furnish to Lender, within thirty (30) days after Lender’s request therefor, with such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

(g)           Borrower shall cause Manager to furnish to Lender, within twenty (20) days following the request of Lender and, during the continuance of an Event of Default, within twenty (20) days of the end of each month, a schedule of tenant security deposits, together with a certification of Borrower or Manager that such tenant security deposits are being held in accordance with all Legal Requirements.

(h)           Intentionally omitted.

(i)            If Borrower is not a disregarded entity for tax purposes, Borrower shall furnish to Lender annually, within thirty (30) days of filing its tax return, a copy of such tax return.

(j)            Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of each Fiscal Year (and October 31, 2006 with respect to the Annual Budget for the Fiscal Year ending December 31, 2006) in form satisfactory to Lender setting forth in reasonable detail budgeted monthly operating income and monthly operating, capital and other expenses for the Property. Each Annual Budget shall contain, among other things, management fees, third party service fees, and other expenses as Borrower may reasonably determine.

Section 2.10. Litigation. Borrower will give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which, if adversely determined, would have a Material Adverse Effect.

Section 2.11. Updates of Representations. Borrower shall deliver to Lender within fifteen (15) Business Days of the request of Lender an Officer’s Certificate updating all of the representations and warranties contained in this Security Instrument and the other Loan Documents and certifying that all of the representations and warranties contained in this Security Instrument and the other Loan Documents, as updated pursuant to such Officer’s Certificate, are true, accurate and complete as of the date of such Officer’s Certificate or shall set forth the exceptions to representations and/or warranties in reasonable detail, as applicable, and, upon Lender’s request for further information with respect to such exceptions, shall provide Lender such additional information as Lender may reasonably request. Notwithstanding the foregoing, provided that no Event of Default has occurred and is continuing, Borrower shall not be required to deliver the foregoing Officer’s Certificate more than two (2) times during the term of the Loan.

ARTICLE III:  INSURANCE AND CASUALTY RESTORATION

Section 3.01. Insurance Coverage. Borrower shall, at its expense, maintain the following insurance coverages with respect to the Property during the term of this Security Instrument:

(a)           (i)            Insurance against loss or damage by fire, casualty and other hazards included in an “all-risk” coverage endorsement or its equivalent (which, in the case of insurance during the time of any construction work being financed with the proceeds of the Loan (“Construction”) shall be in “builder’s risk completed value non-reporting form” together with rents, earnings and extra expense insurance covering loss due to delay in completion of the Improvements), with such endorsements as Lender may from time to time reasonably require and which are customarily required by Institutional Lenders of similar properties similarly situated, including, without limitation, if the Property constitutes a legal non-conforming use, an ordinance of law coverage endorsement which contains “Demolition Cost”, “Loss Due to Operation of Law” and “Increased Cost of Construction” coverages, covering the Property in an amount not less than the greater of (A) 100% of the insurable replacement value of the Property (exclusive of the Premises and footings and foundations) and (B) such other amount as is necessary to prevent any reduction in such policy by reason of Lender or any other insured thereunder being deemed to be a co-insurer. Not less frequently than once every three (3) years, Borrower, at its option, shall either (A) have the Appraisal updated or obtain a new appraisal of the Property, (B) have a valuation of the Property made by or for its insurance carrier conducted by an appraiser experienced in valuing properties of similar type to that of the Property which are in the geographical area in which the Property is located or (C) provide such other evidence as will, in Lender’s reasonable judgment, enable Lender to determine whether there shall have been an increase in the insurable value of the Property, and Borrower shall deliver such updated Appraisal, new appraisal, insurance valuation or other evidence acceptable to Lender, as the case may be, and, if such updated Appraisal, new appraisal, insurance valuation, or other evidence acceptable to Lender reflects an increase in the insurable value of the Property, the amount of insurance required hereunder shall be increased accordingly and Borrower shall deliver evidence satisfactory to Lender that such policy has been so increased.

(ii)           Commercial general liability insurance against claims for personal and bodily injury and/or death to one or more persons or property damage, occurring on, in or about the Property (including the adjoining streets, sidewalks and passageways therein) in such amounts as Lender may from time to time reasonably require (but in no event shall Lender’s requirements be increased more frequently than once during each twelve (12) month period) and which are customarily required by Institutional Lenders for similar properties similarly situated, but not less than $1,000,000 per occurrence and $2,000,000 general aggregate on a per location basis and, in addition thereto, not less than $75,000,000 excess and/or umbrella liability insurance shall be maintained for any and all claims.

(iii)          Business interruption, rent loss or other similar insurance on an actual loss sustained basis (A) with loss payable to Lender, (B) covering all risks required to be covered by the insurance provided for in Section 3.01(a)(i) hereof and (C) in an amount not less than 100% of the projected fixed or base rent plus percentage rent for the succeeding twelve (12) month period based on an occupancy rate of 100%. Such insurance coverage shall provide a six (6) month extended period of indemnification. The amount of such insurance shall be determined upon the execution of this Security Instrument, and not more frequently than once each calendar year thereafter based on Borrower’s reasonable estimate of projected fixed or base rent plus percentage rent, from the Property for the next succeeding twelve (12) months. In the event the Property shall be damaged or destroyed, Borrower shall and hereby does assign to Lender all payment of claims under the policies of such insurance, and all amounts payable thereunder, and all net amounts, shall be collected by Lender under such policies and shall be applied in accordance with this Security Instrument; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to timely pay all amounts due under the Loan Documents.

(iv)          War risk insurance when such insurance is obtainable from the United States of America or any agency or instrumentality thereof at reasonable rates (for the maximum amount of insurance obtainable) and if requested by Lender, and such insurance is then customarily required by Institutional Lenders of similar properties similarly situated.

(v)           Insurance against loss or damages from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Property, in such amounts as Lender may from time to time reasonably require and which are then customarily required by Institutional Lenders of similar properties similarly situated.

(vi)          Flood insurance in an amount equal to the full insurable value of the Property or the maximum amount available, whichever is less, if the Improvements are located in an area designated by the Secretary of Housing and Urban Development as being “an area of special flood hazard” under the National Flood Insurance Program (i.e., having a one percent or greater chance of flooding), and if flood insurance is available under the National Flood Insurance Act.

(vii)         Worker’s compensation insurance or other similar insurance which may be required by Governmental Authorities or Legal Requirements.

(viii)        Insurance against loss resulting from mold, spores or fungus on or about the Premises, to the extent available at a commercially reasonable cost.

(ix)           At all times during Construction, contractor’s liability insurance to a limit of not less than $25,000,000 on a per occurrence basis covering each contractor’s construction operation at the Premises.

(x)            (A)          During any period of the term of the Loan that the Terrorism Risk Insurance Act of 2002 (“TRIA”) is in effect, if “acts of terrorism” or other similar acts or events are hereafter excluded from Borrower’s comprehensive all risk insurance policy (including business interruption insurance coverage), Borrower shall obtain an endorsement to such policy, or a separate policy, insuring against all “certified acts of terrorism” as defined by TRIA and “fire following”, each in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Security Instrument shall mean actual replacement value (exclusive of the Premises, footings and foundations) with a waiver of depreciation; and

(B)           during any period of the term of the Loan that TRIA is not in effect, if “acts of terrorism” or other similar acts or events or “fire following” are hereafter excluded from Borrower’s comprehensive all risk insurance policy or business interruption insurance coverage, Borrower shall obtain an endorsement to such policy, or a separate policy, insuring against all such excluded acts or events, to the extent such policy or endorsement is available, in an amount determined by Lender in its reasonable discretion (but in no event greater than the total insurable value plus required business interruption coverage, and in no event shall Borrower be required to furnish insurance for losses resulting from “acts of terrorism” and “fire following” for a cost in excess of 125% of the prior year’s premium for the insurance required pursuant to Section 3.01(a)(i) and Section 3.01(a)(iii) less the component cost thereof which related to “acts of terrorism”); provided, however, Borrower shall not be required to carry insurance of the type set forth in this clause (x)(B) if Institutional Lenders are not then customarily requiring such insurance for loans similar in size to the Loan with respect to similar properties similarly situated which are collateral for loans which are included in commercial mortgage securitizations, as determined by Lender in its reasonable discretion.

(xi)           Such other insurance as may from time to time be required by Lender and which is then customarily required by Institutional Lenders for similar properties similarly situated, against other insurable hazards, including, but not limited to, malicious mischief, vandalism, sinkhole and mine subsidence, windstorm and/or earthquake, due regard to be given to the size and type of the Premises, Improvements, Fixtures and Equipment and their location, construction and use.

(xii)          If Borrower, any of its Affiliates or Manager holds a liquor license for the Premises, liquor liability insurance in the amount of no less than $10,000,000.

(xiii)         Automobile liability insurance covering owned, hired and not owned vehicles in an amount of not less than $1,000,000 per accident.

(b)           Borrower shall cause any Manager of the Property to maintain fidelity insurance in an amount equal to or greater than $1,000,000 or such lesser amount as Lender shall approve.

Section 3.02. Policy Terms. (a) All insurance required by this Article III shall be in the form (other than with respect to Sections 3.01(a)(vi) and (vii) above when insurance in those two sub-sections is placed with a governmental agency or instrumentality on such agency’s forms) and amount and with deductibles as, from time to time, shall be reasonably acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State where the Property is located, with a general policyholder’s service rating of not less than A- and a financial rating of not less than VIII as rated in the most currently available Best’s Insurance Reports (or the equivalent, if such rating system shall hereafter be altered or replaced) and shall have a claims paying ability rating and/or financial strength rating, as applicable, of not less than “A” (or its equivalent), or such lower claims paying ability rating and/or financial strength rating, as applicable, as Lender shall, in its sole and absolute discretion, consent to, from a Rating Agency (one of which, after a Securitization in which Standard & Poor’s rates any securities issued in connection with such Securitization, shall be Standard & Poor’s), but as to such rating from a Rating Agency for any earthquake or flood coverage, such rating may be less than “A” (or its equivalent) provided that such rating is reasonably acceptable to Lender. Originals or certified copies of all insurance policies shall be delivered to and held by Lender. All such policies (except policies for worker’s compensation) shall name Lender, its successors and/or assigns as an additional named insured, shall provide for loss payable to

Lender (other than liability policies), its successors and/or assigns and shall contain (or have attached):  (i) standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower; (ii) a waiver of subrogation endorsement as to Lender; (iii) an endorsement indicating that neither Lender nor Borrower shall be or be deemed to be a co-insurer with respect to any casualty risk insured by such policies and shall provide for a deductible per loss of an amount not more than the lesser of (x) $100,000 and (y) five percent (5%) of the Adjusted Net Cash Flow (other than for earthquake coverage, which may be up to 5% of the insured value), and (iv) a provision that such policies shall not be canceled, terminated, denied renewal or amended to materially reduce the scope or limits of coverage, without at least thirty (30) days’ prior written notice to Lender in each instance. Not less than ten (10) days prior to the expiration dates of the insurance policies obtained pursuant to this Security Instrument, or as soon as available, but in no event later than such date of expiration, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other reasonable evidence of such payment (which premiums shall not be paid by Borrower through or by any financing arrangement which would entitle an insurer to terminate a policy) shall be delivered by Borrower to Lender. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Article III.

(b)           If Borrower fails to maintain and deliver to Lender the original policies or certificates of insurance required by this Security Instrument, Lender may, at its option, procure such insurance, and Borrower shall pay or, as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Debt.

(c)           Borrower shall notify Lender of the renewal premium of each insurance policy and, if an Event of Default exists, Lender shall be entitled to pay such amount on behalf of Borrower from the Basic Carrying Costs Escrow Account.

(d)           The insurance required by this Security Instrument may, at the option of Borrower, be effected by blanket and/or umbrella policies issued to Borrower covering the Property provided that, in each case, the policies otherwise comply with the provisions of this Security Instrument and allocate to the Property, from time to time (but in no event less than once a year), the coverage specified by this Security Instrument, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Security Instrument shall be effected by any such blanket or umbrella policies, Borrower shall furnish to Lender original policies or certified copies thereof, or an original certificate of insurance together with reasonable access to the original of such policy to review such policy’s coverage of the Property, with schedules attached thereto showing the amount of the insurance provided under such policies applicable to the Property.

Section 3.03. Assignment of Policies. (a)  Borrower hereby assigns to Lender the proceeds of all insurance (other than worker’s compensation and liability insurance) obtained pursuant to this Security Instrument, all of which proceeds shall be payable to Lender as collateral and further security for the payment of the Debt and the performance of Borrower’s obligations hereunder and under the other Loan Documents, and Borrower hereby authorizes and directs the issuer of any such insurance to make payment of such proceeds directly to Lender. Except as otherwise expressly provided in Section 3.04 or elsewhere in this Article III, Lender shall have the option, in its discretion, and without regard to the adequacy of its security, to apply all or any part of the proceeds it may receive pursuant to this Article in such manner as Lender may elect to any one or more of the following:  (i) the payment of the Debt, whether or not then due, in any proportion or priority as Lender, in its discretion, may elect, (ii) the repair or restoration of the Property, (iii) the cure of any Event of Default or (iv) the reimbursement of the costs and expenses of Lender incurred pursuant to the terms hereof in connection with the recovery of the Insurance Proceeds. Nothing herein contained shall be deemed to excuse Borrower from repairing or maintaining the Property as provided in this Security Instrument or restoring all damage or destruction to the Property, regardless of the sufficiency of the Insurance Proceeds, and the application or release by Lender of any Insurance Proceeds shall not cure or waive any Default or notice of Default.

(b)           In the event of the foreclosure of this Security Instrument or any other transfer of title or assignment of all or any part of the Property in extinguishment, in whole or in part, of the Debt, all right, title and interest of Borrower in and to all policies of insurance required by this Security Instrument shall inure to the benefit of the successor in interest to Borrower or the purchaser of the Property. If, prior to the receipt by Lender of any proceeds, the Property or any portion thereof shall have been sold on foreclosure of this Security Instrument or by deed in lieu thereof or otherwise as a result of the exercise of Lender’s remedies hereunder, or any claim under such insurance policy arising during the term of this Security Instrument is not paid until after the extinguishment of the Debt, and Lender shall not have received the entire amount of the Debt outstanding at the time of such extinguishment, whether or not a deficiency judgment on this Security Instrument shall have been sought or recovered or denied, then the proceeds of any such insurance, to the extent of the amount of the Debt not so received, shall be paid to and be the property of Lender, together with interest thereon at the Default Rate until received, and the reasonable attorney’s fees, costs and disbursements incurred by Lender in connection with the collection of the proceeds shall be paid to Lender and Borrower hereby assigns, transfers and sets over to Lender all of Borrower’s right, title and interest in and to such proceeds. Notwithstanding any provisions of this Security Instrument to the contrary, Lender shall not be deemed to be a trustee or other fiduciary with respect to its receipt of any such proceeds, which may be commingled with any other monies of Lender; provided, however, that Lender shall use such proceeds for the purposes and in the manner permitted by this Security Instrument. Any proceeds deposited with Lender shall be held by Lender in an interest-bearing account, but Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on such deposit and shall have no liability in connection therewith. Interest accrued, if any, on the proceeds shall be deemed to constitute a part of the proceeds for purposes of this Security Instrument. The provisions of this Section 3.03(b) shall survive the termination of this Security Instrument by foreclosure, deed in lieu thereof or otherwise as a consequence of the exercise of the rights and remedies of Lender hereunder after an Event of Default.

Section 3.04. Casualty Restoration. (a)   (i)  In the event of any damage to or destruction of the Property, Borrower shall give prompt written notice to Lender (which notice shall set forth Borrower’s good faith estimate of the cost of repairing or restoring such damage or destruction, or if Borrower cannot reasonably estimate the anticipated cost of restoration, Borrower shall nonetheless give Lender prompt notice of the occurrence of such damage or destruction, and will diligently proceed to obtain estimates to enable Borrower to quantify the anticipated cost and time required for such restoration, whereupon Borrower shall promptly notify Lender of such good faith estimate) and, provided that restoration does not violate any Legal Requirements, Borrower shall promptly commence and diligently prosecute to completion the repair, restoration or rebuilding of the Property so damaged or destroyed to a condition such that the Property shall be at least equal in value to that immediately prior to the damage to the extent practicable, in compliance with all Legal Requirements and the provisions of all Leases, and in accordance with Section 3.04(b) below. Such repair, restoration or rebuilding of the Property is sometimes hereinafter collectively referred to as the “Work”.

(ii)           Borrower shall not adjust, compromise or settle any claim for Insurance Proceeds without the prior written consent of Lender, which shall not be unreasonably withheld or delayed, and Lender shall have the right, at Borrower’s sole cost and expense, to participate in any settlement or adjustment of Insurance Proceeds; provided, however, that, except during the continuance of an Event of Default, Lender’s consent shall not be required with respect to the adjustment, compromising or settlement of any claim for Insurance Proceeds in an amount less than $1,000,000.

(iii)          Notwithstanding anything contained herein, subject to Section 3.04(a)(iv), Lender shall apply any Insurance Proceeds which it may receive towards the Work in accordance with Section 3.04(b) and the other applicable sections of this Article III.

(iv)          If (A) an Event of Default exists, (B) Lender is not reasonably satisfied that the Debt Service Coverage, after substantial completion of the Work, will be at least equal to the Required Debt Service Coverage, (C) more than thirty percent (30%) of the reasonably estimated fair market value of the Property is damaged or destroyed, (D) Lender is not reasonably satisfied that the Work can be completed six (6) months prior to Maturity or (E) Lender is not reasonably satisfied that the Work can be completed prior to the expiration of the insurance required pursuant to Section 3.01(a)(iii) (each, a “Substantial Casualty”), Lender shall have the option, in its sole discretion, to apply any Insurance Proceeds it may receive pursuant to this Security Instrument (less any cost to Lender of recovering and paying out such proceeds incurred pursuant to the terms hereof and not otherwise reimbursed to Lender, including, without limitation, reasonable attorneys’ fees and expenses) to the payment of the Debt, without any prepayment fee or charge of any kind, or to allow such proceeds to be used for the Work pursuant to the terms and subject to the conditions of Section 3.04(b) hereof and the other applicable sections of this Article III. If Lender elects to apply any Insurance Proceeds it may receive pursuant to this Security Instrument to the payment of the Debt, Borrower may prepay the balance of the Debt without any prepayment fee or charge of any kind.

(v)           In the event that Lender elects or is obligated hereunder to allow Insurance Proceeds to be used for the Work, any excess proceeds remaining after completion of such Work shall be applied to the payment of the Debt without any prepayment fee or charge of any kind.

(b)           If any Condemnation Proceeds in accordance with Section 6.01(a), or any Insurance Proceeds in accordance with Section 3.04(a), are to be applied to the repair, restoration or rebuilding of the Property, then such proceeds shall be deposited into a segregated interest-bearing bank account at the Bank, which shall be an Eligible Account, held by Lender and shall be paid out from time to time to Borrower as the Work progresses (less any cost to Lender of recovering and paying out such proceeds, including, without limitation, reasonable attorneys’ fees and costs allocable to inspecting the Work and the plans and specifications therefor), subject to Section 5.13 hereof and to all of the following conditions:

(i)            An Independent architect or engineer selected by Borrower and reasonably acceptable to Lender (an “Architect” or “Engineer”) or a Person otherwise reasonably acceptable to Lender, shall have delivered to Lender a certificate estimating the cost of completing the Work, and, if the amount set forth therein is more than the sum of the amount of Insurance Proceeds then being held by Lender in connection with a casualty and amounts agreed to be paid as part of a final settlement under the insurance policy upon or before completion of the Work, Borrower shall have delivered to Lender (A) cash collateral in an amount equal to such excess, (B) an unconditional, irrevocable, clean sight draft letter of credit, in form, substance and issued by a bank reasonably acceptable to Lender, in the amount of such excess and draws on such letter of credit shall be made by Lender to make payments pursuant to this Article III following exhaustion of the Insurance Proceeds therefor or (C) a completion bond in form, substance and issued by a surety company reasonably acceptable to Lender.

(ii)           If the cost of the Work is reasonably estimated by an Architect or Engineer in a certification reasonably acceptable to Lender to be equal to or exceed five percent (5%) of the Loan Amount, such Work shall be performed under the supervision of an Architect or Engineer, it being understood that the plans and specifications with respect thereto shall provide for Work so that, upon completion thereof, the Property shall be at least equal in replacement value and general utility to the Property prior to the damage or destruction.

(iii)          Each request for payment shall be made on not less than ten (10) days’ prior notice to Lender and shall be accompanied by a certificate of an Architect or Engineer, or, if the Work is not required to be supervised by an Architect or Engineer, by an Officer’s Certificate stating (A) that payment is for Work completed in compliance with the plans and specifications, if required under clause (ii) above, (B) that the sum requested is required to reimburse Borrower for payments by Borrower to date, or is due to the contractors, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Work done to the date of such certificate, (C) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the Property, that title to the personal property items covered by the request for payment is vested in Borrower (unless Borrower is lessee of such personal property), and (D) that the Insurance Proceeds and other amounts deposited by Borrower and held by Lender after such payment is more than the estimated remaining cost to complete such Work; provided, however, that if such certificate is given by an Architect or Engineer, such Architect or Engineer shall certify as to clause (A) above, and such Officer’s Certificate shall certify as to the remaining clauses above, and provided, further, that Lender shall not be obligated to disburse such funds if Lender determines, in Lender’s reasonable discretion, that Borrower shall not be in compliance with this Section 3.04(b). Additionally, each request for payment shall contain a statement signed by Borrower stating that the requested payment is for Work satisfactorily done to date, except as otherwise set forth in such statement.

(iv)          Each request for payment shall be accompanied by waivers of lien, in customary form and substance, covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title company or licensed abstractor, or by other evidence reasonably satisfactory to Lender that there has not been filed with respect to the Property any mechanic’s or other lien or instrument for retention of title relating to any part of the Work not discharged of record. Additionally, as to any personal property covered by the request for payment, Lender shall be furnished with evidence of Borrower having incurred a payment obligation therefor and such further evidence reasonably satisfactory to assure Lender that UCC filings therefor provide a valid first lien on the personal property in favor of Lender.

(v)           Lender shall have the right to inspect the Work at all reasonable times upon reasonable prior notice and may condition any disbursement of Insurance Proceeds upon satisfactory compliance by Borrower with the provisions hereof. Neither the approval by Lender of any required plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications, or the compliance of such plans and specifications of the Work, with any applicable law, regulation, ordinance, covenant or agreement.

(vi)          Insurance Proceeds shall not be disbursed more frequently than once every thirty (30) days, unless otherwise agreed to by Lender.

(vii)         Until such time as the Work has been substantially completed, Lender shall not be obligated to disburse to Borrower an amount (the “Retention Amount”) up to (A) until fifty percent (50%) of the Work has been completed (as reasonably determined by Lender), ten percent (10%) of the cost of the Work and (B) after fifty percent (50%) of the Work has been completed (as reasonably determined by Lender), five percent (5%) of the cost of the Work. Upon substantial completion of the Work, Borrower shall send notice thereof to Lender and, subject to the conditions of Section 3.04(b)(i)-(iv), Lender shall disburse one-half of the Retention Amount to Borrower; provided, however, that the remaining one-half of the Retention Amount shall be disbursed to Borrower when Lender shall have received copies of any and all final certificates of occupancy or other certificates, licenses and permits required for the ownership, occupancy and operation of the Property in accordance with all Legal Requirements. Borrower hereby covenants to diligently seek to obtain any such certificates, licenses and permits.

(viii)        Upon failure on the part of Borrower promptly to commence the Work or to proceed diligently and continuously to completion of the Work, subject to Force Majeure, not to exceed sixty (60) days, which failure shall continue after notice for thirty (30) days, Lender may apply any Insurance Proceeds or Condemnation Proceeds it then or thereafter holds to the payment of the Debt in accordance with the provisions of the Note; provided, however, that Lender shall be entitled to apply at any time all or any portion of the Insurance Proceeds or Condemnation Proceeds it then holds to the extent necessary to cure any Event of Default.

(c)           If Borrower (i) within ninety (90) days after the occurrence of any damage to the Property or any portion thereof (or such shorter period as may be required under any Major Space Lease) shall fail to submit to Lender for approval plans and specifications (if required pursuant to Section 3.04(b)(ii) hereof) for the Work (approved by the Architect and (if applicable) by all Governmental Authorities whose approval is required), (ii) after any such plans and specifications are approved by all Governmental Authorities, the Architect and Lender, shall fail to promptly commence such Work, subject to Force Majeure not to exceed sixty (60) days, or (iii) shall fail to diligently prosecute such Work to completion, subject to Force Majeure not to exceed sixty (60) days, then, in addition to all other rights available hereunder, at law or in equity, Lender, or any receiver of the Property or any portion thereof, upon ten (10) Business Days’ prior notice to Borrower (except in the event of emergency in which case no notice shall be required), may (but shall have no obligation to) perform or cause to be performed such Work, and may take such other steps as it reasonably deems advisable. Borrower hereby waives, for Borrower, any claim, other than for gross negligence or willful misconduct, against Lender and any receiver arising out of any act or omission of Lender or such receiver pursuant hereto, and Lender may apply all or any portion of the Insurance Proceeds (without the need to fulfill any other requirements of this Section 3.04) to reimburse Lender and such receiver for all costs not reimbursed to Lender or such receiver within ten (10) Business Days of demand, together with interest thereon at the Default Rate from the date such amounts are advanced until the same are paid to Lender or the receiver.

(d)           Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to collect and receive any Insurance Proceeds paid with respect to any portion of the Property or the insurance policies required to be maintained hereunder, and to endorse any checks, drafts or other instruments representing any Insurance Proceeds whether payable by reason of loss thereunder or otherwise.

(e)           Notwithstanding the foregoing provisions of this Section 3.04, upon the occurrence of any damage to or destruction of the Property, provided that such damage or destruction is not a Substantial Casualty, if in Lender’s reasonable judgment the cost of repair of or restoration to the Property required as a result of any damage or destruction is less than $250,000 in the aggregate and the Work can be completed in less than six (6) months (but in no event beyond the date which is six (6) months prior to the Maturity Date), then Lender, upon request by Borrower, shall permit Borrower to apply for and receive the Insurance Proceeds directly from the insurer (and Lender shall advise the insurer to pay over such Insurance Proceeds directly to Borrower), to the extent required to pay for any such Work, with any excess thereof to be promptly paid by Borrower to Lender to be applied against the Debt, without any prepayment fee or charge of any kind.

Section 3.05. Compliance with Insurance Requirements. Borrower promptly shall comply in all material respects with, and shall cause the Property to comply in all material respects with, all Insurance Requirements, even if such compliance requires structural changes or improvements or would result in interference with the use or enjoyment of the Property or any portion thereof, provided Borrower shall have a right to contest in good faith and with diligence such Insurance Requirements provided (a) no Event of Default shall exist during such contest and such contest shall not subject the Property or any portion thereof to any lien or affect the priority of the lien of this Security Instrument, (b) failure to comply with such Insurance Requirements will not subject Lender or any of its agents, employees, officers or directors to any civil or criminal liability, (c) such contest will not cause any reduction in insurance coverage, (d) such contest shall not affect the ownership, use or occupancy of the Property, (e) the Property or any part thereof or any interest therein shall not be in any imminent danger of being sold, forfeited or lost by reason of such contest by Borrower, (f) Borrower has given Lender prompt notice of such contest and, upon request by Lender from time to time, notice of the status of such contest by Borrower and/or information of the continuing satisfaction of the conditions set forth in clauses (a) through (e) of this Section 3.05, (g) upon a final determination of such contest, Borrower shall promptly comply with the requirements thereof, and (h) prior to and during such contest, if reasonably required by Lender, Borrower shall furnish to Lender security satisfactory to Lender, in its reasonable discretion, against loss or injury by reason of such contest or the non-compliance with such Insurance Requirement (and if such security is cash, Lender shall deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Security Instrument, but Lender (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Lender). If Borrower shall use the Property or any portion thereof in any manner which could permit the insurer to cancel any insurance required to be provided hereunder, Borrower immediately shall obtain a substitute policy which shall satisfy the requirements of this Security Instrument and which shall be effective on or prior to the date on which any such other insurance policy shall be canceled. Borrower shall not by any action or omission invalidate any insurance policy required to be carried hereunder unless such policy is replaced as aforesaid, or materially increase the premiums on any such policy above the normal premium charged for such policy. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable to Lender in connection with the transaction contemplated hereby.

Section 3.06. Event of Default During Restoration. Notwithstanding anything to the contrary contained in this Security Instrument including, without limitation, the provisions of this Article III, if, at any time during any Work, or at any time that Lender is holding or is entitled to receive any Insurance Proceeds pursuant to this Security Instrument, a Default exists and is continuing (whether or not it constitutes an Event of Default), Lender shall then have no obligation to disburse such proceeds for Work and Lender shall have the right and option, to be exercised in its sole and absolute discretion and election, with respect to the Insurance Proceeds, either to retain and apply such proceeds in reimbursement for the actual costs, fees and expenses incurred by Lender in accordance with the terms hereof in connection with the adjustment of the loss and, if such Default becomes an Event of Default, any balance toward payment of the Debt (without any prepayment fee or charge of any kind) in such priority and proportions as Lender, in its sole discretion, shall deem proper, or towards the Work, upon such terms and conditions as Lender shall determine, or to cure such Default, or to any one or more of the foregoing as Lender, in its sole and absolute discretion, may determine. If Lender shall receive and retain such Insurance Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received, after reimbursement to Lender of expenses of collection, and actually applied by Lender in reduction of the principal sum payable under the Note in accordance with the Note.

Section 3.07. Application of Proceeds to Debt Reduction. (a) No damage to the Property, or any part thereof, by fire or other casualty whatsoever, whether such damage be partial or total, shall relieve Borrower from its liability to pay in full the Debt and to perform its obligations under this Security Instrument and the other Loan Documents.

(b)           If any Insurance Proceeds are applied to reduce the Debt, Lender shall apply the same in accordance with the provisions of the Note.

Section 3.08. Investment of Loss Proceeds. Notwithstanding anything contained in this Security Instrument, including, without limitation, this Article III, Section 5.03 or Article VI, in the event that Loss Proceeds are to be deposited into an interest-bearing account pursuant to the terms hereof, Lender shall, but only after receiving a written request therefor from Borrower, which request must be given after the casualty or Taking with respect to which the Loss Proceeds relate, invest, and reinvest Loss Proceeds from time to time in Permitted Investments as instructed by Borrower (which instruction may be made no more than one time per month), provided that (a) if Borrower fails to so instruct Lender, Lender may (but shall not be obliged to) invest or direct the Bank to invest and reinvest such balance in Permitted Investments as Lender shall determine in its sole discretion and Borrower shall not be entitled to any earnings thereon in excess of that which would be earned if such sums were deposited into an interest-bearing account, (b) the maturities of the Permitted Investments on Loss Proceeds shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements thereof must be made, (c) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Lender, as secured party, and (d) no Permitted Investment shall be made unless Lender shall retain a perfected first priority lien in such Permitted Investment securing the Debt and all filings and other actions necessary to ensure the validity, perfection, and priority of such lien have been taken. All Loss Proceeds that are invested in a Permitted Investment are deemed to be held in the Central Account for all purposes of this Security Instrument and the other Loan Documents. Lender shall not have any liability for any loss in investments of funds that are invested in Permitted Investments whether Borrower or Lender selected such Permitted Investment in accordance herewith and no such loss shall affect Borrower’s obligation to fund, or liability for funding, any sums required to be invested hereunder. Borrower agrees that Borrower shall include all such earnings on Loss Proceeds as income of Borrower (and, if Borrower is a partnership, limited liability company or other pass-through entity, the partners, members or beneficiaries of Borrower, as the case may be) for federal and applicable state and local tax purposes.

ARTICLE IV:  IMPOSITIONS

Section 4.01. Payment of Impositions, Utilities and Taxes, etc. (a)  Borrower shall pay or cause to be paid all Impositions at least five (5) days prior to the date upon which any fine, penalty, interest or cost for nonpayment is imposed, and furnish to Lender, upon request, receipted bills of the appropriate taxing authority or other documentation reasonably satisfactory to Lender evidencing the payment thereof. If Borrower shall fail to pay any Imposition in accordance with this Section and is not contesting or causing a contesting of such Imposition in accordance with Section 4.04 hereof, or if there are insufficient funds in the Basic Carrying Costs Escrow Account to pay any Imposition, Lender shall have the right, but shall not be obligated, to pay that Imposition, and Borrower shall repay to Lender, on demand, any amount paid by Lender, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Security Instrument.

(b)           Borrower shall, prior to the date upon which any fine, penalty, interest or cost for the nonpayment is imposed, pay or cause to be paid all charges for electricity, power, gas, water and other services and utilities in connection with the Property which are not solely the obligations of tenants under Space Leases, and shall, upon request, deliver to Lender receipts or other documentation reasonably satisfactory to Lender evidencing payment thereof. If Borrower shall fail to pay any amount required to be paid by Borrower pursuant to this Section 4.01 and is not contesting such charges in accordance with Section 4.04 hereof, Lender shall have the right, but shall not be obligated, to pay that amount, and Borrower will repay to Lender, on demand, any amount paid by Lender with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Security Instrument.

(c)           Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender by reason of or in connection with its ownership of any Loan Document or any other instrument related thereto, or resulting from the execution, delivery and recording of, or the lien created by, or the obligation evidenced by, any of them, other than income, franchise and other similar taxes imposed on Lender and shall pay all corporate stamp taxes, if any, and other taxes required to be paid on the Loan Documents. If Borrower shall fail to make any such payment within ten (10) Business Days after written notice thereof from Lender, Lender shall have the right, but shall not be obligated, to pay the amount due, and Borrower shall reimburse Lender therefor, on demand, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Security Instrument.

Section 4.02. Deduction from Value. In the event of the passage after the date of this Security Instrument of any Legal Requirement deducting from the value of the Property for the purpose of taxation any lien thereon or changing in any way the Legal Requirements now in force for the taxation of this Security Instrument and/or the Debt for federal, state or local purposes, or the manner of the operation of any such taxes so as to adversely affect the interest of Lender, or imposing any tax or other charge on any Loan Document, then Borrower will pay such tax, with interest and penalties thereon, if any, within the statutory period. In the event the payment of such tax or interest and penalties by Borrower would be unlawful, or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable, with no prepayment fee or charge of any kind.

Section 4.03. No Joint Assessment. Borrower shall not consent to or initiate the joint assessment of the Premises or the Improvements (a) with any other real property constituting a separate tax lot and Borrower represents and covenants that the Premises and the Improvements are and shall remain a separate tax lot or (b) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property as a single lien.

Section 4.04. Right to Contest. Borrower shall have the right, after prior notice to Lender, at its sole expense, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Lender or any of its agents, employees, officers or directors, the validity, amount or application of any Imposition or any charge described in Section 4.01(b), provided that (a) no Event of Default shall exist during such proceedings and such contest shall not (unless Borrower shall comply with clause (d) of this Section 4.04) subject the Property or any portion thereof to any lien or affect the priority of the lien of this Security Instrument, (b) failure to pay such Imposition or charge will not subject Lender or any of its agents, employees, officers or directors to any civil or criminal liability, (c) the contest suspends enforcement of the Imposition or charge (unless Borrower first pays the Imposition or charge), (d) unless Borrower first pays the Imposition or charge or the Basic Carrying Costs Escrow Account has or will have funds sufficient to pay the same, plus any interest and penalties as may accrue in connection therewith, if requested by Lender, Borrower shall, prior to and during such contest, furnish to Lender security satisfactory to Lender, in its reasonable discretion, against loss or injury by reason of such contest or the non-payment of such Imposition or charge (and if such security is cash, Lender shall deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Security Instrument, but Lender (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Lender), (e) such contest shall not affect the ownership, use or occupancy of the Property, (f) the Property or any part thereof or any interest therein shall not be in any imminent danger of being sold, forfeited or lost by reason of such contest by Borrower, (g) Borrower has given Lender notice of the commencement of such contest and upon request by Lender, from time to time, notice of the status of such contest by Borrower and/or confirmation of the continuing satisfaction of clauses (a) through (f) of this Section 4.04, and (h) upon a final determination of such contest, Borrower shall promptly comply with the requirements thereof. Upon completion of any contest, Borrower shall immediately pay the amount due, if any, and deliver to Lender proof of the completion of the contest and payment of the amount due, if any, following which Lender shall return the security, if any, deposited with Lender pursuant to clause (d) of this Section 4.04. Borrower shall not pay any Imposition in installments unless permitted by applicable Legal Requirements, and shall, upon the request of Lender, deliver copies of all notices and bills relating to any Imposition or other charge covered by this Article IV to Lender.

Section 4.05. No Credits on Account of the Debt. Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Impositions assessed against the Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Property, or any part thereof, by reason of this Security Instrument or the Debt. In the event such claim, credit or deduction shall be required by Legal Requirements, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable, and Borrower hereby agrees to pay such amounts not later than ninety (90) days after such notice, without any prepayment fee or charge of any kind.

Section 4.06. Documentary Stamps. If, at any time, the United States of America, any State or Commonwealth thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument or any other Loan Document, or impose any other tax or charges on the same, Borrower will pay the same, with interest and penalties thereon, if any.

ARTICLE V:  CENTRAL CASH MANAGEMENT

Section 5.01. Cash Flow. Borrower hereby acknowledges and agrees that the Rents (which for the purposes of this Section 5.01 shall not include security deposits from tenants under Leases held by Borrower and not applied towards Rent) derived from the Property and (to the extent required by Section 5.13) Loss Proceeds shall be utilized to fund the Sub-Accounts to the extent required pursuant to the terms hereof. Borrower shall cause Manager to collect all security deposits from tenants under valid Space Leases, which shall be held by Manager, as agent for Borrower, or by Borrower, in accordance with applicable law and the Space Leases. Borrower shall cause all Rent which is due and payable to Borrower pursuant to the terms of the Space Leases to be paid through automated clearing house funds (“ACH”) or by Federal wire or by a check directly to the Rent Account. Borrower shall give each tenant under a Lease an irrevocable direction in the form of Exhibit E attached hereto and made a part hereof to deliver all rent payments made by tenants and other payments constituting Rent directly to the Rent Account and shall deliver copies of such letters to Lender within two (2) Business Days of the Closing Date. Notwithstanding the foregoing, if any Rent is received by Borrower or Manager, then (a) such amounts shall be held in trust for the benefit, and as the property, of Lender, (b) such amounts shall not be commingled with any other funds or property of Borrower or Manager and (c) Borrower or Manager shall deposit such amounts in the Rent Account within two (2) Business Days of receipt or, provided no Event of Default has occurred and is continuing, with respect to any Rents received by Borrower or Manager in cash which relate to daily transient parking receipts and which do not relate to parking receipts for Persons with month-to-month or longer parking Leases, within ten (10) Business Days of receipt. Upon execution of any Space Lease after the Closing Date, Borrower shall deliver to Lender a copy of the irrevocable direction letter referred to above, the receipt of which has been acknowledged by the tenant under such Space Lease, or shall include the direction in such Space Lease. Pursuant to the Rent Account Agreement of even date herewith, the bank in which the Rent Account is located has been instructed that (a) prior to receipt of notice from Lender (a “Sweep Notice”) that an Event of Default has occurred, or after revocation by Lender of a Sweep Notice and prior to the issuance of a subsequent Sweep Notice, all funds deposited in the Rent Account shall be transferred to the Borrower Account not less often than one time per week, and (b) from and after the receipt of a Sweep Notice from Lender, all funds deposited in the Rent Account shall be automatically transferred through ACH or by Federal wire to the Central Account prior to 1:00 p.m. (New York City time) on each Business Day until receipt by such bank of notice from Lender revoking the Sweep Notice. Lender may elect, after consultation with Borrower, to change the financial institution in which the Central Account shall be maintained; however, Lender shall give Borrower and the bank in which the Rent Account is located not fewer than ten (10) Business Days’ prior notice of such change. All fees and charges of the bank(s) in which the Rent Account or the Central Account is located shall be paid by Borrower.

Section 5.02. Establishment of Accounts. Lender has established the Escrow Accounts and the Central Account in the name of Lender as secured party and Borrower has established the Rent Account in the joint names of Lender, as secured party, and Borrower. The Escrow Accounts, the Rent Account and the Central Account shall be under the sole dominion and control of Lender and funds held therein shall not constitute trust funds. Borrower hereby irrevocably directs and authorizes Lender to withdraw funds from the Central Account, the Rent Account and the Escrow Accounts, all in accordance with the terms and conditions of this Security Instrument. Borrower shall have no right of withdrawal in respect of the Central Account, the Rent Account or the Escrow Accounts. Each transfer of funds to be made hereunder shall be made only to the extent that funds are on deposit in the Central Account or the affected Sub-Account or Escrow Account, and Lender shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient. The Central Account shall contain the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account and the Recurring Replacement Reserve Sub-Account, each of which accounts shall be Eligible Accounts or book-entry sub-accounts of an Eligible Account (each a “Sub-Account” and collectively, the “Sub-Accounts”) to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Security Instrument. Sums held in the Escrow Accounts may be commingled with other monies held by Lender.

Section 5.03. Permitted Investments. Upon the written request of Borrower, Lender shall direct the Bank to invest and reinvest any balance in the Central Account and the Escrow Accounts from time to time in Permitted Investments as instructed by Borrower (which instruction may be made no more than one time per month), provided that (a) if Borrower fails to so instruct Lender, Lender shall, or if an Event of Default exists, may invest or direct the Bank to invest and reinvest such balance in Permitted Investments as Lender shall determine in its sole discretion except that if this clause (a) is applicable because Borrower has failed to so instruct the Lender then the Permitted Investments into which such funds shall be invested shall be limited to the Permitted Investments listed in subparagraph (a) of the definition of “Permitted Investments”, (b) the maturities of the Permitted Investments on deposit in the Central Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the applicable Sub-Accounts must be made, (c) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Lender, as secured party, and (d) no Permitted Investment shall be made unless Lender shall retain a perfected first priority lien in such Permitted Investment securing the Debt and all filings and other actions necessary to ensure the validity, perfection, and priority of such lien have been taken. It is the intention of the parties hereto that the entire amounts deposited in the Central Account and the Escrow Accounts (or as much thereof as Lender may reasonably arrange to invest) shall at all times be invested in Permitted Investments, and that the Central Account shall be a so-called “zero balance” account. All funds in the Central Account that are invested in a Permitted Investment are deemed to be held in the Central Account for all purposes of this Security Instrument and the other Loan Documents. Lender shall not have any liability for any loss in investments of funds in the Central Account that are invested in Permitted Investments whether Borrower or Lender selected such Permitted Investment in accordance herewith and no such loss shall affect Borrower’s obligation to fund, or liability for funding, the Central Account and each Sub-Account, as the case may be. Borrower agrees that Borrower shall include all such earnings on the Central Account as income of Borrower (and, if Borrower is a partnership, limited liability company or other pass-through entity, the partners, members or beneficiaries of Borrower, as the case may be) for federal and applicable state and local tax purposes.

Section 5.04. Servicing Fees. At the option of Lender, the Loan may be serviced by a servicer (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Security Instrument to the Servicer. Borrower shall pay all reasonable servicing fees of Servicer, if any, charged in connection with any disbursement of funds from the Escrow Accounts pursuant to the Servicer’s then standard conditions and rates.

Section 5.05. Monthly Funding of Sub-Accounts and Escrow Accounts. (a) On or before each Payment Date during the term of the Loan, commencing on the first (1st) Payment Date occurring after the month in which the Loan is initially funded, Borrower shall pay, or cause to be paid, to the Central Account all sums required to be deposited in the Sub-Accounts pursuant to this Section 5.05(a) and all funds transferred or deposited into the Central Account shall be allocated among the Sub-Accounts as follows and in the following priority:

(i)            first, to the Basic Carrying Costs Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for the applicable Interest Accrual Period has been allocated to the Basic Carrying Costs Sub-Account;

(ii)           second, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date occurring in such Interest Accrual Period has been allocated to the Debt Service Payment Sub-Account; and

(iii)          third, to the Recurring Replacement Reserve Sub-Account, until an amount equal to the Recurring Replacement Reserve Monthly Installment for such Interest Accrual Period has been allocated to the Recurring Replacement Reserve Sub-Account.

Provided that no Event of Default has occurred and is continuing Lender agrees that in each Interest Accrual Period any amounts deposited into or remaining in the Central Account after the Sub-Accounts have been funded as set forth in this Section 5.05(a) with respect to such Interest Accrual Period and any periods prior thereto, shall be disbursed by Lender to Borrower on the Payment Date and on the third (3rd) day (or, if such day is not a Business Day, the next succeeding Business Day) of each month. The balance of the funds distributed to Borrower after payment of all Operating Expenses by or on behalf of Borrower may be retained by Borrower. After the occurrence, and during the continuance, of an Event of Default, no funds held in the Central Account shall be distributed to, or withdrawn by, Borrower, and Lender shall have the right to apply all or any portion of the funds held in the Central Account or any Sub-Account or any Escrow Account to the Debt in Lender’s sole discretion.

(b)           On each Payment Date, Lender will direct the Bank in accordance with the following:  (i) sums held in the Basic Carrying Costs Sub-Account shall be transferred to the Basic Carrying Costs Escrow Account, (ii) sums held in the Debt Service Payment Sub-Account, together with any amounts deposited into the Central Account that are either (x) Loss Proceeds that Lender has elected to apply to reduce the Debt in accordance with the terms of Article III hereof or (y) excess Loss Proceeds remaining after the completion of any restoration required hereunder, shall be transferred to Lender to be applied towards the Required Debt Service Payment, (iii) sums (if any) held in the Recurring Replacement Reserve Sub-Account shall be transferred to the Recurring Replacement Reserve Escrow Account and (iv) the excess, if any, to the Borrower Account.

Section 5.06. Payment of Basic Carrying Costs. Borrower hereby agrees to pay all Basic Carrying Costs (without regard to the amount of money in the Basic Carrying Costs Sub-Account or the Basic Carrying Costs Escrow Account). At least ten (10) Business Days prior to the due date of any Basic Carrying Costs, and not more frequently than once each month with respect to Real Estate Taxes and once each month with respect to insurance premiums, Borrower may notify Lender in writing and request that Lender pay such Basic Carrying Costs on behalf of Borrower on or prior to the due date thereof, and, provided that no Event of Default then exists and that there are sufficient funds available in the Basic Carrying Costs Escrow Account, Lender shall make such payments out of the Basic Carrying Costs Escrow Account before same shall be delinquent. Together with each such request, Borrower shall furnish Lender with bills and all other documents necessary, as reasonably determined by Lender, for the payment of the Basic Carrying Costs which are the subject of such request. Borrower’s obligation to pay (or cause Lender to pay) Basic Carrying Costs pursuant to this Security Instrument shall include, to the extent permitted by applicable law, Real Estate Taxes resulting from future changes in law which impose upon Lender an obligation to pay any such Real Estate Taxes or which otherwise adversely affect Lender’s interests.

Provided that no Event of Default exists, all funds deposited into the Basic Carrying Costs Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument and shall be applied in payment of Basic Carrying Costs in accordance with the terms hereof. Should an Event of Default exist, the sums on deposit in the Basic Carrying Costs Sub-Account and the Basic Carrying Costs Escrow Account may be applied by Lender in payment of any Basic Carrying Costs or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Property as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.07. Reletting Reserve Escrow Account.

(a)           Borrower hereby agrees to pay all Reletting Expenditures (without regard to the amount of money then available in the Reletting Reserve Escrow Account). Provided that no Event of Default has occurred and is continuing and that Lender has received a written request from Borrower for payment or reimbursement of any costs incurred in connection with any Reletting Expenditures (other than those expenses related to Designated Leases, provided, however, in the event the term of a Designated Lease is extended, renewed or the space demised thereunder is increased in accordance with the terms of this Security Interest, Borrower may withdraw sums in the Reletting Reserve Escrow Account for Reletting Expenditures related to such extension, renewal or increase in space demised), including, without limitation Special Reletting Expenditures, together with (1) unconditional lien waivers (to the extent permitted by law and with respect to payments received to date, if applicable), (2) if requested by Lender, and if the work is being performed by Borrower, a statement from an Architect or Engineer or an Officer’s Certificate, indicating that the Reletting Expenditures for which payment or reimbursement is sought have been substantially completed in material compliance with all Legal Requirements, (3) unless Borrower requests disbursement by means of check payable jointly to Borrower and the applicable vendor, copies of bills for such Reletting Expenditures for the portion due and for which payment or reimbursement is sought, (4) unless the tenant has undertaken the work which is the subject of the Reletting Expenditures, upon final completion of such work, a tenant estoppel certificate from the tenant leasing space in the Premises for whom the Reletting Expenditures were made (or if (i) after using commercially reasonable efforts, Borrower is not able to obtain the tenant estoppel certificate or (ii) such tenant is a Government Tenant, a landlord estoppel certificate) which indicates, among other things, that the tenant under such Space Lease is in occupancy, has accepted the demised premises under such Space Lease and has paid all rents then due under the Space Lease without abatement, suspension, deferment, diminution, reduction or other allowances, except as provided in such Space Lease (and as to Government Tenants the foregoing requirement shall apply only to “base” or “fixed” rent other than “base” or “fixed” rent not paid due to incomplete paperwork), and (5) such other documentation as may be reasonably requested by Lender to establish that the Reletting Expenditures or portion thereof which are the subject of such request have been substantially completed, all of which are reasonably acceptable in form and substance to Lender, then Lender shall within five (5) Business Days thereafter disburse to Borrower, to the extent of funds remaining in the Reletting Reserve Escrow Account, any actual expenses incurred in connection with such Reletting Expenditures provided that Borrower may make a request for disbursement of sums from the Reletting Reserve Escrow Account no more than once during any month and any request (other than the final request for the applicable Reletting Expenditure) shall be in a minimum amount of $25,000. With respect to any Reletting Expenditures (other than those related to Designated Leases, provided, however, in the event the term of a Designated Lease is extended, renewed or the space demised thereunder is increased in accordance with the terms of this Security Interest, Borrower may withdraw sums in the Reletting Reserve Escrow Account for Reletting Expenditures related to such extension, renewal or increase in space demised)

which relate to brokerage commissions, upon the receipt of (unless Borrower requests disbursement by means of check payable jointly to Borrower and the applicable broker) copies of bills for such Reletting Expenditures for the portion due and for which payment or reimbursement is sought, Lender shall disburse to Borrower any actual expenses incurred in connection with such Reletting Expenditures out of the Reletting Reserve Escrow Account. Notwithstanding anything to the contrary contained herein, any disbursements made by Lender out of the Reletting Reserve Escrow Account for Special Reletting Expenditures shall, if requested in writing by Borrower, which request shall be accompanied by such written documentation relating thereto as may reasonably be required by Lender, be deposited into the Rent Account as if such sums were received by Borrower as Rent during the calendar month after such request for disbursement is made by Borrower. Lender shall not be required to make any disbursements out of the Reletting Reserve Escrow Account if an Event of Default shall have occurred and is continuing, if more than one such request is made in any month or if sufficient funds are not available in the Reletting Reserve Escrow Account. Notwithstanding anything contained in this Security Instrument, no sums on deposit in the Reletting Reserve Escrow Account may be used in connection with Reletting Expenditures incurred with respect to Designated Leases, provided, however, in the event the term of a Designated Lease is extended, renewed or the space demised thereunder is increased in accordance with the terms of this Security Interest, Borrower may withdraw sums in the Reletting Reserve Escrow Account for Reletting Expenditures related to such extension, renewal or increase in space demised.

(b)           All funds deposited into the Reletting Reserve Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument and, provided that no Event of Default shall have occurred and be continuing, shall be applied in payment of Reletting Expenditures. Should an Event of Default occur and be continuing, the sums on deposit in the Reletting Reserve Escrow Account may be applied by Lender in payment of any Reletting Expenditures or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Property, as Lender, in its sole discretion, may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

(c)           In the event that Borrower holds any letters of credit as security for obligations under Space Leases, within thirty (30) days (or if any letters of credit may expire within such thirty (30) day period, prior to the expiration of such letter of credit) of the occurrence of a monetary event of default or a material non-monetary event of default under the related Space Lease, which default is not cured within the applicable cure period thereunder, Borrower shall present for draw and use all commercially reasonable efforts to draw the full amount which it is entitled to draw under such letter of credit; provided, however, Borrower shall not be obliged to draw on such letter of credit if (i) Borrower has submitted to Lender a plan of action to resolve any event of default which gave rise to Borrower’s right to draw on the applicable letter of credit and Lender shall, in its reasonable discretion, have consented to such plan or Borrower is precluded from making a draw on the applicable letter of credit by applicable law, and (ii) the term of such letter of credit will not expire prior to the implementation of such submitted plan. Borrower shall deliver to Lender, within five (5) Business Days of receipt thereof, (x) all security deposits which Borrower has the right to retain under a Space Lease (including, without limitation, all sums drawn on letters of credit held as security for obligations of tenants under

Space Leases) if the tenant thereunder is in default in the payment of base rent for at least ninety (90) days and (y) all Rent paid by or on behalf of any lessee under a Space Lease in whole or partial consideration for the termination, cancellation or surrender of any Space Lease (including, without limitation, surrender or cancellation fees, buy-out fees or reimbursements for tenant improvements or leasing commissions), and in each such case ((x) or (y)) all such sums shall be held in the Reletting Reserve Escrow Account and shall be disbursed therefrom as set forth above. Notwithstanding the foregoing, security deposits and sums drawn under a letter of credit in respect of Rent that was due and owing under a Space Lease or amounts paid pursuant to clause (y) above if the relevant space or part thereof has not been re-leased shall be transferred from the Reletting Reserve Escrow Account to the Rent Account (unless an Event of Default exists, in which event to the Central Account) and processed as Rent in the month in which such Rent was due and owing (i.e., with respect to security deposits delivered to Lender and any draw under a letter of credit pursuant to this Section 5.07(c), no more than one month of pro-rated monthly rent with respect to any Space Lease shall be so transferred to the Rent Account or Central Account (as the case may be) each month unless otherwise consented to in writing by Lender).

Section 5.08. Recurring Replacement Reserve Escrow Account. Borrower hereby agrees to pay all Recurring Replacement Expenditures with respect to the Property (without regard to the amount of money then available in the Recurring Replacement Reserve Sub-Account or the Recurring Replacement Reserve Escrow Account). Provided that Lender has received written notice from Borrower at least five (5) Business Days prior to the due date of any payment relating to Recurring Replacement Expenditures and not more frequently than once each month, and further provided that no Event of Default exists, that there are sufficient funds available in the Recurring Replacement Reserve Escrow Account and Borrower shall have theretofore furnished Lender with lien waivers (to the extent permitted by law and with respect to payments received to date, if applicable), copies of bills, invoices and other reasonable documentation as may be required by Lender to establish that the Recurring Replacement Expenditures which are the subject of such request represent amounts due for completed or partially completed capital work and improvements performed at the Property, Lender shall make such payments out of the Recurring Replacement Reserve Escrow Account.

Provided that no Event of Default exists, all funds deposited into the Recurring Replacement Reserve Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument and shall be applied in payment of Recurring Replacement Expenditures. Should an Event of Default exist, the sums on deposit in the Recurring Replacement Reserve Sub-Account and the Recurring Replacement Reserve Escrow Account may be applied by Lender in payment of any Recurring Replacement Expenditures or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Property, as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.09. Intentionally Omitted.

Section 5.10. Intentionally Omitted.

Section 5.11. Intentionally Omitted.

Section 5.12. Performance of Engineering Work. (a) Borrower shall promptly commence and diligently thereafter pursue to completion (without regard to the amount of money then available in the Engineering Escrow Account) the Required Engineering Work prior to the three (3) month anniversary of the Closing Date, subject to extension of the date for commencement and completion of the Required Engineering Work as may be permitted by the applicable Governmental Authority, in all cases subject to Force Majeure, but in no event shall completion of the Required Engineering Work occur later than December 31, 2007. After Borrower completes an item of Required Engineering Work or any portion thereof, Borrower may submit to Lender an invoice therefor with (a) lien waivers (to the extent permitted by law and with respect to payments received to date, if applicable), (b) a statement from an Architect or Engineer, reasonably acceptable to Lender, indicating that the portion of the Required Engineering Work for which payment or reimbursement is sought has been substantially completed in material compliance with all Legal Requirements and (c) an Officer’s Certificate, reasonably acceptable to Lender, indicating that the portion of the Required Engineering Work for which payment or reimbursement is sought has been substantially completed in material compliance with all Legal Requirements and Borrower has paid or will with the requested disbursement pay all sums due in connection therewith. Notwithstanding the foregoing, in the event Borrower does not obtain the item set forth in clause (b) above, Borrower shall not be required to deliver such items to Lender. Lender shall, within fifteen (15) days after Lender receives such item(s), although in no event more frequently than once each month, reimburse such amount to Borrower from the Engineering Escrow Account; provided, however, that Borrower shall not be reimbursed more than the amount set forth on Exhibit D hereto as the amount allocated to the portion of the Required Engineering Work for which reimbursement is sought.

(b)           All funds deposited into the Engineering Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument and, provided no Event of Default shall have occurred and be continuing, shall be applied in payment of costs incurred by Borrower in connection with the Required Engineering Work. From and after the date all of the Required Engineering Work is completed, Borrower may submit a written request, which request shall be delivered together with (a) final lien waivers, (b) a statement from an Architect or Engineer, as the case may be, reasonably acceptable to Lender, indicating that all of the Required Engineering Work has been substantially completed in material compliance with all Legal Requirements, and (c) an Officer’s Certificate, reasonably acceptable to Lender, indicating that all of the Required Engineering Work has been substantially completed in material compliance with all Legal Requirements and Borrower has paid or will with the requested disbursement pay all sums due in connection therewith. Notwithstanding the foregoing, in the event Borrower does not obtain the item set forth in clause (b) above, Borrower shall not be required to deliver such items to Lender. Lender shall, within fifteen (15) days after Lender receives such item(s), disburse any balance of the Engineering Escrow Account to Borrower. Should an Event of Default exist, the sums on deposit in the Engineering Escrow Account may be applied by Lender in payment of any Required Engineering Work or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Property, as Lender in its sole discretion may determine;

provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.13. Loss Proceeds. In the event of a casualty to the Property, unless Lender elects, or is required pursuant to Article III hereof, to make all of the Insurance Proceeds available to Borrower for restoration, Lender and Borrower shall cause all such Insurance Proceeds to be paid by the insurer directly to the Central Account, whereupon Lender shall, after deducting Lender’s costs of recovering and paying out such Insurance Proceeds, including without limitation, reasonable attorneys’ fees, apply the same to reduce the Debt in accordance with the terms of the Note; provided, however, that if Lender elects, or is required, to make the Insurance Proceeds available for restoration, all Insurance Proceeds in respect of rent loss, business interruption or similar coverage shall be maintained in the Central Account, to be applied by Lender in the same manner as Rent received with respect to the operation of the Property; provided, further, however, that in the event that the Insurance Proceeds with respect to such rent loss, business interruption or similar insurance policy are paid in a lump sum in advance, Lender shall hold such Insurance Proceeds in a segregated interest-bearing escrow account, which shall be an Eligible Account, shall estimate, in Lender’s reasonable discretion, the number of months required for Borrower to restore the damage caused by the casualty, shall divide the aggregate rent loss, business interruption or similar Insurance Proceeds by such number of months, and shall disburse from such bank account into the Rent Account each month during the performance of such restoration such monthly installment of said Insurance Proceeds. In the event that Insurance Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated interest-bearing bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof. Unless Lender elects, or is required pursuant to Section 6.01 hereof, to make all of the Condemnation Proceeds available to Borrower for restoration, Lender and Borrower shall cause all such Condemnation Proceeds to be paid to the Central Account, whereupon Lender shall, after deducting Lender’s costs of recovering and paying out such Condemnation Proceeds, including without limitation, reasonable attorneys’ fees, apply same to reduce the Debt in accordance with the terms of the Note; provided, however, that any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Central Account, to be applied by Lender in the same manner as Rent received with respect to the operation of the Property; provided, further, however, that in the event that the Condemnation Proceeds of any such temporary Taking are paid in a lump sum in advance, Lender shall hold such Condemnation Proceeds in a segregated interest-bearing bank account, which shall be an Eligible Account, shall estimate, in Lender’s reasonable discretion, the number of months that the Property shall be affected by such temporary Taking, shall divide the aggregate Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from such bank account into the Rent Account each month during the pendency of such temporary Taking such monthly installment of said Condemnation Proceeds. In the event that Condemnation Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated interest-bearing bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof. If any Loss Proceeds are received by Borrower, such Loss Proceeds shall be received in trust for Lender, shall be segregated from other funds of Borrower, and shall be forthwith paid into the Central Account, or paid to Lender to hold in a segregated interest-bearing bank account at the Bank, in each case to be applied or disbursed in accordance with the foregoing. Any Loss Proceeds made available to Borrower for restoration in accordance herewith, to the extent not used by Borrower in connection with, or to the extent they exceed the cost of, such restoration, shall be deposited into the Central Account, whereupon Lender shall apply the same to reduce the Debt in accordance with the terms of the Note.

Section 5.14. Underwritten Rent Escrow Account. Provided that no Event of Default has occurred and is continuing, on each Payment Date set forth on Exhibit F, attached hereto and made a part hereof, Lender shall transfer a sum equal to the amount specified on Exhibit F to the Rent Account from the Underwritten Rent Escrow Account. Should an Event of Default occur and be continuing, sums on deposit in the Underwritten Rent Escrow Account may be applied by Lender to the payment of the Debt or any other charges affecting all or any portion of the Property, as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.15. Designated Lease Reserve Escrow Account.

(a)           Borrower hereby agrees to pay all expenses and other items for which funds have been placed in the Designated Lease Reserve Escrow Account (collectively, the “Designated Lease Expenses”) with respect to the Designated Leases (without regard to the amount of money then available in the Designated Lease Reserve Escrow Account). Provided that no Event of Default has occurred and is continuing and that Lender has received a written request from Borrower for payment or reimbursement of any costs incurred in connection with any Designated Lease Expenses, together with (1) unconditional lien waivers (to the extent permitted by law and with respect to payments received to date, if applicable), (2) if requested by Lender, and if the work is being performed by Borrower, a statement from an Architect or Engineer or an Officer’s Certificate, indicating that the Designated Lease Expenses for which payment or reimbursement is sought have been substantially completed in material compliance with all Legal Requirements, (3) unless Borrower requests disbursement by means of check payable jointly to Borrower and the applicable vendor, copies of bills for such Designated Lease Expenses for the portion due and for which payment or reimbursement is sought, (4) unless the tenant has undertaken the work which is the subject of the Designated Lease Expenses, upon final completion of such work, a tenant estoppel certificate from the tenant leasing space in the Premises for whom the Designated Lease Expenses were made (or if after using commercially reasonable efforts, Borrower is not able to obtain the tenant estoppel certificate, a landlord estoppel certificate) which indicates, among other things, that the tenant under such Space Lease is in occupancy, has accepted the demised premises under such Space Lease and has paid all rents then due under the Space Lease without abatement, suspension, deferment, diminution, reduction or other allowances, except as provided in such Space Lease, and (5) such other documentation as may be reasonably requested by Lender to establish that the Designated Lease Expenses or portion thereof which are the subject of such request have been substantially completed, all of which are reasonably acceptable in form and substance to Lender, then Lender shall within five (5) Business Days thereafter disburse to Borrower, to the extent of funds remaining in the Designated Lease Reserve Escrow Account, any actual expenses incurred in connection with such Designated Lease Expenses provided that Borrower may make a request for disbursement of sums from the Designated Lease Reserve Escrow Account no more than once during any month and any request (other than the final request for the applicable Designated Lease Expenses and the final disbursement for all Designated Lease Expenses shall also include interest earned on the funds held in the Designated Lease Reserve Escrow Account ) shall be in a minimum amount of $25,000. Notwithstanding anything to the contrary herein, any disbursements made by Lender out of the Designated Lease Reserve Escrow Account for rent credits due to the tenants (other than the Merrill Tenant) under Designated Leases shall, if requested in writing by Borrower, which request shall be accompanied by such written documentation relating thereto as may reasonably be required by Lender, be deposited into the Rent Account as if such sums were received by Borrower as Rent during the calendar month after such request for disbursement is made by Borrower. Lender shall not be required to make any disbursements out of the Designated Lease Reserve Escrow Account if an Event of Default shall have occurred and is continuing, if more than one such request is made in any month or if sufficient funds are not available in the Designated Lease Reserve Escrow Account.

(b)           All funds deposited into the Designated Lease Reserve Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument and, provided that no Event of Default shall have occurred and be continuing, shall be applied in payment of Designated Lease Expenses. Should an Event of Default occur and be continuing, the sums on deposit in the Designated Lease Reserve Escrow Account may be applied by Lender in payment of any Reletting Expenditures or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Property, as Lender, in its sole discretion, may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

ARTICLE VI:  CONDEMNATION

Section 6.01. Condemnation. (a)  Borrower shall notify Lender promptly of the commencement or threat of any Taking of the Property or any portion thereof. Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain the proceeds of any such Taking and to make any compromise or settlement in connection with such proceedings (subject to Borrower’s reasonable approval, except during the existence of an Event of Default, in which event Borrower’s approval shall not be required), subject to the provisions of this Security Instrument; provided, however, that Borrower may participate in any such proceedings and shall be authorized and entitled to compromise or settle any such proceeding with respect to Condemnation Proceeds in an amount less than five percent (5%) of the Loan Amount. Borrower shall execute and deliver to Lender any and all instruments reasonably required in connection with any such proceeding promptly after request therefor by Lender. Except as set forth above, Borrower shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior consent of Lender, which consent shall not be unreasonably withheld or delayed. All Condemnation Proceeds are hereby assigned to and shall be paid to Lender to be applied in accordance with the terms hereof. With respect to Condemnation Proceeds in an amount in excess of five percent (5%) of the Loan Amount, Borrower hereby authorizes Lender to compromise, settle, collect and receive such Condemnation Proceeds, and to give proper receipts and acquittance therefor, subject to, provided that no Event of Default has occurred and is continuing, Borrower’s reasonable approval as set forth above. Subject to the provisions of this Article VI, Lender may apply such Condemnation Proceeds (less any cost to Lender of recovering and paying out such proceeds, including, without limitation, reasonable attorneys’ fees and disbursements and costs allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) toward the payment of the Debt or to allow such proceeds to be used for the Work.

(b)           ‘Substantial Taking’ shall mean (i) a Taking of such  portion of the Property that would, in Lender’s reasonable discretion, leave remaining a balance of the Property which would not under then current economic conditions, applicable Development Laws and other applicable Legal Requirements, permit the restoration of the Property so as to constitute a complete, rentable facility of the same sort as existed prior to the Taking, having adequate ingress and egress to the Property, capable of producing a projected Debt Service Coverage of not less than the Required Debt Service Coverage upon substantial completion of the restoration of the Property, (ii) a Taking which Lender is not reasonably satisfied could be restored within twelve (12) months and at least six (6) months prior to the Maturity Date or (iii) a Taking of more than fifteen percent (15%) of the reasonably estimated fair market value of the Property.

(c)           In the case of a Substantial Taking, Condemnation Proceeds shall be payable to Lender in reduction of the Debt but without any prepayment fee or charge of any kind and, if Lender elects to apply any Condemnation Proceeds it may receive pursuant to this Security Instrument to the payment of the Debt, Borrower may prepay the balance of the Debt without any prepayment fee or charge of any kind.

(d)           In the event of a Taking which is not a Substantial Taking, Borrower at its sole cost and expense (whether or not the award shall have been received or shall be sufficient for restoration) shall proceed diligently to restore, or cause the restoration of, the remaining Improvements not so taken, to maintain a complete, rentable, self-contained fully operational facility of the same sort as existed prior to the Taking in as good a condition as is reasonably possible. In the event of such a Taking, Lender shall receive the Condemnation Proceeds and shall pay over the same:

(i)            first, provided no Default shall exist, to Borrower to the extent of any portion of the award as may be necessary to pay the reasonable cost of restoration of the Improvements remaining, and

(ii)           second, to Lender, in reduction of the Debt without any prepayment premium or charge of any kind.

If one or more Takings in the aggregate create a Substantial Taking, then, in such event, the sections of this Article VI above applicable to Substantial Takings shall apply.

(e)           In the event Lender is obligated to or elects to make Condemnation Proceeds available for the restoration or rebuilding of the Property, such proceeds shall be disbursed in the manner and subject to the conditions set forth in Section 3.04(b) hereof. If, in accordance with this Article VI, any Condemnation Proceeds are used to reduce the Debt, they shall be applied in accordance with the provisions of the Note. Borrower shall promptly execute and deliver all instruments reasonably requested by Lender for the purpose of confirming the assignment of the Condemnation Proceeds to Lender. Application of all or any part of the Condemnation Proceeds to the Debt shall be made in accordance with the provisions of Sections 3.06 and 3.07 hereof. No application of the Condemnation Proceeds to the reduction of the Debt shall have the effect of releasing the lien of this Security Instrument until the remainder of the Debt has been paid in full. In the case of any Taking, Lender, to the extent that Lender has not been reimbursed by Borrower, shall be entitled, as a first priority out of any Condemnation Proceeds, to reimbursement for all costs, fees and expenses reasonably incurred in the determination and collection of any Condemnation Proceeds. All Condemnation Proceeds deposited with Lender pursuant to this Section, until expended or applied as provided herein, shall be held in accordance with Section 3.04(b) hereof and shall constitute additional security for the payment of the Debt and the payment and performance of Borrower’s obligations, but Lender shall not be deemed a trustee or other fiduciary with respect to its receipt of such Condemnation Proceeds or any part thereof. All awards so deposited with Lender shall be held by Lender in an Eligible Account, but Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on any such deposit and shall have no liability in connection therewith. For purposes hereof, any reference to the award shall be deemed to include interest, if any, which has accrued thereon.

ARTICLE VII:  LEASES AND RENTS

Section 7.01. Assignment. (a)   Borrower does hereby bargain, sell, assign and set over unto Lender, all of Borrower’s interest in the Leases and Rents. The assignment of Leases and Rents in this Section 7.01 is an absolute, unconditional and present assignment from Borrower to Lender and not an assignment for security and the existence or exercise of Borrower’s revocable license to collect Rent shall not operate to subordinate this assignment to any subsequent assignment. The exercise by Lender of any of its rights or remedies pursuant to this Section 7.01 shall not be deemed to make Lender a mortgagee-in-possession. In addition to the provisions of this Article VII, Borrower shall comply with all terms, provisions and conditions of the Assignment.

(b)           So long as there shall exist and be continuing no Event of Default, Borrower shall have a revocable license to take all actions with respect to all Leases and Rents, present and future, including the right to collect and use the Rents, subject to the terms of this Security Instrument and the Assignment.

(c)           In a separate instrument, Borrower shall, as requested from time to time by Lender, assign to Lender or its nominee by specific or general assignment, any and all Leases, such assignments to be in form and content reasonably acceptable to Lender, but subject to the provisions of Section 7.01(b) hereof. Unless previously delivered to Lender, Borrower agrees to deliver to Lender, within thirty (30) days after Lender’s request, a true and complete copy of every Lease and, within fifteen (15) days after Lender’s request, a complete list of the Leases, certified by Borrower to be true, accurate and complete and stating the demised premises, the names of the lessees, the Rent payable under the Leases and the date to which such Rents have been paid.

(d)           The rights of Lender contained in this Article VII, the Assignment or any other assignment of any Lease shall not result in any obligation or liability of Lender to Borrower or any lessee under a Lease or any party claiming through any such lessee.

(e)           At any time an Event of Default exists, the license granted hereinabove may be revoked by Lender, and Lender or a receiver appointed in accordance with this Security Instrument may enter upon the Property, and collect, retain and apply the Rents toward payment of the Debt in such priority and proportions as Lender in its sole discretion shall deem proper.

(f)            In addition to the rights which Lender may have herein, during the existence of any Event of Default, Lender, at its option, may require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be used and occupied by Borrower and may require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise.

Section 7.02. Management of Property.

(a)           Borrower shall manage the Property or cause the Property to be managed in a manner which is consistent with the Approved Manager Standard. All Space Leases entered into after the date hereof shall provide for rental rates comparable to then existing local market rates and terms and conditions which constitute good and prudent business practice and are consistent with prevailing market terms and conditions, and shall be arm’s length transactions or, with respect to Operating Leases, on terms which would be obtained in an arms-length transaction. All Space Leases entered into after the date hereof shall be on a form previously approved by Lender with such commercially reasonable changes as are consistent with the standards of other similarly situated owners when compared with terms and conditions of leases in similarly situated office buildings in similar context at the time in question, taking into account, inter alia, the type, creditworthiness and bargaining power of the prospective tenant and the location and size of the space covered by the proposed Lease, and shall provide that they are subordinate to this Security Instrument and that the lessees thereunder attorn to Lender. Borrower shall deliver copies of all Leases entered into after the Closing Date and amendments, modifications and renewals of any Lease to Lender. All proposed Leases for the Property shall be subject to the prior written approval of Lender, not to be unreasonably withheld or delayed, provided, however that Borrower may enter into new leases with unrelated third parties without obtaining the prior consent of Lender provided that:  (i) the proposed leases conform with the requirements of this Section 7.02; (ii) the space to be leased pursuant to such proposed lease together with any space leased to a related tenant under an existing Lease does not exceed 30,000 square feet; and (iii) the term of the proposed lease, inclusive of all extensions and renewals, does not exceed ten (10) years. Lender’s consent to any Lease, amendment, modification, renewal or termination, if required pursuant to the terms of this Security Instrument, shall be deemed given if the first correspondence from Borrower to Lender requesting such approval is in an envelope marked “PRIORITY” and contains a bold-faced, conspicuous legend at the top of the first page thereof stating that “IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN SEVEN (7) BUSINESS DAYS, YOUR APPROVAL MAY BE DEEMED GIVEN”, and is accompanied by the information and documents required above and any other information reasonably requested by Lender in writing prior to the expiration of such seven (7) Business Day period and, if Lender fails to respond or to expressly deny such request for approval in writing within the seven (7) Business Day period, a second notice  requesting approval is delivered to Lender from Borrower in an envelope marked “PRIORITY” containing a bold-faced, conspicuous legend at the top of the first page thereof stating that “IF YOU FAIL TO RESPOND TO OR EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN THREE (3) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN” and Lender fails to respond or to expressly deny such request for approval within the three (3) Business Day period.

(b)           Borrower (i) shall observe and perform all of its material obligations under the Leases pursuant to applicable Legal Requirements and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall receive under the Space Leases; (iii) shall, consistent with the Approved Manager Standard, enforce all of the terms, covenants and conditions contained in the Leases to be observed or performed; (iv) shall not collect any of the Rents under the Leases more than one (1) month in advance (except that Borrower may collect in advance such security deposits as are permitted pursuant to applicable Legal Requirements and are commercially reasonable in the prevailing market); (v) shall not execute any other assignment of lessor’s interest in the Leases or the Rents except as otherwise expressly permitted pursuant to this Security Instrument; (vi) shall not cancel or terminate any of the Leases or accept a surrender thereof in any manner inconsistent with the Approved Manager Standard; (vii) shall not convey, transfer or suffer or permit a conveyance or transfer of all or any part of the Premises or the Improvements or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (viii) shall not, without Lender’s consent, which shall not be unreasonably withheld, delayed or conditioned, alter, modify or change the terms of any guaranty of any Major Space Lease or cancel or terminate any such guaranty; (ix) shall, in accordance with the Approved Manager Standard, make all reasonable efforts to seek lessees for space as it becomes vacant and enter into Leases in accordance with the terms hereof; (x) shall not materially modify, alter or amend any Major Space Lease without Lender’s consent, which consent will not be unreasonably withheld, delayed or conditioned, except that no consent shall be required for modifications or amendments entered into in implementation of a right or option of the tenant under such Major Space Lease; (xi) shall not modify, alter or amend any Property Agreement without Lender’s consent, if such modification, alteration or amendment is reasonably likely to have a Material Adverse Effect; and (xii) shall, without limitation to any other provision hereof, execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Property as are required herein and as Lender shall from time to time reasonably require.

(c)           All security deposits of lessees, whether held in cash or any other form, shall be held in accordance with the Space Leases and applicable Legal Requirements. Following the occurrence and during the continuance of any Event of Default, Borrower shall, upon Lender’s request, if permitted by applicable Legal Requirements, turn over the security deposits (and any interest thereon) to Lender to be held by Lender in accordance with the terms of the Leases and all Legal Requirements.

(d)           Lender shall, upon request of Borrower and at Borrower’s sole cost and expense, enter into a subordination, nondisturbance and attornment agreement (“SNDA”) with any tenant under a Space Lease entered into in compliance with the requirements of this Security Instrument. Any SNDA executed by Lender shall be in Lender’s then standard form (with such reasonable and customary changes thereto as may be acceptable to Lender, acting reasonably and in good faith) which shall provide, among other things, that in the event Lender or any purchaser at foreclosure shall succeed to Borrower’s interest in the Property, the Space Lease with such tenant will remain in full force and effect and be binding upon Lender or such purchaser and such tenant as though each were original parties thereto.

(e)           If requested by Lender, Borrower shall furnish, or shall cause the applicable lessee to furnish, at Lender’s sole cost and expense, to Lender financial data and/or financial statements in accordance with Regulation AB for any lessee of the Property if, in connection with a Securitization, Lender expects there to be, with respect to such lessee or any group of affiliated lessees, a concentration within all of the mortgage loans included or expected to be included, as applicable, in such Securitization such that such lessee or group of affiliated lessees would constitute a Significant Obligor; provided, however, that in the event the related Space Lease does not require the related lessee to provide the foregoing information or the relevant lessee defaults in its obligation to provide the same under its Space Lease, Borrower shall use commercially reasonable efforts to cause the applicable lessee to furnish such information.

(f)            Borrower covenants and agrees with Lender that (i) the Property will be managed at all times by Manager pursuant to the management agreement approved by Lender (the “Management Agreement”), (ii) after Borrower has knowledge of a fifty percent (50%) or more change in control of the ownership of Manager, Borrower will promptly give Lender notice thereof (a “Manager Control Notice”) and (iii) the Management Agreement may be terminated by Lender at any time for cause (including, but not limited to, Manager’s gross negligence, misappropriation of funds, willful misconduct or fraud) or at any time following (A) the occurrence and during the continuance of an Event of Default, or (B) the receipt of a Manager Control Notice, and a substitute managing agent shall be appointed by Borrower, subject to Lender’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed and which may be conditioned after a Securitization on, inter alia, a letter from each Rating Agency confirming that any rating issued by the Rating Agency in connection with a Securitization will not, as a result of the proposed change of Manager, be downgraded from the then current ratings thereof, qualified or withdrawn. Borrower may from time to time appoint a successor manager to manage the Property with Lender’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed, provided that any such successor manager shall be a reputable management company and, if a Securitization shall have occurred, each Rating Agency shall have confirmed in writing that any rating issued by the Rating Agency in connection with a Securitization will not, as a result of the proposed change of Manager, be downgraded from the then current ratings thereof, qualified or withdrawn. Borrower further covenants and agrees that Borrower shall require Manager (or any successor managers) to maintain at all times during the term of the Loan worker’s compensation insurance as required by Governmental Authorities.

(g)          Borrower represents and warrants that no Franchise Agreement exists with respect to the Property and covenants that Borrower will not enter into any Franchise Agreement with respect to the Property without Lender’s prior consent.

ARTICLE VIII:  MAINTENANCE AND REPAIR

Section 8.01. Maintenance and Repair of the Property; Alterations; Replacement of Equipment. Borrower hereby covenants and agrees:

(a)           Borrower shall not (i) desert or abandon the Property, (ii) change the use of the Property or cause or permit the use or occupancy of any part of the Property to be discontinued if such discontinuance or use change would violate any zoning or other law, ordinance or regulation; (iii) consent to or seek any lowering of the zoning classification, or greater zoning restriction affecting the Property; or (iv) convert the Property, or any portion thereof, to a condominium or cooperative form of ownership.

(b)           Borrower shall, at its expense, (i) take good care of the Property including grounds generally, and utility systems and sidewalks, roads, alleys, and curbs therein, and shall keep the same in good, safe and insurable condition and in compliance with all applicable Legal Requirements, (ii) promptly make all required repairs to the Property, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain the Property in a manner appropriate for the Property and (iii) not commit or suffer to be committed any waste of the Property or do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or impair the value thereof. Borrower shall keep the sidewalks, vaults, gutters and curbs comprising, or adjacent to, the Property, reasonably clean and free from dirt, snow, ice, rubbish and obstructions. All repairs made by Borrower shall be made with first-class materials, in a good and workmanlike manner, shall be equal or better in quality and class to the original work and shall comply with all applicable Legal Requirements and Insurance Requirements. To the extent any of the above obligations are obligations of tenants under Space Leases or other Persons under Property Agreements, Borrower may fulfill its obligations hereunder by causing such tenants or other Persons, as the case may be, to perform their obligations thereunder. As used herein, the terms “repair” and “repairs” shall be deemed to include all necessary replacements.

(c)           Borrower shall not demolish, remove, construct, or, except as otherwise expressly provided herein, restore, or alter the Property or any portion thereof or permit any such demolition, removal, construction, restoration, addition or alteration if the same would, upon completion of the work, diminish the value of the Property without Lender’s prior written consent in each instance, which consent shall not be unreasonably withheld or delayed.

(d)           Borrower represents and warrants to Lender that (i) there are no fixtures, machinery, apparatus, tools, equipment or articles of personal property attached or appurtenant to, or located on, or used in connection with the management, operation or maintenance by

Borrower of the Property, except for the Equipment and equipment leased by Borrower for the management, operation or maintenance of the Property in accordance with the Loan Documents; (ii) the Equipment and the leased equipment constitute all of the fixtures, machinery, apparatus, tools, equipment and articles of personal property necessary to the proper operation and maintenance by Borrower of the Property; and (iii) all of the Equipment is free and clear of all liens, except for the lien of this Security Instrument and the Permitted Encumbrances and the rights of lessors under equipment leases entered into in accordance with the terms of this Security Instrument. All right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals and appurtenances to the Property hereafter acquired by, or released to, Borrower or constructed, assembled or placed by Borrower in the Property, and all changes and substitutions of the security constituted thereby, shall be and, in each such case, without any further mortgage, encumbrance, conveyance, assignment or other act by Lender or Borrower, shall become subject to the lien and security interest of this Security Instrument as fully and completely, and with the same effect, as though now owned by Borrower and specifically described in this Security Instrument, but at any and all times Borrower shall execute and deliver to Lender any documents Lender may reasonably deem necessary or appropriate for the purpose of specifically subjecting the same to the lien and security interest of this Security Instrument.

(e)           Notwithstanding the provisions of this Security Instrument to the contrary, Borrower shall have the right, at any time and from time to time, to remove and dispose of Equipment which may have become obsolete or unfit for use or which is no longer useful in the management, operation or maintenance of the Property. Borrower shall promptly replace any such Equipment so disposed of or removed with other Equipment of equal value and utility, free of any security interest or superior title, liens or claims; except that, if by reason of technological or other developments, replacement of the Equipment so removed or disposed of is not necessary or desirable for the proper management, operation or maintenance of the Property, Borrower shall not be required to replace the same. All such replacements or additional equipment shall be deemed to constitute “Equipment” and shall be covered by the security interest herein granted.

ARTICLE IX:  TRANSFER OR ENCUMBRANCE OF THE PROPERTY

Section 9.01. Other Encumbrances. Except for Permitted Encumbrances or other encumbrances approved by Lender, Borrower shall not further encumber or permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of the Property or any part thereof or interest therein, including, without limitation, of the Rents therefrom. In addition, Borrower shall not further encumber and shall not permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of Borrower or any direct or indirect interest in Borrower except (a) the Mez Loan and the documents and agreements executed and delivered in connection therewith, (b) as approved by Lender or (c) as expressly permitted pursuant to this Security Instrument.

Section 9.02. No Transfer. Borrower acknowledges that Lender has examined and relied on the expertise of Borrower and, if applicable, each General Partner, in owning and operating properties such as the Property in agreeing to make the Loan and will continue to rely on

Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and Borrower acknowledges that Lender has a valid interest in  maintaining the value of the Property. Except with respect to the Mez Loan, Borrower shall not Transfer, nor permit any Transfer, without the prior written consent of Lender, which consent Lender may withhold in its sole and absolute discretion. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer excluding any Mez Loan.

Section 9.03. Due on Sale. Lender may declare the Debt immediately due and payable upon any Transfer in violation of this Security Instrument (it being acknowledged that an involuntary Transfer which is a lien and which is being contested in accordance with the terms of this Security Instrument shall not constitute a Transfer or an Event of Default) without regard to whether any impairment of its security or any increased risk of default hereunder can be demonstrated. This provision shall apply to every Transfer or further encumbrance of the Property or any part thereof or interest in the Property or in Borrower regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer or further encumbrance of the Property or interest in Borrower.

Section 9.04. Permitted Transfer. Notwithstanding the foregoing provisions of this Article IX, a sale, conveyance or transfer of the Property in its entirety (whether directly or indirectly) (hereinafter, “Sale”) shall be permitted hereunder provided that each of the following terms and conditions are satisfied:

(a)           no Default is then continuing hereunder or under any of the other Loan Documents;

(b)           Lender shall have, in its reasonable discretion, consented to the Sale, and, if the proposed Sale is to occur at any time after a Securitization, each Rating Agency shall have delivered written confirmation that any rating issued by such Rating Agency in connection with the Securitization will not, as a result of the proposed Sale, be downgraded from the then current ratings thereof, qualified or withdrawn; provided, however, that no request for consent to the Sale will be entertained by Lender if the proposed Sale is to occur within sixty (60) days prior to any contemplated sale of the Loan by Lender in connection with a Securitization;

(c)           Borrower gives Lender written notice of the terms of the proposed Sale not less than thirty (30) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Lender (i) all such information concerning the proposed transferee of the Property (hereinafter, “Buyer”) as Lender would require in evaluating an initial extension of credit to a borrower and (ii) a non-refundable application fee equal to $7,500;

(d)           Borrower pays Lender, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to $350,000 with respect to the first Sale or one-half of one percent (0.5%) of the then outstanding principal balance of the Loan for each subsequent Sale, in each case, together with all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender in connection with the Sale;

(e)           Buyer assumes all of the obligations of Borrower under the Loan Documents and, prior to or concurrently with the closing of such Sale, Buyer executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Lender may reasonably require;

(f)            Buyer executes, without any cost or expense to Lender, new financing statements or financing statement amendments and any additional documents reasonably requested by Lender;

(g)           Borrower or Buyer delivers to Lender, without any cost or expense to Lender, an endorsement or endorsements to Lender’s title insurance policy insuring the lien of this Security Instrument, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (e) of this Section, with no additional exceptions added to such policy (unless otherwise agreed to by Lender), or a new title policy with no exceptions other than Permitted Encumbrances and otherwise in form and substance reasonably acceptable to Lender, insuring that fee simple title to the Property is vested in Buyer;

(h)           Borrower executes and delivers to Lender, without any cost or expense to Lender, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance reasonably satisfactory to Lender and shall be binding upon Buyer;

(i)            subject to the provisions of Section 18.32 hereof, such Sale is not construed so as to relieve Borrower of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and Borrower executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability; provided that, upon the closing of such Sale, if Borrower and Buyer have satisfied each of the terms of this Section 9.04, as reasonably determined by Lender, Lender shall release Borrower from all obligations arising after the closing of such Sale;

(j)            such Sale is not construed so as to relieve Guarantor of its obligations under any guaranty or indemnity agreement executed in connection with the Loan and Guarantor executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of each such guaranty agreement, provided that if Buyer or a party associated with Buyer approved by Lender in its sole discretion assumes the obligations of the current Guarantor under its guaranty arising after the closing of such Sale and Buyer or such party associated with Buyer, as applicable, executes, without any cost or expense to Lender, a new guaranty in similar form and substance to the existing guaranty or an assumption of the existing guaranty as required by Lender and otherwise reasonably satisfactory to Lender, then Lender shall release the current Guarantor from all obligations arising under its guaranty after the closing of such Sale; and

(k)           Buyer is a Single Purpose Entity and Lender receives a non-consolidation opinion relating to Buyer from Buyer’s counsel, which opinion is in form and substance reasonably acceptable to Lender.

ARTICLE X:  CERTIFICATES

Section 10.01. Estoppel Certificates. (a) After request by Lender, Borrower, within fifteen (15) days and at its expense, will furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, and the unpaid principal amount of the Note, (ii) the rate of interest of the Note, (iii) the date payments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and if any are alleged, the nature thereof, (v) that the Note and this Security Instrument have not been modified or if modified, giving particulars of such modification and (vi) to Borrower’s knowledge, that there has occurred and is then continuing no Default or if Borrower knows that a Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

(b)           Within fifteen (15) days after written request by Borrower but not more than two times in any Loan Year, Lender shall furnish to Borrower a written statement confirming the amount of the Debt, the maturity date of the Note, the date to which interest has been paid, the interest rate with respect to the Note, the amount on deposit in each Escrow Account and, but solely in connection with a Sale pursuant to Section 9.04 hereof, a Mez Loan or other Transfer with respect to which Lender’s consent is required to be obtained, whether to Lender’s actual knowledge a Default exists under the Loan Documents.

(c)           Borrower shall use all reasonable efforts to obtain estoppel certificates from tenants in form and substance reasonably acceptable to Lender, but, provided no Event of Default has occurred and is continuing, in no event shall Borrower be required to use reasonable efforts to deliver estoppel certificates more than once during any Loan Year and only if Lender has a good faith reason for such request.

ARTICLE XI:  NOTICES

Section 11.01. Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and delivered personally or sent to the party to whom the notice, demand or request is being made by Federal Express or other nationally recognized overnight delivery service, as follows and shall be deemed given when delivered personally or one (1) Business Day after being deposited with Federal Express or such other nationally recognized delivery service:

If to Lender:	Wachovia Bank, National Association
Commercial Real Estate Services

8739 Research Drive URP 4
NC 1075
Charlotte, North Carolina 28262
Loan Number: 502855645
Attention: Portfolio Management

with a copy to:	Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Attn: David J. Weinberger, Esq.

If to Borrower:	To Borrower, at the address first written above,

with a copy to:	Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, Massachusetts 02110
Attn: Robert J. Mack, Esq.

or such other address as either Borrower or Lender shall hereafter specify by not less than ten (10) days prior written notice as provided herein; provided, however, that notwithstanding any provision of this Article to the contrary, such notice of change of address shall be deemed given only upon actual receipt thereof. Rejection or other refusal to accept or the inability to deliver because of changed addresses of which no notice was given as herein required shall be deemed to be receipt of the notice, demand, statement, request or consent.

ARTICLE XII:  INDEMNIFICATION

Section 12.01. Indemnification Covering Property. In addition, and without limitation, to any other provision of this Security Instrument or any other Loan Document, Borrower shall protect, indemnify and save harmless Lender and its successors and assigns, and each of their agents, employees, officers, directors, stockholders, partners and members (collectively, “Indemnified Parties”) for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ fees and disbursements, imposed upon or incurred by or asserted against any of the Indemnified Parties by reason of (a) ownership of this Security Instrument, the Assignment, the Property or any part thereof or any interest therein or receipt of any Rents; (b) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (c) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (d) any failure on the part of Borrower to perform or comply with any of the terms of this Security Instrument or the Assignment; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (f) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof; (g) any Imposition including, without limitation, any Imposition attributable to the execution, delivery, filing, or recording of any Loan Document, Lease or memorandum thereof; (h) any lien or claim arising on or against the Property or any part thereof under any Legal Requirement or any liability asserted against any of the Indemnified Parties with respect thereto; (i) any claim arising out of or in any way relating to any tax or other imposition on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents; (j) a Default under Sections 2.02(f), 2.02(g), 2.02(k), 2.02(t) or 2.02(w) hereof, (k) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Loan, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the Loan; or (l) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Notwithstanding the foregoing provisions of this Section 12.01 to the contrary, Borrower shall have no obligation to indemnify the Indemnified Parties pursuant to this Section 12.01 for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result from Lender’s or any other Indemnified Party’s willful misconduct or gross negligence. Any amounts payable to Lender by reason of the application of this Section 12.01 shall constitute a part of the Debt secured by this Security Instrument and the other Loan Documents and shall become due and payable five (5) Business Days after receipt by Borrower of Lender’s written demand therefor and shall bear interest at the Default Rate from the date the liability, obligation, claim, cost or expense is sustained by Lender, as applicable, until paid. The provisions of this Section 12.01 shall survive the termination of this Security Instrument whether by repayment of the Debt, foreclosure or delivery of a deed in lieu thereof, assignment or otherwise. In case any action, suit or proceeding is brought against any of the Indemnified Parties by reason of any occurrence of the type set forth in (a) through (l) above, Borrower shall, at Borrower’s expense, resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower’s expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any other Indemnified Party) to appoint its own counsel at Borrower’s expense for its defense with respect to any action which, in the reasonable opinion of Lender or such other Indemnified Party, as applicable, presents a conflict or potential conflict between Lender or such other Indemnified Party that would make such separate representation advisable. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Borrower. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing and Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding, or claim the benefit of this Section 12.01 with respect to such action, suit or proceeding, without the consent of Borrower not to be unreasonably withheld, delayed or conditioned; provided, however, that (x) if Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Lender has provided Borrower with thirty (30) days’ prior written notice, or shorter period if mandated by the requirements of the applicable law, and opportunity to correct such determination and Borrower fails to so correct to Lender’s reasonable satisfaction within such thirty (30) day period, or (y) if failure to settle could, in Lender’s reasonable judgment, expose Lender to criminal liability, Lender may settle such action, suit or proceeding and claim the benefit of this Section 12.01 with respect to the settlement of such action, suit or proceeding.

ARTICLE XIII:  DEFAULTS

Section 13.01. Events of Default. The Debt shall become immediately due at the option of Lender upon any one or more of the following events (“Event of Default”):

(a)           if the final payment or prepayment premium, if any, due under the Note shall not be paid on Maturity unless such failure is caused solely as a result of Lender failing to transfer sums on deposit in the Central Account to or from the applicable Sub-Account or Escrow Account;

(b)           if any monthly payment of interest and/or principal due under the Note (other than the sums described in (a) above) shall not be fully paid on the date upon which the same is due and payable thereunder unless such failure is caused solely as a result of Lender failing to transfer sums on deposit in the Central Account to or from the applicable Sub-Account or Escrow Account;

(c)           if payment of any sum (other than the sums described in (a) above or (b) above) required to be paid pursuant to the Note, this Security Instrument or any other Loan Document shall not be paid when due and such failure continues for five (5) days after Lender delivers written notice to Borrower that same is due and payable thereunder or hereunder, unless such failure is caused solely as a result of Lender failing to transfer sums on deposit in the Central Account to or from the applicable Sub-Account or Escrow Account;

(d)           if Borrower, Guarantor or, if Borrower or Guarantor is a partnership, any general partner of Borrower or Guarantor, or, if Borrower or Guarantor is a limited liability company, any member of Borrower or Guarantor, shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower, Guarantor or any such general partner or member;

(e)           if (i) the original insurance policies or certificates are not delivered to Lender as herein provided (provided, however, that if the insurance policies required by this Security Instrument are maintained in full force and effect and Lender receives either a certificate or original policies required by this Security Instrument for each such insurance policy within the time periods specified in this Security Instrument, then Borrower shall have five (5) days after notice from Lender of Borrower’s failure to deliver the original policies or certificates (whichever has not been delivered as required) to deliver same to Lender before such failure becomes an Event of Default) or (ii) if the insurance policies required hereunder are not kept in full force and effect as herein provided unless such failure is caused solely as a result of Lender failing to transfer sums on deposit in the Central Account to or from the applicable Sub-Account or Escrow Account (no notice or cure period applies to this item (ii));

(f)            if Borrower or Guarantor attempts to assign its rights under this Security Instrument or any other Loan Document or any interest herein or therein, or if any Transfer occurs, other than in accordance with the provisions hereof;

(g)           if any material representation or warranty of Borrower or Guarantor made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or agreement furnished to Lender shall prove to have been false or misleading in any material respect as of the date made;

(h)           if Borrower, Guarantor or any general partner of Borrower or Guarantor shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due;

(i)            if a receiver, liquidator or trustee of Borrower, Guarantor or any general partner of Borrower or Guarantor shall be appointed or if Borrower, Guarantor or their respective general partners shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Guarantor or their respective general partners or if any proceeding for the dissolution or liquidation of Borrower, Guarantor or their respective general partners shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Guarantor or their respective general partners, as applicable, upon the same not being discharged, stayed or dismissed within ninety (90) days or if Borrower, Guarantor or their respective general partners shall generally not be paying its debts as they become due;

(j)            if Borrower shall be in default beyond any notice or grace period, if any, under any other mortgage or deed of trust or security agreement covering any part of the Property without regard to its priority relative to this Security Instrument; provided, however, this provision shall not be deemed a waiver of the provisions of Article IX prohibiting further encumbrances affecting the Property or any other provision of this Security Instrument;

(k)           except for Permitted Encumbrances, if the Property becomes subject (i) to any lien which is superior to the lien of this Security Instrument, other than a lien for real estate taxes and assessments not due and payable, or (ii) to any mechanic’s, materialman’s or other lien which is or is asserted to be superior to the lien of this Security Instrument, and such lien shall remain undischarged (by payment, bonding, or otherwise) for thirty (30) days after Borrower is notified of the filing thereof, unless contested in accordance with the terms hereof;

(l)            if Borrower discontinues the operation of the Property for reasons other than repair or restoration arising from a casualty or condemnation for ten (10) days or more;

(m)          any material alteration, demolition or removal of any of the Improvements shall occur in violation of this Security Instrument;

(n)           if Borrower consummates a transaction which would cause this Security Instrument or Lender’s rights under this Security Instrument, the Note or any other Loan Document to constitute a non-exempt prohibited transaction under ERISA or result in a violation of a state statute regulating government plans subjecting Lender to liability for a violation of ERISA or a state statute; or

(o)           if a default shall occur under any of the other terms, covenants or conditions of the Note, this Security Instrument or any other Loan Document, other than as set forth in (a) through (n) above, for ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default or an additional ninety (90) days if Borrower is diligently and continuously effectuating a cure of a curable non-monetary default, other than as set forth in (a) through (n) above.

Section 13.02. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, Lender may, in addition to any other rights or remedies available to it hereunder or under any other Loan Document, at law or in equity, take such action, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against Borrower and in and to the Property including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Lender hereunder, at law or in equity:  (i) declare all or any portion of the unpaid Debt to be immediately due and payable; provided, however, that upon the occurrence of any of the events specified in Section 13.01(i), the entire Debt will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable; or (ii) bring an action to foreclose this Security Instrument and without applying for a receiver for the Rents, but subject to the rights of the tenants under the Leases, enter into or upon the Property or any part thereof, either personally or by its agents, nominees or attorneys, and dispossess Borrower and its agents and servants therefrom, and thereupon Lender may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat, (B) make alterations, additions, renewals, replacements and improvements to or on the Property or any part thereof, (C) exercise all rights and powers of Borrower with respect to the Property or any part thereof, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Property and every part thereof, and (D) apply the receipts from the Property or any part thereof to the payment of the Debt, after deducting therefrom all expenses (including, without limitation, reasonable attorneys’ fees and disbursements) reasonably incurred in connection with the aforesaid operations and all amounts necessary to pay the Impositions, insurance and other charges in connection with the Property or any part thereof, as well as just and reasonable compensation for the services of Lender’s third-party agents; or (iii) have an appraisal or other valuation of the Property or any part thereof performed by an Appraiser (and Borrower covenants and agrees it shall cooperate in causing any such valuation or appraisal to be performed) and any cost or expense incurred by Lender in connection therewith shall constitute a portion of the Debt and be secured by this Security Instrument and shall be immediately due and payable to Lender with interest, at the Default Rate, until the date of receipt by Lender; or (iv) sell the Property or institute proceedings for the complete foreclosure of this Security Instrument, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Security Instrument in which case the Property or any part thereof may be sold for cash or credit in one or more parcels; or (v) with or without entry, and to the extent permitted and pursuant to the procedures provided by applicable Legal Requirements, institute proceedings for the partial foreclosure of this Security Instrument, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Security Instrument for the portion of the Debt then due and payable, subject to the lien of this Security Instrument continuing unimpaired and without loss of priority so as to secure the balance of the Debt not then due; or (vi) sell the Property or any part thereof and any or all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in whole or in parcels, in any order or manner, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, at the discretion of Lender, and in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien on the remaining portion of the Property; or (vii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in the Loan Documents, or any of them; or (viii) recover judgment on the Note or any guaranty either before, during or after (or in lieu of) any proceedings for the enforcement of this Security Instrument; or (ix) apply, ex parte, for the appointment of a custodian, trustee, receiver, keeper, liquidator or conservator of the Property or any part thereof, irrespective of the adequacy of the security for the Debt and without regard to the solvency of Borrower or of any Person liable for the payment of the Debt, to which appointment Borrower does hereby consent and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Lender to receive the Rent with respect to any of the Property pursuant to this Security Instrument or the Assignment; or (x) require, at Lender’s option, Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Property occupied by Borrower and may require Borrower to vacate and surrender possession to Lender of the Property or to such receiver and Borrower may be evicted by summary proceedings or otherwise; or (xi) without notice to Borrower (A) apply all or any portion of the cash collateral in any Sub-Account and Escrow Account, including any interest and/or earnings therein, to carry out the obligations of Borrower under this Security Instrument and the other Loan Documents, to protect and preserve the Property and for any other purpose permitted under this Security Instrument and the other Loan Documents and/or (B) have all or any portion of such cash collateral immediately paid to Lender to be applied against the Debt in the order and priority set forth in the Note; or (xii) pursue any or all such other rights or remedies as Lender may have under applicable law or in equity; provided, however, that the provisions of this Section 13.02(a) shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents. Borrower hereby waives, to the fullest extent permitted by Legal Requirements, any defense Borrower might otherwise raise or have by the failure to make any tenants parties defendant to a foreclosure proceeding and to foreclose their rights in any proceeding instituted by Lender.

(b)           Any time that an Event of Default exists, Lender shall have the power to sell the Property or any part thereof at public auction, in such manner, at such time and place, upon such terms and conditions, and upon such public notice as Lender may deem best for the interest of Lender, or as may be required or permitted by applicable law, consisting of advertisement in a newspaper of general circulation in the jurisdiction and for such period as applicable law may require and at such other times and by such other methods, if any, as may be required by law to convey the Property in fee simple by Lender’s deed with special warranty of title to and at the cost of the purchaser, who shall not be liable to see to the application of the purchase money. The proceeds or avails of any sale made under or by virtue of this Section 13.02, together with any other sums which then may be held by Lender under this Security Instrument, whether under the provisions of this Section 13.02 or otherwise, shall be applied as follows:

First:  To the payment of the third-party costs and expenses reasonably incurred in connection with any such sale and to advances, fees and expenses, including, without limitation, reasonable fees and expenses of Lender’s legal counsel as applicable, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances reasonably made or incurred by Lender under this Security Instrument, together with interest as provided herein on all such advances made by Lender, and all Impositions, except any Impositions or other charges subject to which the Property shall have been sold;

Second:  To the payment of the whole amount then due, owing and unpaid under the Note for principal and interest thereon, with interest on such unpaid principal at the Default Rate from the date of the occurrence of the earliest Event of Default that formed a basis for such sale until the same is paid;

Third:  To the payment of any other portion of the Debt required to be paid by Borrower pursuant to any provision of this Security Instrument, the Note, or any of the other Loan Documents; and

Fourth:  The surplus, if any, to Borrower unless otherwise required by Legal Requirements.

Lender and any receiver or custodian of the Property or any part thereof shall be liable to account for only those rents, issues, proceeds and profits actually received by it.

(c)           Lender may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable provision of Legal Requirements, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d)           Upon the completion of any sale or sales made by Lender under or by virtue of this Section 13.02, Lender or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold and for that purpose Lender may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more Persons with like power, Borrower hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Borrower, if so requested by Lender, shall ratify and confirm any such sale or sales by executing and delivering to Lender, or to such purchaser or purchasers all such instruments as may be advisable, in the sole judgment of Lender, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Section 13.02, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the property and rights so sold, and shall, to the fullest extent permitted under Legal Requirements, be a perpetual bar, both at law and in equity against Borrower and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Borrower.

(e)           In the event of any sale made under or by virtue of this Section 13.02 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), the entire Debt immediately thereupon shall, anything in the Loan Documents to the contrary notwithstanding, become due and payable.

(f)            Upon any sale made under or by virtue of this Section 13.02 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and the costs of the action.

(g)           No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Property or any part thereof or upon any other property of Borrower shall release the lien of this Security Instrument upon the Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired until all amounts due under the Note, this Security Instrument and the other Loan Documents are paid in full.

(h)           Upon the exercise by Lender of any power, right, privilege, or remedy pursuant to this Security Instrument which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Borrower agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments and other documents and papers that Lender or any purchaser of the Property may be required to obtain for such governmental consent, approval, registration, qualification, or authorization and Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower (coupled with an interest), in its name and stead, to execute all such applications, certificates, instruments, assignments and other documents and papers if Borrower fails to do so within five (5) Business Days of request therefor.

Section 13.03. Payment of Debt After Default. If, during the continuance of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Debt in whole or in part at any time prior to a foreclosure sale of the Property, and if at the time of such tender prepayment of the principal balance of the Note is not permitted by the Note or this Security Instrument, Borrower shall, in addition to the entire Debt, also pay to Lender a sum equal to (a) all accrued interest on the Note and all other fees, charges and sums due and payable hereunder, (b) all costs and expenses in connection with the enforcement of Lender’s rights hereunder, and (c) a prepayment charge (the “Prepayment Charge”) equal to the greater of (i) 1% of the Principal Amount which is prepaid and (ii) the present value of a series of payments each equal to the Payment Differential (as hereinafter defined) and payable on each Payment Date over the remaining original term of the Note until the Payment Date occurring six (6) months prior to the Maturity Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Payment Date occurring six (6) months prior to the Maturity Date. The term “Payment Differential” shall mean an amount equal to (i) the Interest Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the Principal Amount after application of the constant monthly payment due under the Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term “Reinvestment Yield” shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Payment Date occurring six (6) months prior to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. Failure of Lender to require any of these payments shall not constitute a waiver of the right to require the same in the event of any subsequent default or to exercise any other remedy available to Lender hereunder, under any other Loan Document or at law or in equity. In the event that any prepayment charge is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the prepayment fee, and, provided that Lender shall have in good faith applied the formula described above, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the fifteen (15) day period preceding the date of such prepayment. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance at the Reinvestment Yield or otherwise as a condition to receiving the prepayment charge. If at the time of such tender, prepayment of the principal balance of the Note is permitted, such tender by Borrower shall be deemed to be a voluntary prepayment of the principal balance of the Note, and Borrower shall, in addition to the entire Debt, also pay to Lender the applicable prepayment consideration specified in the Note and this Security Instrument.

Section 13.04. Possession of the Property. Upon and during the continuance of any Event of Default and the acceleration of the Debt or any portion thereof, Borrower, if an occupant of the Property or any part thereof, upon demand of Lender, shall immediately surrender possession of the Property (or the portion thereof so occupied) to Lender, and if Borrower is permitted to remain in possession, the possession shall be as a month-to-month tenant of Lender and, on demand, Borrower shall pay to Lender monthly, in advance, a reasonable rental for the space so occupied and in default thereof Borrower may be dispossessed. The covenants herein contained may be enforced by a receiver of the Property or any part thereof. Nothing in this Section 13.04 shall be deemed to be a waiver of the provisions of this Security Instrument making the Transfer of the Property or any part thereof without Lender’s prior written consent an Event of Default.

Section 13.05. Interest After Default. If any amount due under the Note, this Security Instrument or any of the other Loan Documents is not paid within any applicable notice and grace period after same is due, whether such date is the stated due date, any accelerated due date or any other date or at any other time specified under any of the terms hereof or thereof, then, in  such event, Borrower shall pay interest on the amount not so paid from and after the date on which such amount first becomes due at the Default Rate; and such interest shall be due and payable at such rate until the earlier of the cure of all Events of Default or the payment of the entire amount due to Lender, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Security Instrument. All unpaid and accrued interest shall be secured by this Security Instrument as part of the Debt. Nothing in this Section 13.05 or in any other provision of this Security Instrument shall constitute an extension of the time for payment of the Debt.

Section 13.06. Borrower’s Actions After Default. During the existence of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Lender to obtain judgment for the Debt, or of any other nature in aid of the enforcement of the Loan Documents, Borrower will (a) after receipt of notice of the institution of any such action, waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Lender, consent to the appointment of a receiver or receivers of the Property or any part thereof and of all the earnings, revenues, rents, issues, profits and income thereof.

Section 13.07. Control by Lender After Default. Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Borrower, or of any of its property, or of the Property or any part thereof, to the extent permitted by Legal Requirements, Lender shall be entitled to obtain possession and control of all property now and hereafter covered by this Security Instrument and the Assignment in accordance with the terms hereof.

Section 13.08. Right to Cure Defaults. (a) During the continuance of any Event of Default, Lender or its agents may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender and its agents are authorized to enter upon the Property or any part thereof for such purposes, or appear in, defend, or bring any action or proceedings to protect

Lender’s interest in the Property or any part thereof or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 13.08, shall constitute a portion of the Debt and shall be immediately due and payable to Lender upon demand. All such costs and expenses incurred by Lender or its agents in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period from the date so demanded to the date of payment to Lender. All such costs and expenses incurred by Lender or its agents together with interest thereon calculated at the above rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument.

(b)           If Lender makes any payment or advance that Lender is authorized by this Security Instrument to make in the place and stead of Borrower (i) relating to the Impositions or tax liens asserted against the Property, Lender may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any of the Impositions or the tax liens or claims thereof; (ii) relating to any apparent or threatened adverse title, lien, claim of lien, encumbrance, claim or charge, Lender will be the sole judge of the legality or validity of same; or (iii) relating to any other purpose authorized by this Security Instrument but not enumerated in this Section 13.08, Lender may do so whenever, in its judgment and discretion, the payment or advance seems necessary or desirable to protect the Property and the full security interest intended to be created by this Security Instrument. In connection with any payment or advance made pursuant to this Section 13.08, Lender has the option and is authorized, but in no event shall be obligated, to obtain a continuation report of title prepared by a title insurance company. The payments and the advances made by Lender pursuant to this Section 13.08 and the cost and expenses of said title report will be due and payable by Borrower on demand, together with interest at the Default Rate, and will be secured by this Security Instrument.

Section 13.09. Late Payment Charge. If any portion of the Debt is not paid in full on or before the date on which it is due and payable hereunder (other than the principal portion of the Debt due on the Maturity Date), Borrower shall pay to Lender an amount equal to five percent (5%) of such unpaid portion of the Debt (“Late Charge”) to defray the expense incurred by Lender in handling and processing such delinquent payment, and such amount shall constitute a part of the Debt.

Section 13.10. Recovery of Sums Required to Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 13.11. Marshalling and Other Matters. Borrower hereby waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption (both equitable and statutory) and homestead laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives, to the extent permitted by law, any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, whether equitable or statutory and on behalf of each and every Person acquiring any interest in or title to the Property or any part thereof subsequent to the date of this Security Instrument and on behalf of all Persons to the fullest extent permitted by applicable law.

Section 13.12. Tax Reduction Proceedings. If an Event of Default exists, Borrower shall be deemed to have appointed Lender as its attorney-in-fact to seek a reduction or reductions in the assessed valuation of the Property for real property tax purposes or for any other purpose and to prosecute any action or proceeding in connection therewith. This power, being coupled with an interest, shall be irrevocable for so long as any part of the Debt remains unpaid and any Event of Default shall be continuing.

Section 13.13. General Provisions Regarding Remedies.

(a)           Right to Terminate Proceedings. Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 13.02 at any time before the conclusion thereof, as determined in Lender’s sole discretion and without prejudice to Lender.

(b)           No Waiver or Release. The failure of Lender to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation contained in the Loan Documents. No acceptance by Lender of any payment while an Event of Default exists and no payment by Lender of any payment or obligation for which Borrower is liable hereunder shall be deemed to waive or cure such Event of Default. No sale of all or any portion of the Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Borrower or any other Person, shall operate to release or in any manner affect the interest of Lender in the Property or the liability of Borrower to pay the Debt. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

(c)           No Impairment; No Releases. The interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

ARTICLE XIV:  COMPLIANCE WITH REQUIREMENTS

Section 14.01. Compliance with Legal Requirements. (a) Borrower shall promptly comply with all present and future Legal Requirements, foreseen and unforeseen, ordinary and extraordinary, whether requiring structural or nonstructural repairs or alterations including, without limitation, all zoning, subdivision, building, safety and environmental protection, land use and development Legal Requirements, all Legal Requirements which may be applicable to the curbs adjoining the Property or to the use or manner of use thereof, and all rent control, rent stabilization and all other similar Legal Requirements relating to rents charged and/or collected in connection with the Leases. Borrower represents and warrants that (i) except as previously disclosed to Lender in writing, the Property is in compliance in all material respects with all Legal Requirements as of the date hereof, no notices of violations of any Legal Requirements have been entered or received by Borrower and there is no basis for the entering of such notices and (ii) any violations of Legal Requirements with respect to the Property will not result in a Material Adverse Effect, be a threat to the health and safety of any Person or impair Borrower’s ability to collect any Rent.

(b)           Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Borrower shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Lender, the validity or application of any Legal Requirement and to suspend compliance therewith if permitted under applicable Legal Requirements, provided (i) failure to comply therewith may not subject Lender to any civil or criminal liability, (ii) prior to and during such contest, if reasonably required by Lender, Borrower shall furnish to Lender security reasonably satisfactory to Lender, in its discretion, against loss or injury by reason of such contest or non-compliance with such Legal Requirement, (iii) no Event of Default shall exist during such proceedings and such contest shall not otherwise violate any of the provisions of any of the Loan Documents, (iv) such contest shall not (unless Borrower shall comply with the provisions of clause (ii) of this Section 14.01(b)) subject the Property to any lien or encumbrance the enforcement of which is not suspended or otherwise affect the priority of the lien of this Security Instrument; (v) such contest shall not affect the ownership, use or occupancy of the Property; (vi) the Property or any part thereof or any interest therein shall not be in any imminent danger of being sold, forfeited or lost by reason of such contest by Borrower; (vii) Borrower shall give Lender prompt notice of the commencement of such proceedings and, upon request by Lender, notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) - (vi) of this Section 14.01(b); and (viii) upon a final determination of such proceeding, Borrower shall take all steps necessary to comply with any requirements arising therefrom.

(c)           Borrower shall at all times comply with all applicable Legal Requirements with respect to the construction, use and maintenance of any vaults adjacent to the Property. If by reason of the failure to pay taxes, assessments, charges, permit fees, franchise taxes or levies of any kind or nature, the continued use of the vaults adjacent to Property or any part thereof is discontinued, Borrower nevertheless shall, with respect to any vaults which may be necessary for the continued use of the Property, take such steps (including the making of any payment) to ensure the continued use of vaults or replacements.

Section 14.02. Compliance with Recorded Documents; No Future Grants. Borrower shall promptly perform and observe, or cause to be performed and observed, all of the terms, covenants and conditions of all Property Agreements and all things necessary to preserve intact and unimpaired any and all appurtenances or other interests or rights affecting the Property.

ARTICLE XV:  PREPAYMENT

Section 15.01. Prepayment. (a)  Except as set forth in this Section 15.01 or as otherwise specifically provided in the Loan Documents, no prepayment of the Debt may be made in whole or in part.

(b)           Borrower may prepay the Loan in whole or in part at any time on or after the Payment Date occurring in August, 2008 in accordance with the following provisions:

(i)            Lender shall have received from Borrower, not less than thirty (30) days’, nor more than ninety (90) days’, prior written notice specifying the date proposed for such prepayment and the amount which is to be prepaid.

(ii)           Borrower shall also pay to Lender all interest due on the principal amount prepaid through and including the last day of the Interest Accrual Period in which such prepayment is being made, together with any and all other amounts due and owing pursuant to the terms of the Note, this Security Instrument or the other Loan Documents.

(iii)          Any partial prepayment shall be in a minimum amount not less than $25,000 and shall be in whole multiples of $1,000 in excess thereof.

(iv)          Intentionally omitted.

(v)           Any partial prepayment of the Principal Amount, including, without limitation, Unscheduled Payments, shall be applied to the installments of principal last due hereunder and shall not release or relieve Borrower from the obligation to pay the regularly scheduled installments of principal and interest becoming due under the Note.

(vi)          Unless the prepayment is the result of Lender applying Loss Proceeds to the Debt (in which event, any such prepayment irrespective of when made shall be at par and without any prepayment premium), in the event that the Loan is prepaid on or subsequent to the Payment Date occurring in August, 2008 but prior to the Payment Date in February, 2011, Borrower shall pay to Lender, together with such prepayment and all other amounts due in connection therewith, a non-refundable amount which shall be deemed earned by Lender upon the funding of the Loan and shall not count to or be credited to payment of the Principal Amount, any interest thereon or any other amounts payable under the Note, the Security Instrument or any of the Loan Documents, equal to the Yield Maintenance Premium.

ARTICLE XVI:  ENVIRONMENTAL COMPLIANCE

Section 16.01. Covenants, Representations and Warranties. (a) Borrower has not, at any time, and, to Borrower’s best knowledge, except as set forth in the Environmental Report, no other Person has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials on, to or from the Premises or any other real property owned and/or occupied by Borrower, and Borrower does not intend to and shall not use the Property or any part thereof or any such other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for use and storage for use of heating oil, cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or Environmental Statutes or be the basis for a lien against the Property or any part thereof. In addition, without limitation to the foregoing provisions, Borrower represents and warrants that, to the best of its knowledge, except as set forth in the Environmental Report, there is no asbestos in, on, over, or under all or any portion of the fire-proofing or any other portion of the Property.

(b)           Borrower knows of no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Property or any part thereof or any other real property owned and/or occupied by Borrower, or onto lands from which such Hazardous Materials might seep, flow or drain into such waters, except as disclosed in the Environmental Report.

(c)           Borrower shall not permit any Hazardous Materials to be handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or to be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with on, under, to or from the Property or any portion thereof at any time, except for use and storage for use of heating oil, ordinary cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or be the basis for a lien against the Property or any part thereof.

(d)           Borrower represents and warrants that, except as set forth in the Environmental Report, no actions, suits, or proceedings have been commenced, or are pending, or, to the best knowledge of Borrower, are threatened with respect to any Legal Requirement governing the use, manufacture, storage, treatment, transportation, or processing of Hazardous Materials with respect to the Property or any part thereof. Borrower has received no notice of, and, except as disclosed in the Environmental Report, has no knowledge of, any fact, condition, occurrence or circumstance which with notice or passage of time or both would give rise to a claim under or pursuant to any Environmental Statute pertaining to Hazardous Materials on, in, under or originating from the Property or any part thereof or any other real property owned or occupied by Borrower or arising out of the conduct of Borrower, including, without limitation, pursuant to any Environmental Statute.

(e)           Other than pursuant to the purchase and sale agreement pursuant to which Borrower acquired the Property, a true, accurate and complete copy of which has been delivered to Lender by Borrower, Borrower has not waived any Person’s liability with regard to Hazardous Materials in, on, under or around the Property, nor has Borrower retained or assumed, contractually or by operation of law, any other Person’s liability relative to Hazardous Materials or any claim, action or proceeding relating thereto.

(f)            Subject to Borrower’s right to contest in accordance with the terms hereof, in the event that there shall be filed a lien against the Property or any part thereof pursuant to any Environmental Statute pertaining to Hazardous Materials, Borrower shall, within sixty (60) days or, in the event that the applicable Governmental Authority has commenced steps to cause the Premises or any part thereof to be sold pursuant to the lien, within fifteen (15) days, from the date that Borrower receives notice of such lien, either (i) pay the claim and remove the lien from the Property, or (ii) furnish a bond or other security satisfactory to Lender in the amount of the claim out of which the lien arises.

(g)           Borrower represents and warrants that (i) except as disclosed in the Environmental Report, Borrower has no knowledge of any violation of any Environmental Statute or any Environmental Problem in connection with the Property,  nor has Borrower been requested or required by any Governmental Authority to perform any remedial activity or other responsive action in connection with any Environmental Problem and (ii) neither the Property nor any other property owned by Borrower is included or, to Borrower’s best knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or on the inventory of other potential “Problem” sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or, to Borrower’s knowledge, proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute, if any, or issued by any other Governmental Authority. Borrower covenants that Borrower will comply in all material respects with all Environmental Statutes affecting or imposed upon Borrower or the Property.

(h)           Borrower covenants that it shall promptly notify Lender of the presence and/or release of any Hazardous Materials on the Property which requires reporting under any Legal Requirements and of any request for information or any inspection of the Property or any part thereof by any Governmental Authority with respect to any Hazardous Materials on the Property and provide Lender with copies of such request and any response to any such request or inspection. Borrower covenants that it shall, in compliance with applicable Legal Requirements, conduct and complete all investigations, studies, sampling and testing (and promptly shall provide Lender with copies of any such studies and the results of any such test) and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof in accordance with all such Legal Requirements applicable to the Property or any part thereof to the reasonable satisfaction of Lender.

(i)            While an Event of Default exists hereunder, and without regard to whether Lender shall have taken possession of the Property or a receiver has been requested or appointed or any other right or remedy of Lender has or may be exercised hereunder or under any other Loan Document, Lender shall have the right (but no obligation) to conduct such investigations, studies, sampling and/or testing of the Property or any part thereof as Lender may, in its discretion, determine to conduct, relative to Hazardous Materials. All costs and expenses incurred in connection therewith including, without limitation, consultants’ fees and disbursements and laboratory fees, shall constitute a part of the Debt and shall, upon demand by Lender, be immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Lender until reimbursed. Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all such investigations, studies, samplings and/or testings including, without limitation, providing all relevant information and making knowledgeable people available for interviews.

(j)            Borrower represents and warrants that, to the best of its knowledge, except as disclosed in the Environmental Report, all paint and painted surfaces existing within the interior or on the exterior of the Improvements are not flaking, peeling, cracking, blistering, or chipping, and do not contain lead or are maintained in a condition that prevents exposure of young children to lead-based paint, and that the current inspections, operation, and maintenance program at the Property with respect to lead-based paint is consistent with FNMA guidelines and sufficient to ensure that all painted surfaces within the Property shall be maintained in a condition that prevents exposure of tenants to lead-based paint. To Borrower’s knowledge, except as disclosed in the Environmental Report, there have been no claims for adverse health effects from exposure on the Property to lead-based paint or requests for the investigation, assessment or removal of lead-based paint at the Property.

(k)           Borrower represents and warrants that, to its best knowledge and except in accordance with all applicable Environmental Statutes and as disclosed in the Environmental Report, (i) no underground treatment or storage tanks or pumps or water, gas, or oil wells are or have been located about the Property, (ii) no PCBs or transformers, capacitors, ballasts or other equipment that contain dielectric fluid containing PCBs are located about the Property, (iii) no insulating material containing urea formaldehyde is located about the Property and (iv) no asbestos-containing material is located about the Property.

Section 16.02. Environmental Indemnification. Borrower shall defend, indemnify and hold harmless the Indemnified Parties for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ and consultants’ fees and disbursements and investigations and laboratory fees, arising out of, or in any way related to any Environmental Problem, including without limitation:

(a)           the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threat of release of any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof whether or not disclosed by the Environmental Report;

(b)           any personal injury (including wrongful death, disease or other health condition related to or caused by, in whole or in part, any Hazardous Materials) or property damage (real or personal) arising out of or related to any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof, whether or not disclosed by the Environmental Report;

(c)           any action, suit or proceeding brought or threatened, settlement reached, or order of any Governmental Authority relating to such Hazardous Material, whether or not disclosed by the Environmental Report; and/or

(d)           any violation of the provisions, covenants, representations or warranties of Section 16.01 hereof or of any Legal Requirement which is based on or in any way related to any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof, including, without limitation, the cost of any work performed and materials furnished in order to comply therewith, whether or not disclosed by the Environmental Report.

Notwithstanding the foregoing provisions of this Section 16.02 to the contrary, Borrower shall have no obligation to indemnify Lender or any other Indemnified Party for liabilities, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing to the extent resulting from (A) any Indemnified Party’s willful misconduct or gross negligence or (B) any Hazardous Materials initially placed in, on or under the Property or any other condition relating to Hazardous Materials created after foreclosure, delivery of a deed in lieu or other taking of title to the Property by Lender or its successors and assigns. Any amounts payable to Lender by reason of the application of this Section 16.02 shall be secured by this Security Instrument and shall, upon demand by Lender, become immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Lender until paid.

This indemnification shall survive the termination of this Security Instrument whether by repayment of the Debt, foreclosure or deed in lieu thereof, assignment, or otherwise; provided, however, that this indemnification shall only run to the Indemnified Parties and the first purchaser of the Property which is not an Affiliate of Lender. The indemnity provided for in this Section 16.02 shall not be included in any exculpation of Borrower or its principals from personal liability provided for in this Security Instrument or in any of the other Loan Documents. Nothing in this Section 16.02 shall be deemed to deprive Lender of any rights or remedies otherwise available to Lender, including, without limitation, those rights and remedies provided elsewhere in this Security Instrument or the other Loan Documents.

ARTICLE XVII:  ASSIGNMENTS

Section 17.01. Participations and Assignments. Lender shall have the right to assign this Security Instrument and/or any of the Loan Documents, and to transfer, assign or sell participations and subparticipations (including blind or undisclosed participations and subparticipations) in the Loan Documents and the obligations hereunder to any Person; provided, however, that no such participation shall increase, decrease or otherwise affect either Borrower’s or Lender’s obligations under this Security Instrument or the other Loan Documents.

ARTICLE XVIII:  MISCELLANEOUS

Section 18.01. Right of Entry. Lender and its agents shall have the right to enter and inspect the Property or any part thereof at all reasonable times, and, except in the event of an emergency, upon reasonable notice and to inspect Borrower’s books and records and to make abstracts and reproductions thereof.

Section 18.02. Cumulative Rights. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled, subject to the terms of this Security Instrument, to every right and remedy now or hereafter afforded by law.

Section 18.03. Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

Section 18.04. Exhibits Incorporated. The information set forth on the cover hereof, and the Exhibits annexed hereto, are hereby incorporated herein as a part of this Security Instrument with the same effect as if set forth in the body hereof.

Section 18.05. Severable Provisions. If any term, covenant or condition of the Loan Documents including, without limitation, the Note or this Security Instrument, is held to be invalid, illegal or unenforceable in any respect, such Loan Document shall be construed without such provision.

Section 18.06. Duplicate Originals. This Security Instrument may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

Section 18.07. No Oral Change. The terms of this Security Instrument, together with the terms of the Note and the other Loan Documents constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements, understandings and negotiations between Borrower and Lender with respect to the Loan. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 18.08. Intentionally Omitted.

Section 18.09. Headings; Construction of Documents; etc. The table of contents, headings and captions of various paragraphs of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Borrower acknowledges that it was represented by competent counsel in connection with the negotiation and drafting of this Security Instrument and the other Loan Documents and that neither this Security Instrument nor the other Loan Documents shall be subject to the principle of construing the meaning against the Person who drafted same.

Section 18.10. Sole Discretion of Lender. Whenever Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise specifically provided herein.

Section 18.11. Waiver of Notice and Jury Trial. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument or any of the other Loan Documents specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO.

Section 18.12. Covenants Run with the Land. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises, shall be binding upon Borrower and shall inure to the benefit of Lender, subsequent holders of this Security Instrument and their successors and assigns. Without limitation to any provision hereof, the term “Borrower” shall include and refer to the borrower named herein, any subsequent owner of the Property, and its respective heirs, executors, legal representatives, successors and assigns. The representations, warranties and agreements contained in this Security Instrument and the other Loan Documents are intended solely for the benefit of the parties hereto, shall confer no rights hereunder, whether legal or equitable, in any other Person and no other Person shall be entitled to rely thereon.

Section 18.13. Applicable Law. THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

Section 18.14. Security Agreement. (a)   (i)  This Security Instrument is both a real property mortgage or deed of trust, as applicable, and a “security agreement” within the meaning of the UCC. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. This Security Instrument is filed as a fixture filing and covers goods which are or are to become fixtures on the Property. Borrower by executing and delivering this Security Instrument has granted to Lender, as security for the Debt,  a security interest in the Property to the full extent that the Property may be subject to the UCC (said portion of the Property so subject to the UCC being called in this Section 18.14 the “Collateral”). If an Event of Default shall exist, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender while an Event of Default exists, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. Any disposition pursuant to the UCC of so much of the Collateral as may constitute personal property shall be considered commercially reasonable if made pursuant to a public sale which is advertised at least twice in a newspaper in which sheriff’s sales are advertised in the county where the Premises is located. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral given to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. It is not necessary that the Collateral be present at any disposition thereof. Lender shall have no obligation to clean-up or otherwise prepare the Collateral for disposition.

(ii)           The mention in a financing statement filed in the records normally pertaining to personal property of any portion of the Property shall not derogate from or impair in any manner the intention of this Security Instrument. Lender hereby declares that all items of Collateral are part of the real property encumbered hereby to the fullest extent permitted by law, regardless of whether any such item is physically attached to the Improvements or whether serial numbers are used for the better identification of certain items. Specifically, the mention in any such financing statement of any items included in the Property shall not be construed to alter, impair or impugn any rights of Lender as determined by this Security Instrument or the priority of Lender’s lien upon and security interest in the Property in the event that notice of Lender’s priority of interest as to any portion of the Property is required to be filed in accordance with the UCC to be effective against or take priority over the interest of any particular class of persons, including the federal government or any subdivision or instrumentality thereof. No portion of the Collateral constitutes or is the proceeds of “Farm Products”, as defined in the UCC.

(iii)          If Borrower is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Borrower and an Event of Default exists hereunder, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (A) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (B) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Security Instrument.

(iv)          Borrower and Lender acknowledge that for the purposes of Article 9 of the UCC, the law of the State of Illinois shall be the law of the jurisdiction of the bank in which the Central Account is located.

(v)           Lender may comply with any applicable Legal Requirements in connection with the disposition of the Collateral, and Lender’s compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(vi)          Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title, possession, quiet enjoyment or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(vii)         If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of Borrower. In the event the purchaser of the Collateral fails to fully pay for the Collateral, Lender may resell the Collateral and Borrower will be credited with the proceeds of such sale.

(b)           Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Lender, as secured party, or, to the extent permitted under the UCC, unsigned, in connection with the Collateral covered by this Security Instrument.

Section 18.15. Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property in its own name or, if required by Legal Requirements, or, if in Lender’s reasonable judgment, it is necessary, in the name and on behalf of Borrower, which Lender believes will adversely affect the Property or this Security Instrument and to bring any action or proceedings, in its name or in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 18.16. Usury Laws. This Security Instrument and the Note are subject to the express condition, and it is the expressed intent of the parties, that at no time shall Borrower be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such  maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. No application to the principal balance of the Note pursuant to this Section 18.16 shall give rise to any requirement to pay any prepayment fee or charge of any kind due hereunder, if any.

Section 18.17. Remedies of Borrower. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Security Instrument or the Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower’s remedies shall be limited to injunctive relief or declaratory judgment.

Section 18.18. Offsets, Counterclaims and Defenses. Any assignee of this Security Instrument, the Assignment and the Note shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Note, the Assignment or this Security Instrument which Borrower may otherwise have against any assignor of this Security Instrument, the Assignment and the Note and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Security Instrument, the Assignment or the Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 18.19. No Merger. If Borrower’s and Lender’s estates become the same including, without limitation, upon the delivery of a deed by Borrower in lieu of a foreclosure sale, or upon a purchase of the Property by Lender in a foreclosure sale, this Security Instrument and the lien created hereby shall not be destroyed or terminated by the application of the doctrine of merger, and in such event Lender shall continue to have and enjoy all of the rights and privileges of Lender as to the separate estates; and, as a consequence thereof, upon the foreclosure of the lien created by this Security Instrument, any Leases or subleases then existing and created by Borrower shall not be destroyed or terminated by application of the law of merger or as a result of such foreclosure unless Lender or any purchaser at any such foreclosure sale shall so elect. No act by or on behalf of Lender or any such purchaser shall constitute a termination of any Lease or sublease unless Lender or such purchaser shall give written notice thereof to such lessee or sublessee.

Section 18.20. Restoration of Rights. In case Lender shall have proceeded to enforce any right under this Security Instrument by foreclosure sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, in every such case, Borrower  and Lender shall be restored to their former positions and rights hereunder with respect to the Property subject to the lien hereof.

Section 18.21. Waiver of Statute of Limitations. The pleadings of any statute of limitations as a defense to any and all obligations secured by this Security Instrument are hereby waived to the full extent permitted by Legal Requirements.

Section 18.22. Advances. This Security Instrument shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Debt and all extensions in the time of payment thereof, even though such advances, extensions or renewals be evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. Likewise, the execution of this Security Instrument shall not impair or affect any other security which may be given to secure the payment of the Debt, and all such additional security shall be considered as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Debt shall not diminish the force, effect or lien of this Security Instrument and shall not affect or impair the liability of Borrower and shall not affect or impair the liability of any maker, surety, or endorser for the payment of the Debt.

Section 18.23. Application of Default Rate Not a Waiver. Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Lender under this Security Instrument, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

Section 18.24. Intervening Lien. To the fullest extent permitted by law, any agreement hereafter made pursuant to this Security Instrument shall be superior to the rights of the holder of any intervening lien.

Section 18.25. No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of mortgagor and mortgagee or grantor and beneficiary or borrower and lender, as the case may be. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

Section 18.26. Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower hereunder.

Section 18.27. Borrower’s Obligations Absolute. Borrower acknowledges that Lender and/or certain Affiliates of Lender are engaged in the business of financing, owning, operating, leasing, managing, and brokering real estate and in other business ventures which may be viewed as adverse to or competitive with the business, prospect, profits, operations or condition (financial or otherwise) of Borrower. Except as set forth to the contrary in the Loan Documents, all sums payable by Borrower hereunder shall be paid without notice or demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of:  (a) any damage to or destruction of or any Taking of the Property or any portion thereof; (b) any restriction or prevention of or interference with any use of the Property or any portion thereof; (c) any title defect or encumbrance or any eviction from the Premises or any portion thereof by title paramount or otherwise; (d) any bankruptcy proceeding relating to Borrower, any General Partner, or any guarantor or indemnitor, or any action taken with respect to this Security Instrument or any other Loan Document by any trustee or receiver of Borrower or any such General Partner, guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing.

Section 18.28. Publicity. All promotional news releases, publicity or advertising by Manager, Borrower or their respective Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Lender or to any of its Affiliates without the prior written approval of Lender or such Affiliate, as applicable, in each instance, such approval not to be unreasonably withheld or delayed. Lender shall be authorized to provide information relating to the Property, the Loan and matters relating thereto to rating agencies, underwriters, potential securities investors, auditors, regulatory authorities and to any Persons which may be entitled to such information by operation of law and may use basic transaction information (including, without limitation, the name of Borrower, the name and address of the Property and the Loan Amount) in press releases or other marketing materials.

Section 18.29. Securitization Opinions. In the event the Loan is included as an asset of a Securitization by Lender or any of its Affiliates, Borrower shall, within fifteen (15) Business Days after Lender’s written request therefor, at Lender’s sole but reasonable cost and expense, deliver opinions in form and substance and delivered by counsel reasonably acceptable to Lender and each Rating Agency, as may be reasonably required by Lender and/or the Rating Agency in connection with such Securitization. Borrower’s failure to deliver the opinions required hereby within such fifteen (15) Business Day period shall constitute an “Event of Default” hereunder.

Section 18.30. Cooperation with Rating Agencies. Borrower covenants and agrees that in the event the Loan is to be included as an asset of a Securitization, Borrower shall, at the sole cost and expense of Lender, provided that Lender shall only be obligated to reimburse Borrower for reasonable and actual out-of-pocket third party costs incurred by Borrower, (a) gather any information reasonably required by each Rating Agency in connection with such a Securitization, (b) at Lender’s request, meet with representatives of each Rating Agency to discuss the business and operations of the Property, and (c) cooperate with the reasonable requests of each Rating Agency and Lender in connection with all of the foregoing as well as in connection with all other matters and the preparation of any offering documents with respect thereto, including, without limitation, entering into any amendments or modifications to this Security Instrument or to any other Loan Document which may be requested by Lender to conform to Rating Agency or market standards for a Securitization provided that no such modification shall modify (a) the interest rate payable under the Note, (b) the stated maturity of the Note, (c) the amortization of principal under the Note, (d) Section 18.32 hereof, (e) any other economic term of the Loan or (f) any provision, the effect of which would increase Borrower’s obligations or decrease Borrower’s rights under the Loan Documents. Borrower acknowledges that the information provided by Borrower to Lender may be incorporated into the offering documents for a Securitization and, to the fullest extent permitted, Borrower irrevocably waives all rights, if any, to prohibit such disclosures including, without limitation, any right of privacy. Lender and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, Borrower and Borrower indemnifies and holds harmless the Indemnified Parties, their Affiliates and each Person who controls such Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as same may be amended from time to time, for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ fees and disbursements, that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading (collectively, “Securities Liabilities”); provided, however, that Borrower will be liable under the foregoing indemnity only to the extent that such Securities Liabilities arise out of, or are based upon, any such untrue statement or omission made therein in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower or its Affiliates in connection with the preparation of the disclosure documents or in connection with the underwriting of the Loan; and provided further, however, that with respect to information provided by third parties and with respect to statements made in the disclosure documents that are based upon information provided by third parties, Borrower will be liable only if Borrower or its Affiliates knew that such information was false or omitted to state a material fact known to

Borrower and necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 18.31. Securitization Financials. Borrower covenants and agrees that, upon Lender’s written request therefor in connection with a Securitization, Borrower shall, at Lender’s sole cost and expense, (a) promptly deliver audited financial statements and related documentation prepared by an Independent certified public accountant that satisfy securities laws and requirements for use in a public registration statement (which may include up to three (3) years of historical audited (if available) financial statements) and (b) if, at the time one or more Disclosure Documents are being prepared in connection with a Securitization, Lender expects that Borrower alone or Borrower and one or more of its Affiliates collectively, or the Property alone or the Property and any other parcel(s) of real property, together with improvements thereon and personal property related thereto, that is “related”, within the meaning of the definition of Significant Obligor, to the Property (a “Related Property”) collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (i) the selected financial data relating to Borrower or the Property or, if applicable, net operating income of the Property, required under Item 1112(b)(1) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan, together with any loans made to an Affiliate of Borrower or secured by a Related Property that is included in a Securitization with the Loan (a “Related Loan”), as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization or (ii) the financial statements relating to Borrower or the Property required under Item 1112(b)(2) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements required by clause (b) hereof shall be furnished to Lender within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization and, with respect to the data or financial statements required pursuant to clause (b) hereof, (A) not later than forty-five (45) days after the end of each fiscal quarter of Borrower and (B) not later than eighty-five (85) days after the end of each Fiscal Year; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (A) or (B) of this sentence with respect to any period for which a filing pursuant to the Securities Exchange Act of 1934 in connection with or relating to the Securitization is not required.

Section 18.32. Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this Section 18.32 to the contrary, Lender shall not enforce the liability and obligation of Borrower or (a) if Borrower is a partnership, its constituent partners or any of their respective partners, (b) if Borrower is a trust, its beneficiaries or any of their respective Partners (as hereinafter defined), (c) if Borrower is a corporation, any of its shareholders, directors, principals, officers or employees, or (d) if Borrower is a limited liability company, any of its members (the Persons described in the foregoing clauses (a) - (d), as the case may be, are hereinafter referred to as the “Partners”) to perform and observe the obligations contained in this Security Instrument or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or the Partners, except that Lender may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including, without limitation, an action to obtain a deficiency judgment) solely for the purpose of enabling Lender to realize upon (i) Borrower’s interest in the Property, (ii) the Rent to the extent received by Borrower after (and during the existence of) an Event of Default and not applied to Property-related expenses or sums due Lender under the Loan Documents (all Rent covered by this clause (ii) being hereinafter referred to as the “Recourse Distributions”) and (iii) any other collateral given to Lender under the Loan Documents (the collateral described in the foregoing clauses (i) - (iii) is hereinafter referred to as the “Default Collateral”); provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower and the Partners only to the extent of any such Default Collateral. The provisions of this Section shall not, however, (a) impair the validity of the Debt evidenced by the Note or in any way affect or impair the lien of this Security Instrument or any of the other Loan Documents or the right of Lender to foreclose this Security Instrument following the occurrence of an Event of Default; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (c) affect the validity or enforceability of the Note, this Security Instrument, or any of the other Loan Documents, or impair the right of Lender to seek a personal judgment against Guarantor; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment; (f) impair the right of Lender to bring suit for a monetary judgment with respect to losses incurred by Lender by reason of fraud or intentional misrepresentation by Borrower in connection with this Security Instrument, the Note or the other Loan Documents, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower with respect to same; (g) impair the right of Lender to bring suit for a monetary judgment to obtain the Recourse Distributions received by Borrower, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower with respect to same; (h) impair the right of Lender to bring suit for a monetary judgment with respect to losses incurred by Lender by reason of Borrower’s misappropriation of tenant security deposits, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower with respect to same; (i) impair the right of Lender to obtain Loss Proceeds due to Lender pursuant to this Security Instrument; (j) impair the right of Lender to enforce the provisions of Sections 2.02(g), 12.01, 16.01 or 16.02, inclusive of this Security Instrument, even after repayment in full by Borrower of the Debt, or to bring suit for a monetary judgment against Borrower with respect to any obligation set forth in said Sections; (k) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note as provided in the Loan Documents; (l) impair the right of Lender to bring suit for a monetary judgment with respect to any losses incurred by Lender by reason of misapplication or conversion by Borrower or any Affiliate of Borrower of Loss Proceeds, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower with respect to same; (m) impair the right of Lender to sue for, seek or demand a deficiency judgment against Borrower solely for the purpose of foreclosing the Property or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (m) shall be enforceable against Borrower only to the extent of any of the Default Collateral; (n) impair the ability of Lender to bring suit for a monetary judgment with respect to losses incurred by Lender by reason of physical damage, arson or physical waste to or of the Property or, to the extent that there is sufficient cash flow, and unless Borrower is contesting the same in accordance with Section 4.04, failure to pay any Real Estate Taxes, or in lieu thereof, deposit a sum equal to any Real Estate Taxes into the Basic Carrying Costs Sub-Account; (o) impair the right of Lender to bring a suit for a monetary judgment with respect to losses incurred by Lender by reason of the exercise of any right or remedy under any federal, state or local forfeiture laws resulting in the loss of the lien of this Security Instrument, or the priority thereof, against the Property as a result of the criminal acts or omissions of Borrower or Guarantor or any Affiliates thereof; (p) be deemed a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt; (q) impair the right of Lender to bring suit for monetary judgment with respect to any losses resulting from any claims, actions or proceedings initiated by Borrower (or any Affiliate of Borrower) alleging that the relationship of Borrower and Lender under the Loan Documents is that of joint venturers, partners, tenants in common, joint tenants or any relationship other than that of debtor and creditor; or (r) impair the right of Lender to bring suit for a monetary judgment with respect to losses incurred by Lender by reason of a voluntary Transfer in violation of the provisions of Article IX hereof. The provisions of this Section 18.32 shall be inapplicable to Borrower if (a) any proceeding, action, petition or filing under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts affecting Borrower, shall be filed by Borrower, or (b) Borrower or Guarantor or any Affiliate of either of them shall collude to have any such proceeding, action, petition or filing instituted against Borrower or shall otherwise institute any proceeding for Borrower’s dissolution or liquidation.

Section 18.33. Component Notes. Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrower to execute and deliver “component” notes (including senior and junior notes) in substitution for the Note, which notes may be paid in such order of priority as may be designated by Lender, provided that (a) the aggregate principal amount of such “component” notes shall equal the outstanding principal balance of the Loan immediately prior to the creation of such “component” notes, (b) the weighted average interest rate of all such “component” notes shall on the date created equal the interest rate which was applicable to the Loan immediately prior to the creation of such “component” notes, (c) the debt service payments on all such “component” notes shall on the date created equal the debt service payment which was due under the Note immediately prior to the creation of such “component” notes, and (d) the other terms and provisions of each of the “component” notes shall be identical in substance and substantially similar in form to the Loan Documents. Borrower shall cooperate with all reasonable requests of Lender in order to establish the “component” notes and shall execute and deliver such documents as shall reasonably be required by Lender in connection therewith, all in form and substance reasonably satisfactory to Lender, including, without limitation, the severance of security documents if requested. Lender shall pay Borrower’s reasonable expenses in connection with the execution and delivery of such “component” notes. It shall be an Event of Default if

Borrower fails to comply with any of the terms, covenants or conditions of this Section 18.33 after the expiration of fifteen (15) Business Days after notice thereof.

Section 18.34. Certain Matters Relating to Property located in the State of Illinois. With respect to the Property which is located in the State of Illinois, notwithstanding anything contained herein to the contrary:

(a)           COMPLIANCE WITH ILLINOIS MORTGAGE FORECLOSURE LAW.

If any provision in this Security Instrument is determined to be inconsistent with any provision of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15-1101 et seq., as amended) (the “IMFL”), the provisions of the IMFL shall take precedence over the provisions of this Security Instrument, but shall not invalidate or render unenforceable any other provisions of this Security Instrument that can be construed in a manner consistent with the IMFL.

If any provision of this Security Instrument shall grant to Lender any rights or remedies upon an Event of Default which are more limited than the rights that would otherwise be vested in Lender under the IMFL in the absence of such provision, Lender shall be vested with the rights granted in the IMFL to the full extent permitted by law.

Without limiting the generality of the foregoing, all expenses incurred by Lender to the extent reimbursable under Sections 15-1510 and 15-1512 of the IMFL, whether incurred before or after any decree or judgment of foreclosure, and whether enumerated in this Security Instrument, shall be added to the Debt secured by this Security Instrument or by the judgment of foreclosure.

Without limiting the generality of the foregoing, this Security Instrument also secures all future advances including “Protective Advances” (as defined in the IMFL) made pursuant to the terms of this Security Instrument or the other Loan Documents made after this Security Instrument is recorded, including but not limited to all monies so advanced by Lender in accordance with the terms of this Security Instrument to (A) preserve or restore the Property, (B) preserve the lien of this Security Instrument or the priority thereof or (C) enforce this Security Instrument, and, to the full extent permitted by Subsection (b)(5) of Section 15-1302 of the IMFL or other law, shall be a lien from the time this Security Instrument is recorded.

(b)           WAIVER OF STATUTORY RIGHTS. BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS SECURITY INSTRUMENT IS A PART IS A TRANSACTION WHICH DOES NOT INCLUDE EITHER AGRICULTURAL REAL ESTATE (AS DEFINED IN SECTION 15-1201 OF THE IMFL), OR RESIDENTIAL REAL ESTATE (AS DEFINED IN SECTION 15-1219 OF THE IMFL), AND TO THE FULL EXTENT PERMITTED BY LAW, VOLUNTARILY AND KNOWINGLY WAIVES BORROWER’S RIGHTS AND THE RIGHTS OF EACH AND EVERY PERSON ACQUIRING AN INTEREST IN OR TITLE TO THE PROPERTY OF ANY NATURE WHATSOEVER SUBSEQUENT TO THE DATE OF THIS SECURITY INTEREST TO REINSTATEMENT AND REDEMPTION AS ALLOWED UNDER SECTION 15-1601(B) OF THE IMFL, AND TO THE FULL EXTENT PERMITTED BY

LAW, THE BENEFITS OF ALL PRESENT AND FUTURE VALUATION, APPRAISEMENT, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS UNDER ANY STATE OR FEDERAL LAW.

(c)           FIXTURE FILING. THIS INSTRUMENT IS EFFECTIVE AND SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO ALL GOODS WHICH ARE OR ARE TO BECOME FIXTURES INCLUDED WITHIN THE PROPERTY AND IS TO BE FILED FOR RECORD OR REGISTERED IN THE REAL ESTATE RECORDS OF THE COUNTY IN WHICH THE PREMISES IS LOCATED. THE ADDRESS OF LENDER [SECURED PARTY] AND THE MAILING ADDRESS OF BORROWER [DEBTOR] ARE SET FORTH WITHIN. A PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS INSTRUMENT OR ANY FINANCING STATEMENT RELATING TO THIS INSTRUMENT SHALL BE SUFFICIENT AS A FINANCING STATEMENT.

(d)           MAXIMUM AMOUNT SECURED. Borrower and Lender intend that this Security Instrument shall secure not only sums advanced as of the date hereof but also all advances provided for in the Loan Documents; provided however that the maximum amount secured by this Security Instrument shall in no event exceed $260,000,000.00.

(e)           BUSINESS LOAN. Borrower represents and agrees that the obligations secured hereby constitute a business loan within the purview of paragraph 1(c) of Section 4 of the Illinois Interest Act, 815 ILCS 205/1 et seq., as amended, transacted solely for the purpose of carrying on or acquiring the business of Borrower, and also constitutes a loan secured by a mortgage which comes within the purview of subparagraph 1(l) of said Section.

(f)            MATURITY DATE. The maturity date of the Loan is the Payment Date occurring in August, 2011.

(g)           MORTGAGEE-IN-POSSESSION. In addition to any provision of this Security Instrument authorizing Lender to take or be placed in possession of the Premises, or for the appointment of a receiver, Lender shall have the right, in accordance with Sections 5/15-1701 and 5/15-1702 of the IMFL, to be placed in possession of the Premises or at its request to have a receiver appointed, and such receiver, or Lender, if and when placed in possession, shall have, in addition to any other powers provided in this Security Instrument, all powers, immunities and duties as provided for in Sections 2/15-1701 and 5/15-1702 of the IMFL.

(h)           INSURANCE. Notwithstanding the provisions of Article III hereof, if Borrower fails to provide Lender evidence of the insurance coverages required pursuant to the provisions of this Security Instrument, Lender may purchase such insurance at Borrower’s expense to cover Lender’s interest in the Premises. The insurance may, but need not, protect Borrower’s interest. The coverages that Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Premises. Borrower may later cancel any insurance purchased by Lender but only after providing Lender with evidence that Borrower has obtained such insurance as required pursuant to Article III of this Security Instrument. If Lender purchased insurance for the Premises, Borrower will be responsible for the costs of such insurance, including, without limitation, interest and any other charges which Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation and the expiration of the insurance. The cost of the insurance may be added to the Debt. The cost of the insurance may be more than the cost of the insurance Borrower may be able to obtain on its own.

*   *   *   *   *

IN WITNESS WHEREOF, Borrower has duly executed this Security Instrument the day and year first above written.

Borrower’s	BORROWER:
Organizational
Identification Number:	ONE FINANCIAL PLACE PROPERTY LLC,
4136784	a Delaware limited liability company

	By:	BCSP IV Illinois Manager LLC,
a Delaware limited liability company,
its manager

		By:	BCSP IV U.S. Investments, L.P.,
a Delaware limited partnership,
its sole member

			By:	BCSP REIT IV, Inc.,
a Maryland corporation,
its general partner

By:
Name: Nancy J. Broderick
Title: Managing Director

ACKNOWLEDGEMENT

COMMONWEALTH OF MASSACHUSETTS	)
) ss
COUNTY OF SUFFOLK	)

Then personally appeared before me, on the    day of         , 2006, the above named Nancy J. Broderick, the Managing Director of BCSP REIT IV, Inc., the general partner of BCSP IV U.S. Investments, L.P., the sole member of BCSP IV Illinois Manager LLC, the manager of One Financial Place Property LLC, personally known to me to be (or who provided to me a Massachusetts driver’s license evidencing that she is) the person whose name is signed on the preceding document, and acknowledged the foregoing instrument to be her free act and deed in her capacity as aforesaid and the free act and deed of each of said entities.

Notary Public
My Commission Expires:

EXHIBIT A

Legal Description of Premises

Legal Description:

PARCEL 1:

THAT PART OF PETER TEMPLE’S SUBDIVISION OF BLOCK 99, AND THAT PART OF THE SUBDIVISION OF BLOCK 114 (TAKEN AS A TRACT, INCLUDING VACATED ALLEYS) ALL IN THE SCHOOL SECTION ADDITION TO CHICAGO, IN THE NORTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF LOT 3 IN THE AFORESAID SUBDIVISION OF BLOCK 114; THENCE SOUTH 0 DEGREES 00 MINUTES 23 SECONDS EAST (ALONG THE EAST LINE OF LOTS 3, 4, 9, 10 AND 15 IN SAID SUBDIVISION OF BLOCK 114) A DISTANCE OF 232.32 FEET TO THE POINT OF BEGINNING OF THE TRACT HEREIN DESCRIBED; THENCE SOUTH 0 DEGREES 00 MINUTES 23 SECONDS EAST (ALONG THE EAST LINE OF LOTS 15, 16, 21 AND 22 IN SAID SUBDIVISION OF BLOCK 114) A DISTANCE OF 133.22 FEET TO A POINT ON THE EAST LINE OF LOT 22 WHICH IS 31.98 FEET NORTHERLY OF THE SOUTHEAST CORNER OF SAID LOT; THENCE SOUTH 89 DEGREES 55 MINUTES 58 SECONDS WEST, A DISTANCE OF 215.15 FEET TO A POINT ON THE WEST LINE OF LOT 24 IN PETER TEMPLE’S SUBDIVISION OF BLOCK 99 WHICH IS 31.18 FEET NORTHERLY OF THE SOUTHEAST CORNER OF SAID LOT; THENCE NORTH 0 DEGREES 01 MINUTES 21 SECONDS WEST (ALONG THE WEST LINE OF LOTS 24, 19, 18 AND 13 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 134.17 FEET TO A POINT ON THE WEST LINE OF LOT 13 WHICH IS 232.32 FEET SOUTHERLY OF THE NORTHWEST CORNER OF LOT 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION; THENCE SOUTH 89 DEGREES 48 MINUTES 43 SECONDS EAST (ALONG A LINE DRAWN PARALLEL WITH THE NORTH LINE OF LOT 3 IN SAID SUBDIVISION OF BLOCK 114 AND ALSO PARALLEL WITH THE NORTH LINE OF LOT 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 215.19 FEET TO THE HEREINABOVE DESCRIBED POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

THAT PART OF PETER TEMPLE’S SUBDIVISION OF BLOCK 99, THAT PART OF THE SUBDIVISION OF BLOCK 114, AND THAT PART OF GEORGE MERRILL’S SUBDIVISION OF BLOCK 100, AND THAT PART OF T. G. WRIGHT’S SUBDIVISION OF BLOCK 113 (TAKEN AS A TRACT, INCLUDING VACATED ALLEYS) ALL IN THE SCHOOL SECTION ADDITION TO CHICAGO, IN THE NORTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF

THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE EAST LINE OF LOT 22 IN THE SUBDIVISION OF BLOCK 114 WHICH IS 31.98 FEET NORTHERLY OF THE SOUTHEAST CORNER THEREOF; THENCE SOUTH 0 DEGREES 00 MINUTES 23 SECONDS EAST, 31.98 FEET TO THE SOUTHEAST CORNER OF SAID LOT 22; THENCE SOUTH 89 DEGREES 51 MINUTES 16 SECONDS EAST, ALONG THE NORTH LINE OF LOT 1 IN T. G. WRIGHTS SUBDIVISION OF BLOCK 113, A DISTANCE OF 0.14 FEET TO THE NORTHEAST CORNER OF SAID LOT; THENCE SOUTH 0 DEGREES 05 MINUTES 33 SECONDS WEST, ALONG THE EAST LINE OF LOTS 1 AND 6 IN THE AFORESAID T. G. WRIGHT’S SUBDIVISION OF BLOCK 113, A DISTANCE OF 94.83 FEET; THENCE SOUTH 89 DEGREES 55 MINUTES 40 SECONDS WEST, A DISTANCE OF 210.30 FEET TO A POINT ON THE WEST LINE OF LOT 23 IN GEORGE MERRILL’S SUBDIVISION OF BLOCK 100 WHICH IS 95.63 SOUTHERLY OF THE NORTHWEST CORNER OF LOT 24 IN SAID SUBDIVISION; THENCE NORTH 0 DEGREES 02 MINUTES 20 SECONDS WEST, ALONG THE WEST LINES OF THE AFORESAID LOTS 23 AND 24, A DISTANCE OF 95.63 FEET TO THE NORTHWEST CORNER OF SAID LOT 24 IN GEORGE MERRILL’S SUBDIVISION OF BLOCK 100; THENCE NORTH 89 DEGREES 51 MINUTES 16 SECONDS WEST, ALONG THE SOUTH LINE OF LOT 24 IN PETER TEMPLE’S SUBDIVISION OF BLOCK 99, A DISTANCE OF 4.77 FEET TO THE SOUTHWEST CORNER OF SAID LOT; THENCE NORTH 0 DEGREES 01 MINUTES 21 SECONDS WEST, ALONG THE WEST LINE OF THE AFORESAID LOT 24, A DISTANCE OF 31.18 FEET; THENCE NORTH 89 DEGREES 55 MINUTES 58 SECONDS EAST, A DISTANCE OF 215.15 FEET TO THE HEREINABOVE DESCRIBED POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 3:  PARCEL 3 IS LISTED HERE IN SCHEDULE A FOR REFERENCE PURPOSES ONLY AND IS NOT PART OF THE LAND INSURED HEREIN.

THAT PART OF PETER TEMPLE’S SUBDIVISION OF BLOCK 99, AND THAT PART OF THE SUBDIVISION OF BLOCK 114 (TAKEN AS A TRACT, INCLUDING VACATED ALLEYS) ALL IN THE SCHOOL SECTION ADDITION TO CHICAGO, IN THE NORTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 3 IN THE AFORESAID SUBDIVISION OF BLOCK 114; THENCE SOUTH 0 DEGREES 00 MINUTES 23 SECONDS EAST (ALONG THE EAST LINE OF LOTS 3, 4, 9, 10 AND 15 IN SAID SUBDIVISION OF BLOCK 114) A DISTANCE OF 232.32 FEET; THENCE NORTH 89 DEGREES 48 MINUTES 43 SECONDS WEST (ALONG A LINE DRAWN PARALLEL WITH THE NORTH LINE OF LOT 3 IN SAID SUBDIVISION OF BLOCK 114 AND

ALSO PARALLEL WITH THE NORTH LINE OF LOT 1 THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 215.19 FEET TO THE WEST LINE OF LOT 13 IN SAID PETER TEMPLE’S SUBDIVISION; THENCE NORTH 0 DEGREES 01 MINUTES 21 SECONDS WEST (ALONG THE WEST LINE OF LOTS 13, 12, 7, 6 AND 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 232.32 FEET TO THE NORTHWEST CORNER OF LOT 1; THENCE SOUTH 89 DEGREES 48 MINUTES 43 SECONDS EAST, 215.25 FEET TO THE HEREINABOVE DESIGNATED POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 3A:

EASEMENTS FOR THE BENEFIT OF PARCEL 1, AFORESAID, AS SHOWN ON THE SURVEY OF LAND PREPARED BY JOSEPH A. LIMA, REGISTERED PROFESSIONAL SURVEYOR FOR THE STATE OF ILLINOIS, LICENSE NUMBER 3080, OF NATIONAL SURVEY SERVICE, INC. (SURVEYOR), SURVEY NUMBER N-123180, LAST UPDATED ON MARCH 16, 2000, AS SET FORTH IN PARAGRAPH 1 B OF THE GRANT OF EASEMENTS EXECUTED BY THE PENN CENTRAL CORPORATION, ET AL, DATED APRIL 3, 1981 AND RECORDED AS DOCUMENT NO. 26017406, AND AS AMENDED BY DOCUMENT 26382162 FOR THE PURPOSE OF PEDESTRIAN INGRESS AND EGRESS ON, OVER AND THROUGH AN ENCLOSED CORRIDOR, AT LEAST 20 FEET WIDE, ALONG THE GEOGRAPHIC CENTER (PLUS OR MINUS 5 FEET) ON A STRAIGHT LINE FROM THE NORTH BOUNDARY LINE TO THE SOUTH BOUNDARY LINE OF THE FOLLOWING DESCRIBED REAL ESTATE LOCATED NORTH OF AND ADJOINING THE LAND, SAID CORRIDOR TO BE IN THE “CHICAGO BOARD OF OPTIONS EXCHANGE (CBOE) BUILDING” AND ANY IMPROVEMENTS CONSTRUCTED ON SAID ADJOINING LAND FROM TIME TO TIME:

THAT PART OF PETER TEMPLE’S SUBDIVISION OF BLOCK 99, AND THAT PART OF THE SUBDIVISION OF BLOCK 114 (TAKEN AS A TRACT, INCLUDING VACATED ALLEYS) ALL IN THE SCHOOL SECTION ADDITION TO CHICAGO, IN THE NORTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 3 IN THE AFORESAID SUBDIVISION OF BLOCK 114; THENCE SOUTH 0 DEGREES 00 MINUTES 23 SECONDS EAST (ALONG THE EAST LINE OF LOTS 3, 4, 9, 10 AND 15 IN SAID SUBDIVISION OF BLOCK 114) A DISTANCE OF 232.32 FEET; THENCE NORTH 89 DEGREES 48 MINUTES 43 SECONDS WEST (ALONG A LINE DRAWN PARALLEL WITH THE NORTH LINE OF LOT 3 IN SAID SUBDIVISION OF BLOCK 114 AND ALSO PARALLEL WITH THE NORTH LINE OF LOT 1 IN THE AFORESAID PETER

TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 215.19 FEET TO THE WEST LINE OF LOT 13 IN SAID PETER TEMPLE’S SUBDIVISION; THENCE NORTH 0 DEGREES 01 MINUTES 21 SECONDS WEST (ALONG THE WEST LINE OF LOTS 13, 12, 7, 6 AND 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 232.32 FEET TO THE NORTHWEST CORNER OF LOT 1; THENCE SOUTH 89 DEGREES 48 MINUTES 43 SECONDS EAST, 215.25 FEET TO THE HEREINABOVE DESIGNATED POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 3B:

EASEMENT FOR THE BENEFIT OF PARCEL 1, AFORESAID, AS SHOWN ON THE SURVEY OF LAND PREPARED BY SURVEYOR, SURVEY NUMBER N-123180, LAST UPDATED ON MARCH 16, 2000 AS SET FORTH IN THE RECIPROCAL UNDERGROUND CAISSON EASEMENT AGREEMENT RECORDED JULY 15, 1982 AS DOCUMENT 26290689 BETWEEN AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO AS TRUSTEE UNDER TRUST AGREEMENT DATED FEBRUARY 26, 1982 KNOWN AS TRUST NUMBER 54793 AND EXCHANGE NATIONAL BANK OF CHICAGO AS TRUSTEE UNDER TRUST AGREEMENT DATED APRIL 20, 1982 KNOWN AS TRUST NUMBER 39787 GRANTING THE RIGHT, AUTHORITY AND EASEMENT TO CONSTRUCT AND MAINTAIN, IN CONNECTION WITH THE CONSTRUCTION OF THE BUILDING LOCATED ON PARCEL 1, UNDERGROUND CAISSONS WHICH ENCROACH UPON A PORTION OF THE UNDERGROUND WHICH UNDERLIES PARCEL 3, NOT TO EXTEND NORTH OF A LINE WHICH LIES THREE FEET NORTH OF AND PARALLEL TO THE SOUTH BOUNDARY OF PARCEL 3 NOR BE CONSTRUCTED ABOVE A HORIZONTAL PLANE WHOSE UNDERGROUND DEPTH LEVEL IS THE LOWER OF THIRTY FIVE FEET BELOW CHICAGO CITY DATUM, OR TEN FEET BELOW THE BOTTOM OF ANY PORTION OF THE FOUNDATION OF THE CBOE BUILDING WHICH LIES ON PARCEL 3 AT OR SOUTH OF A LINE LYING THREE FEET NORTH OF AND PARALLEL TO THE SOUTH BOUNDARY OF PARCEL 3, FALLING WITHIN THE FOLLOWING DESCRIBED REAL ESTATE:

THAT PART OF PETER TEMPLE’S SUBDIVISION OF BLOCK 99, AND THAT PART OF THE SUBDIVISION OF BLOCK 114 (TAKEN AS A TRACT, INCLUDING VACATED ALLEYS) ALL IN THE SCHOOL SECTION ADDITION TO CHICAGO, IN THE NORTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 3 IN THE AFORESAID SUBDIVISION OF BLOCK 114; THENCE SOUTH 0 DEGREES 00 MINUTES 23 SECONDS EAST (ALONG THE EAST LINE OF LOTS 3, 4, 9, 10 AND 15 IN SAID SUBDIVISION OF BLOCK 114) A DISTANCE OF 232.32 FEET; THENCE NORTH 89

DEGREES 48 MINUTES 43 SECONDS WEST (ALONG A LINE DRAWN PARALLEL WITH THE NORTH LINE OF LOT 3 IN SAID SUBDIVISION OF BLOCK 114 AND ALSO PARALLEL WITH THE NORTH LINE OF LOT 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 215.19 FEET TO THE WEST LINE OF LOT 13 IN SAID PETER TEMPLE’S SUBDIVISION; THENCE NORTH 0 DEGREES 01 MINUTES 21 SECONDS WEST (ALONG THE WEST LINE OF LOTS 13, 12, 7, 6 AND 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 232.32 FEET TO THE NORTHWEST CORNER OF LOT 1; THENCE SOUTH 89 DEGREES 48 MINUTES 43 SECONDS EAST, 215.25 FEET TO THE HEREINABOVE DESIGNATED POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 3C:

OPTIONS FOR EASEMENTS FOR THE BENEFIT OF PARCEL 2, AFORESAID, AS SHOWN ON THE SURVEY OF LAND PREPARED BY SURVEYOR, SURVEY NUMBER N-123180, LAST UPDATED ON MARCH 16, 2000, AS SET FORTH IN GRANT OF EASEMENTS, OPTIONS FOR EASEMENTS, OPTION TO LEASE AND DECLARATION OF COVENANTS AND RESTRICTIONS CONTAINED IN INSTRUMENT RECORDED APRIL 1, 1981 AS DOCUMENT 25824625 AND FIRST AMENDMENT RECORDED AS DOCUMENT 26363994 MADE BY AND BETWEEN THE PENN CENTRAL CORPORATION, WILLIAM M. GIBBONS, TRUSTEE OF THE PROPERTY OF CHICAGO, ROCK ISLAND AND PACIFIC RAILROAD COMPANY AND THE REGIONAL TRANSPORTATION AUTHORITY FOR:

(A) AN INTERIOR PEDESTRIAN EASEMENT ON, OVER AND THROUGH A STRIP OF PROPERTY TWENTY FEET WIDE, ALONG THE GEOGRAPHIC CENTER OF PARCEL 3 (PLUS OR MINUS FIVE FEET OF THE GEOGRAPHIC CENTER THEREOF) ON A STRAIGHT LINE FROM THE NORTH BOUNDARY OF PARCEL 3 TO THE SOUTHERN BOUNDARY OF PARCEL 3 AND;

(B) A STREET GRADE PEDESTRIAN EXTERIOR EASEMENT ALONG THE EAST OR WEST LINES OF PARCEL 3, FALLING WITHIN THE FOLLOWING DESCRIBED REAL ESTATE:

THAT PART OF PETER TEMPLE’S SUBDIVISION OF BLOCK 99, AND THAT PART OF THE SUBDIVISION OF BLOCK 114 (TAKEN AS A TRACT, INCLUDING VACATED ALLEYS) ALL IN THE SCHOOL SECTION ADDITION TO CHICAGO, IN THE NORTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 3 IN THE AFORESAID SUBDIVISION OF BLOCK 114; THENCE SOUTH 0 DEGREES 00 MINUTES 23 SECONDS EAST (ALONG THE EAST LINE OF LOTS 3, 4, 9, 10 AND 15 IN SAID

SUBDIVISION OF BLOCK 114) A DISTANCE OF 232.32 FEET; THENCE NORTH 89 DEGREES 48 MINUTES 43 SECONDS WEST (ALONG A LINE DRAWN PARALLEL WITH THE NORTH LINE OF LOT 3 IN SAID SUBDIVISION OF BLOCK 114 AND ALSO PARALLEL WITH THE NORTH LINE OF LOT 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 215.19 FEET TO THE WEST LINE OF LOT 13 IN SAID PETER TEMPLE’S SUBDIVISION; THENCE NORTH 0 DEGREES 01 MINUTES 21 SECONDS WEST (ALONG THE WEST LINE OF LOTS 13, 12, 7, 6 AND 1 IN THE AFORESAID PETER TEMPLE’S SUBDIVISION OF BLOCK 99) A DISTANCE OF 232.32 FEET TO THE NORTHWEST CORNER OF LOT 1; THENCE SOUTH 89 DEGREES 48 MINUTES 43 SECONDS EAST, 215.25 FEET TO THE HEREINABOVE DESIGNATED POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 4:

EASEMENTS FOR THE BENEFIT OF PARCELS 1 AND 2, AFORESAID, AS SHOWN ON THE SURVEY OF LAND PREPARED BY SURVEYOR, SURVEY NUMBER N-123180, LAST UPDATED ON MARCH 16, 2000 AS SET FORTH IN PARAGRAPH 1(B) (III) OF THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR THE ESTABLISHMENT OF EXCHANGE CENTER PLAZA AND GRANT OF EASEMENT FOR UNDERGROUND PARKING GARAGE EXECUTED BY THE CITY OF CHICAGO, ET AL, DATED APRIL 11, 1983 RECORDED APRIL 14, 1983 AS DOCUMENT 26569966, AS SUPPLEMENTED BY SUPPLEMENT DATED AUGUST 2, 1984 RECORDED AUGUST 7, 1984 AS DOCUMENT 27204188 FOR THE PURPOSE OF THE CONSTRUCTION, OPERATION AND MAINTENANCE OF AN UNDERGROUND PARKING GARAGE, ACCESS RAMPS AND UTILITY LINES ON THE FOLLOWING DESCRIBED PARCEL:

THAT PART OF BLOCK 99 IN SCHOOL SECTION ADDITION TO CHICAGO IN THE NORTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, BEING A TRACT LYING BELOW PLUS 22.0 FEET, CHICAGO CITY DATUM, SAID TRACT BEING DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF LOT 1 IN PETER TEMPLE’S SUBDIVISION OF THE AFORESAID BLOCK 99; THENCE NORTH 89 DEGREES 48 MINUTES 43 SECONDS WEST, 40.00 FEET TO THE NORTHEAST CORNER OF LOT 1 IN COLE’S SUBDIVISION OF PART OF SAID BLOCK 99; THENCE CONTINUING NORTH 89 DEGREES 48 MINUTES 43 SECONDS WEST, 85.83 FEET ALONG THE NORTH LINE OF SAID LOT 1 IN COLE’S SUBDIVISION AND ALONG THE NORTH LINE OF LOTS 1 AND 2 IN THE ASSESSOR’S DIVISION OF PART OF SAID BLOCK 99 AND ALONG THE NORTH LINE OF MICAJAH GLASCOCK’S SUBDIVISION OF PART OF SAID BLOCK 99 TO A POINT; THENCE SOUTH 0

DEGREES 02 MINUTES 07 SECONDS EAST, 367.05 FEET TO THE POINT OF INTERSECTION WITH THE WESTERLY EXTENSION OF A LINE DRAWN FROM A POINT ON THE EAST LINE OF LOT 22, IN THE SUBDIVISION OF BLOCK 114 IN THE AFORESAID SCHOOL SECTION ADDITION TO CHICAGO, SAID POINT BEING 31.98 FEET NORTH OF THE SOUTHEAST CORNER OF SAID LOT 22 TO A POINT ON THE WEST LINE OF LOT 24, IN THE AFORESAID PETER TEMPLE’S SUBDIVISION, SAID POINT BEING 31.18 FEET NORTH OF THE SOUTHWEST CORNER OF SAID LOT 24; THENCE NORTH 89 DEGREES 55 MINUTES 58 SECONDS EAST ALONG SAID WESTERLY EXTENSION, 125.75 FEET TO THE WEST LINE OF SAID LOT 24; THENCE NORTH 0 DEGREES 01 MINUTES 21 SECONDS WEST, 366.49 FEET ALONG THE WEST LINE OF LOTS 24, 19, 18, 13, 12, 7, 6 AND 1 IN SAID PETER TEMPLE’S SUBDIVISION TO THE HEREINABOVE DESCRIBED POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 5:

LOTS 1, 2 AND 3 IN COLE’S SUBDIVISION OF PART OF BLOCK 99 AND THAT PART OF LOTS 1 AND 2 IN ASSESSOR’S DIVISION OF PART OF BLOCK 99 LYING NORTH OF A STRAIGHT LINE DRAWN FROM THE NORTHWEST CORNER OF LOT 4 IN COLE’S SUBDIVISION AS AFORESAID TO A POINT IN THE WEST LINE OF SAID LOT 2 IN SAID ASSESSOR’S DIVISION WHICH POINT IS 125.53 FEET SOUTH OF THE NORTHWEST CORNER OF SAID LOT 2 ALL IN BLOCK 99 IN SCHOOL SECTION ADDITION TO CHICAGO IN THE NORTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PIN#: 17-16-241-025
PIN#: 17-16-241-049
PIN#: 17-16-242-018
PIN#: 17-16-242-019
PIN#: 17-16-242-020
PIN#: 17-16-242-022
PIN#: 17-16-242-023
PIN#: 17-16-242-024

440 South LaSalle Street, Chicago, IL

EXHIBIT B

SUMMARY OF RESERVES

Reserve Items	Initial Deposit Amount	Monthly Installment Amount
Basic Carrying Costs
• Taxes	$0	$ TBD
• Insurance Premiums	$0	$ TBD
Initial Engineering Deposits
• Immediate Repairs	$0	Not Applicable
• Environmental Remediation	$0
Recurring Replacement Reserve Monthly Installment	$4,000,000.00	$16,988.75
Reletting Reserve	$7,000,000.00	Not Applicable
Underwritten Rent	$2,878,715.00	Not Applicable
Designated Lease Escrow	$1,627,794.00	Not Applicable

EXHIBIT C

Intentionally Omitted

EXHIBIT D

Required Engineering Work

None.

EXHIBIT E

Form of Direction Letter

One Financial Place Property LLC

c/o Beacon Capital Partners, LLC

One Federal Street, 26th Floor

Boston, Massachusetts 02110

July    , 2006

To:                              All Tenants

Re:                               Your lease (the “Lease”) at that certain property located at One Financial Place, Chicago, Illinois (the “Property”)

Ladies and Gentlemen:

This letter shall constitute notice to you that One Financial Place Property LLC, a Delaware limited liability company and the landlord under your Lease (“Landlord”) has granted a security interest in the Lease and all rents, additional rent and all other monetary obligations to the landlord thereunder (collectively, “Rent”) in favor of its lender, Wachovia Bank, National Association (“Lender”) to secure certain of Landlord’s obligations to Lender. Landlord hereby instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to pay all Rent payable pursuant to the Lease to ONE FINANCIAL PLACE PROPERTY LLC at the following address:

Standard Mail:

One Financial Place Property LLC

3083 Collections Center Drive

Chicago, IL  60693

Overnight Mail:

Bank of America Lockbox Services

3083 Collections Center Drive

Chicago, IL  60693

Or, if you prefer to pay by wire transfer, please direct the wire for Rent to:

Bank of America

ABA # 026-009-593

Acct. Name: One Financial Place Property LLC-Rent
Acct. # 00-460-693-0729
Please be sure to reference Tenant’s Name in all wires

Landlord hereby instructs and authorizes you to disregard any and all previous notices sent to you in connection with all parking charges, if any, payable pursuant to the Lease (the “Parking Rent”) and hereafter to pay all Parking Rent to ONE FINANCIAL PLACE PROPERTY LLC at the following address:

Standard Mail:

One Financial Place Property LLC

3163 Collections Center Drive

Chicago, IL  60693

Overnight Mail:

Bank of America Lockbox Services

3163 Collections Center Drive

Chicago, IL  60693

Or, if you prefer to pay by wire transfer, please direct the wire for Parking Rent to:

Bank of America

ABA # 026-009-593

Acct. Name: One Financial Place Property LLC-Parking

Acct. # 00-460-693-0732

Please be sure to reference Tenant’s Name in all wires

Please take particular care in making your checks payable to One Financial Place Property LLC because only checks made payable to One Financial Place Property LLC will be credited against sums due by you to Landlord. Until otherwise advised in writing by Landlord and Lender (or its successor), you should continue to make your payments for rent and other sums as directed by the terms of this letter.

[Remainder of page intentionally left blank]

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Thank you in advance for your cooperation.

Very truly yours,

LANDLORD:

ONE FINANCIAL PLACE PROPERTY LLC,
a Delaware limited liability company

By:	BCSP IV Illinois Manager LLC,
a Delaware limited liability company,
its manager

	By:	BCSP IV U.S. Investments, L.P.,
a Delaware limited partnership,
its sole member

		By:	BCSP REIT IV, Inc.,
a Maryland corporation,
its general partner

By:
Name: Nancy J. Broderick
Title: Managing Director

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EXHIBIT F

Underwritten Rent

Month	Amount

August, 2006	$359,839.37

September, 2006	$359,839.37

October, 2006	$359,839.37

November, 2006	$359,839.37

December, 2006	$359,839.37

January, 2007	$359,839.37

February, 2007	$359,839.37

March, 2007	$359,839.37

EXHIBIT G

Designated Leases

Tenant		Document	Date
1.	Merrill Lynch, Pierce, Fenner and Smith, Inc.	7th Amendment to Lease	3/31/2006
	Merrill Lynch, Pierce, Fenner and Smith, Inc.	6th Amendment to Lease	12/1/2004
	Merrill Lynch, Pierce, Fenner and Smith, Inc.	5th Amendment to Lease	1/16/2004
	Merrill Lynch, Pierce, Fenner and Smith, Inc.	4th Amendment to Lease	12/24/1998
	Merrill Lynch, Pierce, Fenner and Smith, Inc.	3rd Amendment to Lease	1/19/1995
	Merrill Lynch, Pierce, Fenner and Smith, Inc.	2nd Amendment to Lease	12/1/1989
	Merrill Lynch, Pierce, Fenner and Smith, Inc.	1st Amendment to Lease	4/15/1986
	Merrill Lynch, Pierce, Fenner and Smith, Inc.	Lease	12/30/1983

2.	Bullwinkle & Associates	2nd Amendment to Lease	8/31/2004
	Bullwinkle & Associates	1st Amendment to Lease	8/31/1999
	Bullwinkle & Associates	Lease	5/1/1996

3.	Essex Radez, L.L.C.	Storage Space Lease	5/1/2006
	Essex Radez, L.L.C.	Lease	12/01/2005

4.	G Bar L.P.	Lease	9/15/2005

5.	Group One Trading, L.P.	1st Amendment to Lease	12/27/2004
	Group One Trading, L.P.	Lease	2/22/2000

6.	Kforce, Inc. (f/k/a Hall, Kinion & Associates, Inc.)	1st Amendment to Lease	11/29/2001
	Kforce, Inc. (f/k/a Hall, Kinion & Associates, Inc.)	Lease	7/31/1997

7.	Midwest Generation EME, LLC.	2nd Amendment to Lease	6/1/2004

	Midwest Generation EME, LLC.	Antenna License Agreement	4/1/2003
	Midwest Generation EME, LLC.	1st Amendment to Lease	12/12/2001
	Midwest Generation EME, LLC.	Lease	8/18/1999

8.	Spot Trading, LLC.	Amended and Restated Lease	1/31/2006
	Spot Trading, LLC.	Lease	9/15/2005

9.	Sunset Securities, LLC.	Lease	2/10/2006

ii

v

EXHIBITS

EXHIBIT A	Legal Description of Premises
EXHIBIT B	Summary Of Reserves
EXHIBIT C	Intentionally Omitted
EXHIBIT D	Required Engineering Work
EXHIBIT E	Form of Direction Letter
EXHIBIT F	Underwritten Rent
EXHIBIT G	Designated Leases